As filed with the U.S. Securities and Exchange Commission on February 10, 2026

Registration No. 333-291560

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________________

VERI MEDTECH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

________________________________

Delaware	7374	33-2891877
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 ________________________________

1660 International Dr., Ste. 600

Mclean, Virginia 22101

Tel.: 1-202-410–7411

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

 ________________________________

Corporate Creations Network

1521 Concord Pike Suite 201

Wilmington, DE 19803

(561) 694-8107

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________

Copies to:

Clifford J. Hunt, Esquire Law Office of Clifford J. Hunt, P.A. 8200 Seminole Boulevard Seminole, Florida 33772 (727) 471-0444	Joseph M. Lucosky, Esquire Soyoung Lee, Esquire Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 (732) 395-4400

________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DRAFT DATED FEBRUARY 10, 2026

PRELIMINARY PROSPECTUS

[●] Shares of Common Stock

Veri Medtech Holdings, Inc.

This is a firm commitment public offering (the “Offering”) of shares of the Common stock, par value $0.0001 per share ( “Common Stock”) of Veri Medtech Holdings, Inc. (“VERI”), a Delaware corporation. There is a limited public trading market for our Common Stock. We are offering up to [●] shares of our Common Stock. We currently estimate that the public offering price will be between $[●] to $[●] per share with a $[●] assumed initial public offering price (which is the midpoint of the $[●] to $[●] range.

Our Common Stock is quoted on the OTCID Market (“OTCID”) under the ticker symbol “VRHI.” As of December 5, 2025, the last reported price of our Common Stock was $1.60 per share at market close. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We intend to apply to list our Common Stock on The NYSE American Market under the symbol “VRHI”. No assurance can be given that our application will be approved. If shares of our Common Stock are not approved for listing on the NYSE American Market, we will not consummate this offering.

We are a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Following the completion of the Offering, Company executives will hold more than 50% of the total voting power of the Company and therefore, the Company will be deemed a “controlled company” under applicable NYSE rules. However, the Company does not intend to rely on the corporate governance exemptions typically afforded to “controlled companies” following the Offering under applicable SEC and NYSE rules, including exemptions with respect to a majority of independent directors on the board, an independent compensation committee and the nomination of directors by independent directors or by a committee consisting of independent directors. Instead, the Company intends to voluntarily comply fully with these corporate governance requirements as prescribed by NYSE rules.

We are a holding company and conduct all our operations through our subsidiaries. The Common Stock offered in this offering are shares of the holding company. Investors of our Common Stock should be aware that the Common Stock do not represent or constitute equity interests in our subsidiaries.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE ____ OF THIS PROSPECTUS. INVESTORS SHOULD ONLY CONSIDER AN INVESTMENT IN THESE SECURITIES IF THEY CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Underwriter’s Warrants (2)	$	$
Proceeds to us before offering expenses (3)	$	$

(1)

In addition to the underwriting discounts and commissions, we have agreed to reimburse the underwriter for certain expenses, including a corporate finance fee equal to 2% of the gross proceeds we receive in this offering. See “Underwriting” on page 79 of this prospectus for a description of these arrangements.

(2)

The Underwriter’s Warrants will represent the right to purchase 8% of the aggregate number of shares of Common Stock sold in this offering, excluding the overallotment option, at an exercise price equal to 110% of the offering price per share

(3)

We estimate the total expenses of this offering will be approximately $_______. Upon closing, we have also agreed to reimburse up to $150,000 of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We have granted the underwriter a 45-day option to purchase up to _____________ additional shares of our Common Stock at the initial public offering price less applicable underwriting discounts. The amount of offering proceeds to us presented in the table above does not give effect to any exercise of this over-allotment option (if any). See “Underwriting” on page 80 of this prospectus for a description of these arrangements.

The underwriter expects to deliver our shares to purchasers in this offering on or about             , 2026, subject to satisfaction of customary closing conditions.

Lead Bookrunning Manager

N E T W O R K  1  F I N A N C I A L

S   E   C   U   R   I   T   I   E   S,   I   N   C

The date of this prospectus is ___, 2026

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

•	statements relating to projected growth and management’s long-term performance goals;
•	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
•	statements relating to our business and growth strategies; and
•	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

•	our current and anticipated cash needs and our need for additional financing;
•	federal, state and foreign regulatory requirements;
•	our ability to develop and commercialize our products and services;
•	our ability to enter into agreements to implement our business strategy;
•	our ability to maintain exclusive rights with respect to our licensed technology;
•	our ability to protect our intellectual property;
•	our ability to obtain and maintain an adequate level of insurance;
•	the effects of competition in our market areas;
•	our reliance on certain key personnel;
•	further sales or other dilution of our equity, which may adversely affect the market price of our Common Stock; and
•	other factors and risks described under “Risk Factors” beginning on page 11 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Certain Terms Used in this Prospectus

All references in this prospectus to:

•

 “Veri Medtech Holdings, Inc.,” “VERI,” “Veri Medtech Holdings,” the “Company,” “us,” “we,” “our,” or “ours” or like terms when used in the present tense or prospectively refer to Veri Medtech Holdings, Inc. and its subsidiaries, including our wholly-owned subsidiaries, Veriheal Inc., a Wyoming corporation, DosePop Inc. (f/k/a “Verinew”), a Delaware corporation and Alternative Medical Clinic LLC, a Delaware limited liability company. Veri Medtech Holdings, Inc. is the issuer in this offering.

OTHER INFORMATION

Our website address is www.VeriMedtech.com. We expect to make our periodic reports and other information filed with or furnished to the Securities Exchange Commission (“SEC”), available free of charge through a link on our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2024 and 2023 are sometimes referred to herein as fiscal years 2024 and 2023, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Prior to purchasing our securities in this offering, we strongly urge each potential investor to obtain legal and tax advice as to the potential tax and other effects to the investor as a result of purchasing such securities.

Unless the context of this prospectus indicates otherwise, the terms “Veri Medtech Holdings,” “the Company,” “we,” “us” or “our” refer to Veri Medtech Holdings, Inc. and our subsidiaries and the number of shares of Common Stock to be outstanding after this offering excludes shares issuable upon any exercise of the underwriter warrants offered by this prospectus.

BUSINESS SUMMARY

We conduct our business through our wholly-owned subsidiaries. Our subsidiary, Veriheal, Inc. (“Veriheal”) was founded in the state of Delaware on November 17, 2017 and redomiciled in state of Wyoming in January 2026, by Joshua Green and Samuel Adetunji to provide concierge services to patients seeking prescription cards for medical marijuana.

Veri Medtech Holdings serves as a holding company for operating wholly owned subsidiaries:

•	Veriheal Inc. was formed in the state of Delaware on November 17, 2017 and redomiciled in state of Wyoming in January 2026
•	DosePop Inc. (f/k/a “Verinew”) was formed in the state of Delaware on June 23, 2023
•	Alternative Medical Clinic LLC was formed in the state of Delaware on April 28, 2023

Via our wholly-owned subsidiary, Veriheal, we offer medical marijuana patients a user-friendly experience on our company developed healthcare technology platform to speak with doctors directly. Patients can locate a physician on our platform and use the scheduling tool to set an appointment. Once we receive the approval or prescription from the patient’s physician, we then complete the required paperwork for submission to the relevant state for the medical marijuana recommendation.

We provide services through our platform in the following states:

•	Alaska	•	Massachusetts
•	Arizona	•	Michigan
•	Arkansas	•	Minnesota
•	California	•	Mississippi
•	Colorado	•	Missouri
•	Connecticut	•	Montana
•	Delaware	•	Nevada
•	District of Columbia	•	New Jersey
•	Florida	•	New York
•	Georgia	•	North Carolina
•	Hawaii	•	North Dakota
•	Illinois	•	Ohio
•	Iowa	•	Oklahoma
•	Kansas	•	Pennsylvania
•	Kentucky	•	Texas
•	Louisiana	•	Vermont
•	Maine	•	Virginia
•	Maryland	•	Washington
		•	West Virginia

Our websites are located at www.veriheal.com, www.Dosepop.com and VeriMedtech.com. Information on our website is not part of this prospectus or the offering.

Our principal executive offices are located at 1660 International Dr., Suite 600, McLean, VA 22102, and our telephone number is 1-202-410–7411.

We also operate at the following locations:

•	1700 East 17th Avenue, Denver, CO, 80218
•	3500 E Fletcher Ave., suite 509, Tampa, FL 33613

We recently introduced a personalized consultation service on our platform that provides 15 and 25 minute one-on-one online sessions with patients and physicians or certified experts. These consults meet the desires of patients seeking information and more education about how they can best incorporate medical cannabis in their lives to an optimal benefit. The consultations are often centered around terpene and cannabinoid products. Additionally, like a nutritionist or a dietician, the Company’s coaches provide a personalized action plan for patients and answer any queries. The consultations are priced according to the time spent with the specialist and can be booked at any point in time as they are not tied to any medical cannabis certification.

Revenue

We generate revenue primarily from our medical marijuana card services and charge a fee ranging from approximately $100 to $200 for each card and annual renewals. We have generated revenue of approximately $17 million and $22 million from our medical marijuana cards services during the years ended December 31, 2024, and 2023, respectively. We reported a net income (loss) of approximately ($409,000) and $3,530,000 for the years ended December 31, 2024 and 2023, respectively.

Marketing

We use a combination of radio and digital advertising and our websites to generate customer inquiries. We acquired MarijuanaDoctors.com for $3,000,000 in 2022, and the website now serves as a patient generation source for our customers. We also use social media such as Instagram, Facebook, TikTok, and Pinterest to build our brand and grow our patient base.

Target Markets

Our core target demographic is made up of middle-class Americans that earn on average $40,000 annually in household income and are over 18 years old. Some states restrict medical cannabis use to 21 years or older only. As per a recent study, a typical medical cannabis patient is between the age of 24 – 42 years old.

Employees

Each of our officers provide full-time employment hours. As of the date of this prospectus, there were 25 full-time employees that serve in the following departments:

•	Management	•	Information Technology
•	Finance	•	Marketing
•	Sales	•	Human Resources

We also use the services of additional advisors and consultants on an as-needed basis to perform outsourced tasks. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relationship with our employees to be good.

Raw Materials

We do not use raw materials in our business.

Research and Development

We do not use research and development in our business.  The main development is continually adding functionality to our platform.

Intellectual Property

We hold the following trademarks and tradenames: Veriheal DosePop and Verinew.  We also protect our intellectual property through, among other things, a combination of trade secrets, know-how, trademarks, and confidentiality agreements.

Insurance

We have liability insurance of $3M million for liabilities arising from our operations. There can be no assurance that all potential liabilities will be covered by insurance or that the insurance coverage will be adequate.

Properties

As of the date of this prospectus, we occupy the following properties:

•	1660 International Dr., Suite 600, McLean, VA 22102 | Lease, 300sqft, Annual Rent of approximately $24,000,
•	1700 East 17th Avenue, Denver, CO, 80218| Lease, 3000sqft, Annual Rent of $180,000,
•	3500 E Fletcher Ave., Suite 509, Tampa, FL 33613, Annual Rent of approximately $22,000.

We believe this space is sufficient to meet our needs. We do not anticipate any significant difficulties in obtaining any additional space if needed.

Environmental Compliance

Compliance with environmental laws has not had, nor do we expect such compliance will have, any material adverse effect upon our capital expenditures, net income, or competitive position. We believe that we are not subject to any material costs for compliance with any environmental laws.

Dependence on a Few Customers

We are not dependent on one or a few customers. We do not expect to be so in the future.

Seasonality

Our business, as well as the industry in which we operate, is not seasonal.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or

•	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of:

•	the last day of the fiscal year in which we have $1.235 billion or more in annual revenues as referenced in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”);

•

the date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of our most recently completed second fiscal quarter);

•	the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended,  for complying with new or revised accounting standards. However, we have irrevocably opted out of the extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates in which adoption of such standards is required for other public companies.

Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has shareholders’ deficit, accumulated deficit and working capital deficit, of approximately $2,405,000, $2,521,000 and $2,514,000 respectively, at December 31, 2024 and has a net loss in 2024 of approximately $409,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company reported a net loss of approximately $1,305,000 for the nine months ended September 30, 2025. Notwithstanding this result, the Company continues to generate revenue and maintain active operations across its core business segment. Based on current forecasts and available cash as of September 30, 2025, the Company may require additional capital to fully support its planned growth initiatives and capital expenditures over the next twelve months.

Corporate Information

Our corporate headquarters are located at 1660 International Dr., Ste. 600, Mclean, Virginia 22101. Our telephone number is 1-202-410–7411. We maintain certain information on our website at www.VeriMedtech.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

Summary of Risk Factors

The summary below provides an overview of many of the risks we face, and a more detailed discussion of risks is set forth below in the section entitled “Risk Factors”. Consistent with the foregoing, the risks we face include, but are not limited to, the following:

•	Our limited operating history makes it difficult to evaluate our current business and future prospects, and our recent success may not be indicative of our future results of operations.

•

Our business and operations have experienced periods of rapid growth, and if we do not appropriately manage future growth, if any, or are unable to improve our systems and processes, our business, financial condition and results of operations will be adversely affected.

•

If we are unable to attract new clients or continue to broaden our existing clients’ use of our solutions, our business, financial condition and results of operations could be materially and adversely affected.

•	Growth of our business will depend on a strong brand and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of clients.

•	We may not accurately predict the long-term rate of client subscription renewals or adoption of our solutions, or any resulting impact on our revenues or results of operations.

•

We leverage third-party software, content and services for use with our solutions. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software, content or services, could cause delays, errors or failures of our solutions, increases in our expenses and reductions in our sales, which could materially and adversely affect our business, financial condition and results of operations.

•

If we are unable to effectively integrate our solutions with other systems used by our clients, or if there are performance issues with such third-party systems, our solutions will not operate effectively, and our business, financial condition and results of operations could be materially and adversely affected.

•	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

•

We derive all of our revenues from clients in the healthcare technology, telemedicine and alternative medicine industry, and any downturn, consolidation or decrease in healthcare spend in these industries could materially and adversely affect our business, financial condition and results of operations.

•

A breach or other compromise of our security measures or those of third parties we rely on could result in unauthorized access to personal information about our clients’ customers and other individuals and other data or disruptions to our systems or operations, which could materially and adversely impact our reputation, business, financial condition and results of operations.

•

Our failure to comply with laws and regulations applicable to us as a telemedicine, alternative medicine healthcare technology service provider could materially and adversely affect our business, financial condition and results of operations, increase costs and impose constraints on the way we conduct our business.

•

Privacy and data security concerns, data collection and transfer restrictions, contractual obligations and U.S. and foreign laws, regulations and industry standards related to data privacy, security and protection could limit the use and adoption of our healthcare technology platforms and materially and adversely affect our business, financial condition and results of operations.

•	Our quarterly and annual results of operations are likely to fluctuate in future periods.

•	Our sales cycle can be unpredictable, time-consuming and costly, which could materially and adversely affect our business, financial condition and results of operations.

•	Because competition for key employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our operations and future growth.

•	Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

•

Claims by others that we infringe, misappropriate or otherwise violate their proprietary technology or other rights could have a material and adverse effect on our business, financial condition and results of operations.

Summary of the Offering

Total Common Stock offered by the Company	[●] shares of Common Stock
Shares of Common Stock outstanding immediately before this offering:	20,000,003

Shares of Common Stock outstanding immediately after this offering (1)	[●]

Over-allotment Option	We have granted the representative of the underwriters a 45-day option to purchase up to an additional [●] shares of our common stock at the public offering price to cover over-allotments, if any.

Use of proceeds

We expect to receive approximately $[●] of gross proceeds, based upon the assumed offering price of $[●] per share, and after deducting the underwriting discount of $[●], we expect to receive approximately $[●]. If the underwriters fully exercise their right to purchase additional shares of Common Stock, we estimate that we will receive gross proceeds of $[●] from the sale of the Common Stock and net proceeds of $[●]after deducting $[●] for underwriting discounts and commissions. The Company will use the proceeds of this offering to fund organic and acquisitive growth and other uses as described in the “Use of Proceeds” section.

Please read “Use of Proceeds.”

Listing and trading symbol

Our stock is presently listed on the OTCID Market under the symbol “VRHI” and there is a limited public market for our stock. We have applied for a listing on the NYSE American Market under the symbol “VRHI”.

Lock-Up

We, our directors, executive officers, and holders of more than [10%] of the outstanding shares of our Common Stock have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days after the date of this prospectus. See “Underwriting”.

Underwriter’s Warrants

We have agreed to issue to the representative of the underwriters or its designees at the closing of this offering, warrants to purchase the number of shares of our common stock equal to 8% of the aggregate number of shares sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the commencement of sales in this offering. The exercise price of the Representative’s Warrants will equal [●]% of the initial public offering price per share, subject to adjustments. See “Underwriting”.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our Common Stock.

(1) The number of shares of Common Stock that will be outstanding after this offering set forth above ([●] shares) is based upon 20,000,003 shares of Common Stock outstanding as of February 10, 2026, but does not include the exercise by the underwriter of its option to purchase additional Shares.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to our Business and Industry

The Company has limited operating history, limited working capital, and is in the initial commercialization stage.

We began offering services in 2017 through our subsidiary Veriheal, Inc. Since that time, our business has expanded. The Company’s business is subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, limited capital, need to expand its workforce, unanticipated costs, uncertain markets, adverse changes in technology.  If the Company’s revenues grow more slowly than it anticipates or if its operating expenses exceed expectations, the Company’s financial performance will be adversely affected.  The Company’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot assure investors that it will be successful in addressing the risks it may encounter, and its failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations. Failure of the Company to meet its objectives would have a material adverse effect on the Company and its operations.  In particular, insufficient market demand would have a material adverse effect on the Company’s business, financial condition and results of operations.

Our limited operating history and evolving business make it difficult to evaluate our current business and future prospects and plan for our future growth. We have encountered and will continue to encounter significant risks and uncertainties frequently experienced by new and growing companies in rapidly changing and heavily regulated industries, such as attracting new customers and healthcare providers (sometimes referred to herein as “providers”), to our platform, retaining our customers, competition from other companies, whether online healthcare providers or traditional healthcare providers, hiring, integrating, training and retaining skilled personnel, verifying the identity of customers and credentials of providers serving our customers, unforeseen expenses, challenges in forecasting accuracy, and new or adverse regulatory developments affecting the use of healthcare technology, or other aspects of the healthcare industry. Additional risks include our ability to effectively manage growth and process, store, protect, and use personal data in compliance with governmental regulation, contractual obligations, and other legal obligations related to privacy and security. If our assumptions regarding these and other similar risks and uncertainties that relate to our business, which we use to plan our business, are incorrect or change as we gain more experience operating our platform or expand into the treatment of new conditions, or if we do not address these challenges successfully, our operating and financial results could differ materially from our expectations and our business could suffer. Similar risks apply to our subsidiary cloud-based software as a service business that is exposed to many of the risks typically experienced by a new and growing company including ability to attract new customers, entrance of competitors, and other risk factors.

The healthcare technology market is immature and volatile, and if it does not develop as we hope it will, the growth of our business will be harmed.

With respect to our healthcare technology services, the healthcare technology market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on the willingness of our customers to use, and to increase the frequency and extent of their utilization of, our healthcare technology platform, as well as on our ability to continue to grow our existing business. Negative publicity concerning our platform or the healthcare technology market as a whole, could limit market acceptance of our product. If our customers do not perceive the benefits of our healthcare technology product and services, or if our product does not drive customer retention, then our market may not develop, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns, negative publicity regarding patient confidentiality and privacy in the context of healthcare technology could limit market acceptance of our healthcare services. If any of these events occurs, it could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to expand the scope of our services, including the number and quality of healthcare providers, and the number of individuals being treated through our platform, our business and results of operations may be materially and adversely affected.

We provide customers with access to healthcare technology-based medical consultations with providers, and cannabis products prescribed by the providers for specific medical conditions. In order for our business to continue growing and expanding, we need to continue expanding our customer base and services we offer our customers, including healthcare technology consultations. Additionally, changes in laws and regulations (or enforcement thereof) could impact the usefulness of our platform and could necessitate changes or modifications to our platform or services to accommodate such changes. In addition, we may lose existing customers who choose a competitor’s products and services. This could result in a temporary or permanent revenue shortfall and adversely affect our business.

If we are unable to successfully market to new customers and retain existing customers or healthcare laws prevent or limit our marketing activities, our business and results of operations could be harmed.

We generate revenue from our platform by charging a flat fee for our initial services regarding procurement of medical cannabis cards. There is an annual subscription fee that customers pay if they want to continue to use our services to renew their medical cannabis card. Unless we are able to acquire new customers, and retain existing customers, our business, financial condition, and results of operations may be harmed.

In order to acquire new customers and patients, and to incentivize existing customers and patients to purchase more of our offerings, we use social media platforms, search engine marketing, emails, text messages, influencers, and many other online and offline marketing strategies to reach new customers. State and federal laws and regulations governing the privacy and security of personal information, including healthcare data, are evolving rapidly and could impact our ability to identify and market to potential and existing customers. Similarly, certain federal and state laws regulate, and in some cases limit, the use of discounts, promotions, and other marketing strategies in the healthcare industry. If federal, state, or local laws governing our marketing activities become more restrictive or are interpreted by government authorities to prohibit or limit these activities, our ability to attract new customers and retain customers would be affected and our business could be materially harmed. In addition, any failure, or perceived failure, by us, to comply with any federal, state, or local laws or regulations governing our marketing activities could adversely affect our reputation, brand, and business, and may result in claims, proceedings, or actions against us by governmental entities, consumers, or others, or other liabilities or may require us to change our operations and/or cease using certain marketing strategies.

Changes to social networking or advertising platforms’ terms of use, terms of service, or traffic algorithms that limit promotional communications, impose restrictions that would limit our ability or our customers’ ability to send communications through their platforms, disruptions, or downtime experienced by these platforms or reductions in the use of or engagement with social networking or advertising platforms by customers and potential customers could also harm our business. As laws and regulations rapidly evolve to govern the use of these channels, the failure by us, our employees, or third parties acting at our direction to abide by applicable laws and regulations in the use of these channels could adversely affect our reputation or subject us to fines or other penalties. In addition, our employees or third parties acting at our direction may knowingly or inadvertently make use of social media in ways that could lead to the loss or infringement of intellectual property, as well as the public disclosure of proprietary, confidential or sensitive personal information of our business, employees, consumers or others. Any such inappropriate use of social media, emails and text messages could also cause reputational damage and adversely affect our business.

Additionally, we use emails, phone calls, and text messages to communicate with customers and we collect consumer data, including email addresses and phone numbers, to further our marketing efforts with such consenting consumers. If we fail to adequately or accurately collect such data or if our data collection systems are breached or information therein is misused, our business, financial condition, and results of operations could be harmed. Further, any failure, or perceived failure, by us, or any third parties processing such data, to comply with privacy policies or with any federal or state healthcare, privacy, or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject, or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand, and business, and may result in claims, proceedings, or actions against us by governmental entities, consumers, or others or other liabilities or may require us to change our operations and/or cease using certain data sets.

Our business relies heavily on Facebook, Google, Amazon and many other social networks and search engines for customer acquisition.  Social media platforms enforce strict rules against cannabis-related content, often flagging or removing posts that hint at promotion or usage, even if they comply with community guidelines.  Any changes and restrictions to the advertising policy of these platforms could materially adversely affect our revenue and business.

Our business is highly dependent upon online advertising platforms for promoting our brand and product. Changes to advertising policies by these platforms could restrict or eliminate our ability to run advertisements for our product which would adversely impact our business. Changes in advertising costs could dramatically increase our customer acquisition costs, which could adversely affect profitability and result in us having to raise more capital to grow our business.

If we are unable to expand our marketing infrastructure, we may fail to increase the usage of our platform to meet our forecasts.

Veriheal first launched our healthcare technology platform in 2017. As a result, we have only limited experience marketing our product and engaging customers at our current scale. We derive a substantial majority of our revenue from customers’ annual subscriptions made available through our platform. Our financial condition and results of operations are and will continue to be highly dependent on the ability of our marketing function to adequately promote, market, and attract customers to our platform in a manner that complies with applicable laws and regulations and at a cost that does not exceed our current budget allocated to marketing.

A key element of our business strategy is the continued expansion of our marketing infrastructure, to drive customer acquisition and retention. As we increase our marketing efforts in connection with the expansion of our platform, we will need to further expand the reach of our marketing networks. Our future success will depend largely on our ability to continue to hire, train, retain, and motivate a skilled marketing workforce with significant industry-specific knowledge in various areas, including direct-to-consumer business models, ecommerce, technology, healthcare, and the regulatory restrictions related thereto, as well as the competitive landscape for our solutions.

If we are unable to expand our marketing capabilities, we may not be able to effectively expand the scope of our platform to attract new customers. Relatedly, if any of our marketing platforms significantly increase their advertising fees, our ability to expand our marketing reach will be greatly impeded. Any such failure could adversely affect our reputation, revenue, and results of operations.

Our revenue growth depends on consumers’ willingness to adopt our product, and the failure of our product to achieve and maintain market acceptance could result in us achieving revenue below our expectations, which could cause results of operations to be materially and adversely affected.

Our growth is highly dependent upon the adoption by consumers of our product, and we are subject to the risk of reduced demand for our product. If the market for our product does not gain broad market acceptance or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

Our current business strategy is highly dependent on our platform and product achieving and maintaining market acceptance. Market acceptance and adoption of our model and the product and services we make available depend on educating potential customers who may find our services and our product useful, as well as potential partners, suppliers, and providers, as to the distinct features, ease-of-use, positive lifestyle impact, cost savings, and other perceived benefits of our product as compared to those of competitors. If we are not successful in demonstrating to existing and potential customers the benefits of our services, our revenue may decline or we may fail to increase our revenue in line with our forecasts.

Achieving and maintaining market acceptance of our model and our services could be negatively impacted by many factors, including, to the extent they arise:

•	perceived risks associated with the use of our platform, healthcare technology or similar technologies generally, including those related to privacy and customer data;

•	our inability to expand into new conditions and to attract providers qualified to treat those conditions;

•	regulatory developments that affect our business, including in healthcare, data privacy and security, and consumer protection;

•	competitors offering healthcare technology options or technologies for customers and the rate of acceptable of those solutions as compared to our platform;

•	perceived difficulty or complexity of obtaining a medical consultation or prescription on our platform; and

•	negative reviews of providers treating our customers.

In addition, our business model and the services and products we make available may be perceived by potential customers, and providers to be less trustworthy or effective than traditional medical care or competitive healthcare technology options, and people may be unwilling to change their current health regimens or adopt our product. Moreover, we believe that providers can be slow to change their treatment practices or approaches because of perceived liability risks or distrust of departures from traditional practice. Accordingly, we may face resistance to our offerings from brick-and-mortar providers until there is overwhelming evidence to convince them to alter their current approach.

The market for our model and services is new, and increasingly competitive.

The healthcare industry is undergoing significant structural change and consolidation, which makes it difficult to forecast demand for our solutions.

The market for our products is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, and changing consumer demands and behaviors. We are expanding our business by offering access to consultation and treatment options for new conditions, and it is uncertain whether our offerings will achieve and sustain high levels of demand and market adoption. Our future financial performance depends in part on growth in this market, our ability to market effectively and in a cost-efficient manner, and our ability to adapt to emerging demands of our customers. It is difficult to predict the future growth rate and size of our target market. Negative publicity concerning healthcare technology generally, our offerings, customer success on our platform, or our market as a whole could limit market acceptance of our business model and services. If our customers do not perceive the benefits of our offerings, or if our offerings do not drive customer use and enrollment, then our market and our customer base may not continue to develop, or they may develop more slowly than we expect. Our success depends in part on the willingness of providers and healthcare organizations to partner with us, increase their use of healthcare technology, and our ability to demonstrate the value of our technology to providers, as well as our existing and potential customers. If providers, healthcare organizations or regulators work in opposition to us or if we are unable to reduce healthcare costs or drive positive health outcomes for our customers, then the market for our services may not continue to develop, or it might develop more slowly than we expect. Similarly, negative publicity regarding customer confidentiality and privacy in the context of healthcare technology could limit market acceptance of our business model and services.

The healthcare industry in the United States is continually undergoing or threatened with significant structural change and is rapidly evolving. We believe demand for our offerings has been driven in part by rapidly growing costs in the traditional healthcare system, difficulties accessing the healthcare system, patient stigma associated with sensitive medical conditions, the movement toward patient-centricity and personalized healthcare, and advances in technology. Widespread acceptance of personalized healthcare enabled by technology is critical to our future growth and success. A reduction in the growth of technology-enabled personalized healthcare could reduce the demand for our services and result in a lower revenue growth rate or decreased revenue. Additionally, the majority of our revenue is driven by products and services offered through our platform on a subscription basis, and the adoption of subscription business models is still relatively new, especially in the healthcare industry. If customers do not shift to subscription business models and subscription health management tools do not achieve widespread adoption, or if there is a reduction in demand for subscription products and services or subscription health management tools, our business, financial condition, and results of operations could be adversely affected.

Additionally, if healthcare or healthcare benefits trends shift or entirely new technologies are developed that replace existing offerings, our existing or future services could be rendered obsolete and require that we materially change our technology or business model. If we are unable to do so, our business could be adversely affected. In addition, we may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction, or implementation of new options on our platform and any enhancements thereto. Any such difficulties may have an adverse effect on our business, financial condition, and results of operations.

We operate in highly competitive markets and face competition from large, well-established healthcare providers with significant resources, and, as a result, we may not be able to compete effectively.

The markets for healthcare are intensely competitive, subject to rapid change and significantly affected by new product and technological introductions and other market activities of industry participants. Our current competitors include traditional healthcare providers expanding into the healthcare technology market, incumbent healthcare technology providers, as well as new entrants into our market that are focused on direct-to-consumer healthcare. Our competitors include enterprise-focused companies who may enter the direct-to-consumer healthcare industry, as well as direct-to-consumer healthcare providers. Many of our current and potential competitors may have greater name and brand recognition, longer operating histories, significantly greater resources than we do and may be able to offer products and services similar to the product offered on our platform at more attractive prices than we can. Further, our current or potential competitors may be acquired by third parties with greater available resources, which has recently occurred in our industry. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or customer requirements and may have the ability to initiate or withstand substantial price competition.

New competitors or alliances may emerge that have greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise, and greater financial resources, which could put us at a competitive disadvantage. Although it is unclear whether these regulatory changes will be permanent or that they will have a long-term impact on the adoption of healthcare technology services by the general public or legislative and regulatory authorities, these changes may result in greater competition for our business. The lower barriers to entry may allow various new competitors to enter the market more quickly and cost effectively than before the COVID-19 pandemic. Additionally, we believe that the COVID-19 pandemic has introduced many new users to healthcare technology and further reinforced its benefits to potential competitors. We believe this may drive additional industry consolidation or collaboration involving competitors that may create competitors with greater resources and access to potential customers. The COVID-19 pandemic may also cause various traditional healthcare providers to evaluate and eventually pursue healthcare technology options that can be paired with their in-person capabilities. These industry changes could better position our competitors to serve certain segments of our current or future markets, which could create additional price pressure. In light of these factors, even if our offerings are more effective than those of our competitors, current or potential customers may accept competitive solutions in lieu of purchasing from us.

Our ability to compete effectively depends on our ability to distinguish our company and our offerings from our competitors and their products, and includes factors such as:

•	accessibility, ease of use and convenience;

•	price and affordability;

•	personalization;

•	brand recognition;

•	long-term outcomes;

•	market penetration;

•	marketing resources and effectiveness;

•	partnerships and alliances;

•	relationships with providers; and

•	regulatory compliance recourses.

If we are unable to successfully compete with existing and potential competitors, our business, financial condition, and results of operations could be adversely affected.

We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges.

We anticipate that we will continue to significantly expand our operations and headcount in the near term as we continue to scale domestically. We also anticipate entering the international market to meet perceived demand for our product. We are continually executing a number of growth initiatives, strategies and operating plans designed to enhance our business. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve, or it may be more costly to do so than we anticipate.

This growth has placed, and future growth will place, a significant strain on our management, administrative, operational, and financial infrastructure. Our success will depend in part on our ability to manage this growth effectively and execute our business plan. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures, and we will need to ensure that we maintain high levels of patient care and support. Failure to effectively manage growth and execute our business plan could result in difficulty or delays in increasing the size of our customer base, declines in quality of patient care, support, or satisfaction, increases in costs, difficulties in introducing new products or features, or other operational difficulties, and any of these difficulties could adversely affect our business performance and results of operations.

If we fail to develop widespread brand awareness cost-effectively, our business may suffer.

We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread adoption of our solution and attracting new customers. Our brand promotion activities may not generate consumer awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in doing so, we may fail to attract or retain customers necessary to realize a sufficient return on our brand-building efforts or to achieve the widespread brand awareness that is critical for broad client adoption of our brand. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our customers or providers, could harm our reputation and brand and make it substantially more difficult for us to attract new customers and providers.

If we are unable to attract and retain high quality healthcare providers for our customers, our business may be materially and adversely affected.

Our success depends on our continued ability to maintain customer access to a network of qualified healthcare providers, which include medical doctors and physician assistants. If we are unable to recruit and retain licensed physicians and other qualified providers to perform services on our platform, it could have a material adverse effect on our business and ability to grow and could adversely affect our results of operations. In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our customers, or difficulty meeting regulatory requirements. The failure to maintain or to secure new cost-effective arrangements with third party medical groups and independent providers on our platform may result in a loss of, or inability to grow, our customer base, higher costs, less attractive service for our customers and/or difficulty in meeting regulatory requirements, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Any failure to offer high-quality support may adversely affect our relationships with customers and healthcare providers, and in turn our business and results of operations.

In using our platform, our customers depend on our patient care and support to resolve issues in a timely manner. We may be unable to respond quickly enough to accommodate short-term increases in demand for patient care and support. We also may be unable to modify the nature, scope, and delivery of our offerings or patient care and support to compete with changes in solutions provided by our competitors. Increased customer demand for support could increase costs and adversely affect our business, financial condition, and results of operations. Our revenue is highly dependent on our reputation and on positive recommendations from our customers and providers. Any failure to maintain high-quality patient care and support or a market perception that we do not maintain high-quality patient care and support, could adversely affect our reputation, our ability to sell our product on our platform, and in turn our business, financial conditions, and results of operations.

We face risk that may arise from acquisitions and investments, which could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business.

We may pursue inorganic methods of growth, including strategic acquisitions and mergers in the future, to add complementary or strategic companies, products, solutions, technologies, or revenue. These transactions could be material to our results of operations and financial condition. We also expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to complete acquisitions on favorable terms, if at all. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The related areas where we face risks include, but are not limited to:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	loss of key employees of the acquired company and other challenges associated with integrating new employees into our culture, as well as reputational harm if integration is not successful;

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difficulties in integrating and managing the combined operations, technologies, technology platforms, and products of the acquired companies, and realizing the anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical, or financial problems;

•	regulatory complexities of integrating or managing the combined operations or expanding into other industries or parts of the healthcare industry;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights, or increase our risk for liabilities;

•	failure to successfully further develop the acquired technology or realize our intended business strategy;

•	uncertainty of entry into markets in which we have limited or no prior experience or in which competitors have stronger market positions;

•	unanticipated costs associated with pursuing acquisitions;

•	failure to find commercial success with the products or services of the acquired company;

•	difficulty transitioning the acquired technology onto our existing platforms and maintaining the security standards for such technology consistent with our other solutions;

•	failure to successfully onboard customers or maintain brand quality of acquired companies;

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responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, as well as, without limitation, liabilities arising out of their failure to maintain effective data protection and privacy controls and comply with applicable regulations;

•	failure to generate the expected financial results related to an acquisition on a timely manner or at all; and

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potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, client relationships, or intellectual property, are later determined to be impaired and written down in value.

Future acquisitions could also result in expenditures of significant cash, dilutive issuances of our equity securities, the incurrence of debt, restrictions on our business, contingent liabilities, amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. In addition, any acquisitions we announce could be viewed negatively by customers, providers, partners, suppliers, or investors.

Additionally, competition within our industry for acquisitions of business, technologies and assets may become intense. Even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or the target may be acquired by another company. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize the benefits of these acquisitions, and our results of operations could be harmed. If we are unable to successfully address any of these risks, our business, financial condition, or results of operations could be harmed.

Expansion into international markets can be a driver of long-term growth, when we expand into international markets, we will face additional business, political, legal, regulatory, operational, financial, and economic risks, any of which could increase our costs and hinder such growth.

Expanding our business to attract customers and providers in countries other than the United States is an opportunity for growth for us going-forward. An important part of targeting international markets is increasing our brand awareness and establishing relationships with partners internationally. Doing business internationally involves a number of risks, including:

•	uncertain legal and regulatory requirements applicable to healthcare technology;
•	our inability to replicate our domestic business structure consistently outside of the United States, especially as it relates to our contractual arrangement with professional entities;
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multiple conflicting and changing laws and regulations such as tax laws, privacy, and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits, and licenses;

•	obtaining regulatory approvals or clearances where required for the sale of our offerings, products, devices, and services in various countries;
•	requirements to maintain data and the processing of that data on servers located within the United States or in such countries;
•	protecting and enforcing our intellectual property rights;
•	logistics and regulations associated with prescribing medicine online and engaging with partner pharmacies to ship the prescribed medication;
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natural disasters, political and economic instability, including wars, terrorism, social or political unrest, including civil unrest, protests, and other public demonstrations, outbreaks of disease, pandemics or epidemics, boycotts, curtailment of trade, and other market restrictions; and

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regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the U.S. Foreign Corrupt Practices Act (the “FCPA”), and comparable laws and regulations in other countries.

Our ability to expand our business and to attract talented employees, customers and providers in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute resolution systems, regulatory systems, and commercial infrastructures. Entering new international markets will be expensive, our ability to successfully gain market acceptance in any particular market is uncertain and the distraction of our senior management team could harm our business, financial condition, and results of operations.

Economic uncertainty or downturns, particularly as it impacts particular industries, could adversely affect our business and results of operations.

A significant downturn in the domestic or global economy may cause our customers to pause, delay, or cancel spending on our platform or seek to lower their costs by exploring alternative providers or our competitors. To the extent purchases of our product are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in general healthcare spending. Also, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or in any particular industry. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be materially adversely affected.

Our business depends on continued and unimpeded access to the internet and mobile networks.

Our ability to deliver our internet-based and mobile-application based services depends on the development and maintenance of the infrastructure of the internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, bandwidth capacity, and security. Our services are designed to operate without interruption. However, we may experience future interruptions and delays in services and availability from time to time. In the event of a catastrophic event with respect to one or more of our systems or those of our service providers, we may experience an extended period of system unavailability, which could negatively impact our relationships with customers, providers, partners, and suppliers. To operate without interruption, both we and our service providers must guard against:

•	damage from fire, power loss, natural disasters, and other force majeure events outside our control;
•	communications failures;
•	software and hardware errors, failures, and crashes;
•	security breaches, computer viruses, hacking, denial-of-service attacks, and similar disruptive problems; and
•	other potential interruptions.

We also rely on software licensed from third parties in order to offer our services. These licenses are generally commercially available on varying terms. However, it is possible that this software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated. Furthermore, our use of additional or alternative third-party software would require us to enter into license agreements with third parties, and integration of our software with new third-party software may require significant work and require substantial investment of our time and resources. Also, any undetected errors or defects in third-party software could prevent the deployment or impair the functionality of our software, delay new updates or enhancements to our solution, result in a failure of our solution, and injure our reputation. The occurrence of any of the foregoing events could have an adverse impact on our business, financial condition, and results of operations.

Cyber security risks and the failure to maintain the integrity of data belonging to our Company could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize, and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, independent distributors or preferred customers, which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

Any disruption of service at Amazon Web Services or other third-party service providers could interrupt access to our platform or delay our customers’ ability to seek treatment.

We currently host our platform, serve our customers, and support our operations in the United States using Amazon Web Services (“AWS”), a provider of cloud infrastructure services, as well as through other third-party service providers, including shipping providers and contract manufacturers. We do not have control over the operations of AWS, or other third-party service providers. Such facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions in our ability to generate revenue through customer purchases on the platform. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism, and other misconduct. Our platform’s continuing and uninterrupted performance is critical to our success. Because our platform is used by our customers to engage with providers it is critical that our platform be accessible without interruption or degradation of performance. Customers may become dissatisfied by any system failure that interrupts our ability to provide our platform or access to our product and services offered through our platform to them. Outages could lead to claims of damages from our customers, providers, and others. We may not be able to easily switch our AWS operations to another cloud provider if there are disruptions or interference with our use of AWS. Sustained or repeated system failures could reduce the attractiveness of our product to customers and result in contract terminations, thereby reducing revenue. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our platform. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our platform. Thus, any such disruptions could have an adverse effect on our business and results of operations.

We depend on a number of other companies to perform functions critical to our ability to operate our platform, generate revenue from customers, and to perform many of the related functions.

We depend on third party medical groups and their providers to deliver quality healthcare consultations and services through our platform. Through our platform, providers are able to prescribe our medical cannabis cards. Any interruption in the availability of a sufficient number of providers could materially and adversely affect our ability to satisfy our customers and ensure they receive consultation services. If we were to lose our relationship with one of the third-party medical groups, we cannot guarantee that we will be able to ensure access to a sufficient network of providers. Our ability to service customer requirements could be materially impaired or interrupted if our relationship with a third-party medical group or partner pharmacy is terminated. We also depend on cloud infrastructure providers, payment processors, suppliers of non-prescription products and packaging, and various others that allow our platform to function effectively and serve the needs of our customers. Difficulties with our significant partners and suppliers, regardless of the reason, could have a material adverse effect on our business.

Our payments system depends on third party service providers and is subject to evolving laws and regulations. Cannabis companies face significant scrutiny from payment processors due to the federal classification of cannabis as illegal, which complicates banking relationships and payment options, which can lead to increased fees and compliance costs.

We have engaged third-party service providers to perform underlying card processing and currency exchange. If these service providers do not perform adequately or if our relationships with these service providers were to terminate, our ability to accept orders through the platform could be adversely affected and our business could be harmed. In addition, if these service providers increase the fees they charge us, our operating expenses could increase and if we respond by increasing the fees we charge to our customers, we could lose some of our customers.

The laws and regulations related to payments are complex and vary across different jurisdictions in the United States and globally. As a result, we are required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, could result in liabilities, or could force us to stop offering third-party payment systems. As we expand the availability of payments via third parties or offer new payment methods to our customers in the future, we may become subject to additional regulations and compliance requirements.

Further, through our agreement with our third-party credit card processor, we are indirectly subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard. We are also subject to rules governing electronic funds transfers. Any change in these rules and requirements could make it difficult or impossible for us to comply. Any such difficulties or failures with respect to the payment systems we utilize may have an adverse effect on our business.

Our pricing decisions may adversely affect our ability to attract new customers and healthcare providers.

We have limited experience determining the optimal prices for our offerings. As competitors introduce new solutions that compete with our product, especially in the healthcare technology market where we face significant competition, we may be unable to attract new customers or partners at the same price or based on the same pricing models as we have used historically. Pricing decisions may also impact the mix of adoption among our services and products and negatively impact our overall revenue. As a result, in the future we may be required to reduce our prices, which could adversely affect our revenue, gross profit, profitability, financial position, and cash flows.

We depend on our talent to grow and operate our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, we may not be able to grow effectively.

Our success depends in large part on our ability to attract and retain high-quality management in marketing, engineering, operations, healthcare, regulatory, legal, finance and support functions. Competition for qualified employees is intense in our industry, and the loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. To attract and retain key personnel, we use various measures, including an equity incentive program for key executive officers and other employees. These measures may not be enough to attract and retain the personnel we require to operate our business effectively.

As we continue to grow, we may be unable to continue to attract or retain the personnel we need to maintain our competitive position. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources, particularly for engineers, is intense. We may need to invest significant amounts of cash and equity for new and existing employees, and we may never realize returns on these investments. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed. The loss of one or more of our key employees, and any failure to have in place and execute an effective succession plan for key employees, could seriously harm our business. Employees may be more likely to leave us if the shares of our capital stock they own, or the shares of our capital stock underlying their equity incentive awards have significantly reduced in value, or the vested shares of our capital stock they own or vested shares of our capital stock underlying their equity incentive awards have significantly appreciated. Many of our employees may receive significant proceeds from sales of our equity in the public markets once the applicable lock-up restrictions expire, which may reduce their motivation to continue to work for us.

We permit most of our employees to work remotely should their positions allow. While we believe that most of our operations can be performed remotely, there is no guarantee that we will be as effective while working remotely because our team is dispersed, and many employees may have additional personal needs to attend to or distractions in their remote work environment. To the extent our current or future remote work policies result in decreased productivity, impacts our company culture, or otherwise negatively affect our business, our financial condition and results of operations could be adversely affected.

The Company has a limited operating history, limited working capital, and is in the initial commercialization stage.

The Company’s business is subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, limited capital, need to expand its workforce, unanticipated costs, uncertain markets, adverse changes in technology.  If the Company’s revenues grow more slowly than it anticipates or if its operating expenses exceed expectations, the Company’s financial performance will be adversely affected.  The Company’s prospects must be considered considering the risks, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot assure investors that it will be successful in addressing the risks it may encounter, and its failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations. Failure of the Company to meet its objectives would have a material adverse effect on the Company and its operations.  Insufficient market demand would have a material adverse effect on the Company’s business, financial condition and results of operations.

Our consolidated financial statements have been prepared on a going concern basis, raising substantial doubt about our ability to continue as a going concern.

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

As reflected in the consolidated financial statements, the Company had stockholders’ deficit, accumulated deficit and working capital deficit of approximately $1,958,000, $3,826,000 and $2,024,000, respectively, at September 30, 2025. A significant portion of our current liability (note payable) is already scheduled to be paid down for the remainder of year 2025 pending continued revenue generation.

The Company reported a net loss of approximately $1,305,000 for the nine months ended September 30, 2025. Notwithstanding this result, the Company continues to generate revenue and maintain active operations across its core business segment. Based on current forecasts and available cash as of September 30, 2025, the Company may require additional capital to fully support its planned growth initiatives and capital expenditures over the next twelve months.

Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern for at least the twelve months following the issuance of the consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan, generate sufficient revenues and raise additional capital resources as needed.

The Company will have broad discretion in the Use of Proceeds.

The proceeds will be used for the development, marketing and promoting of the Company’s brand, product, and services.  Investors will have no control over the use of proceeds from this offering.

The market may not accept the products.

The growth and future financial performance of the Company will depend on its ability to demonstrate to prospective buyers and users the value of the Company’s product.  There can be no assurance that the Company will be successful in this effort.  Furthermore, competing alternatives may be seen to have, or may actually have, certain advantages over the Company’s product or service.

The Company may have losses in the foreseeable future.

The Company may not be profitable until the Company can produce sufficient revenues to cover its costs.  Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability in the future.

The Company’s projections are based on assumptions which inherently contain significant uncertainties and as a result, the Company’s financial condition and results of operations may differ materially from the projections.

The projections are based upon a number of assumptions and estimates that inherently are subject to significant business, economic, competitive, regulatory and operational uncertainties, contingencies and risks, many of which are beyond the Company’s control.  Such assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur that could have a material adverse effect upon the Company’s ability to achieve the projections.  The projections also assume the success of the Company’s business strategy.  The success of this strategy is subject to uncertainties and contingencies beyond the Company’s control, and no assurance can be given that the strategy will be successful or that the anticipated benefits from the strategy will be realized in the manner or during the periods reflected in the projections or at all.  These uncertainties may result in material changes in the Company’s financial condition and results of operations.

The successful implementation of the Company’s business plan is dependent upon key personnel.

The success of the Company’s business depends, in large part, upon the ability of its Founder to manage the execution of its business plan. The loss of the services of any of its executive officers within a short period of time could have a material adverse effect on the Company’s business. The Company’s future success is also dependent upon its ability to attract and retain a significant number of other highly qualified personnel. Competition for such personnel is intense, and if the Company is unable to attract and retain significant numbers of additional key employees, its business, financial condition, and results of operations may be adversely affected. The Company can make no assurance that such key personnel will remain in its employ or that it will be able to attract and retain key personnel in the future.

The Company’s business is subject to State Corporate Practice of Medicine and Fee Splitting Laws.

With respect to our healthcare technology platform, we contract with physicians to deliver our healthcare technology offerings to their patients in the United States. These relationships are subject to various state laws, which are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment and prohibiting the sharing of professional services income with non-professional or business interests. These laws vary from state to state and are subject to broad interpretation and enforcement by state regulators. A determination of non-compliance could lead to adverse judicial or administrative action against us and/or our providers, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, or a restructuring of our arrangements with professional entities.

Certain states have enacted laws regulating companies that offer and market discount medical plans, including prescription drug plans, subscription membership programs, or discount cards, such as our prescription offering. These state laws are intended to protect consumers from fraudulent, unfair, or deceptive marketing, sales and enrollment practices by such plans. It is possible that other states may enact new requirements or interpret existing requirements to include our programs. Failure to obtain the required licenses, certifications or registrations to offer and market these subscription discount programs may result in civil penalties, receipt of cease-and-desist orders, or a restructuring of our operations.

We may be subject to claims that we are engaged in the corporate practice of medicine or that our contractual arrangements with our physicians constitutes unlawful fee-splitting.

We have contracted with physician-owned professional corporations (“P.C.’s”) or professional associations (“P.A.’s”) to facilitate the delivery of healthcare technology services to their patients.

These relationships are subject to various state laws that prohibit fee splitting or the practice of medicine by lay entities or persons. Corporate practice of medicine laws and enforcement varies by state. In some states, decisions and activities such as contracting with third party payors, setting rates and the hiring and management of non-clinical personnel may implicate the restrictions on the corporate practice of medicine. In addition, corporate practice of medicine restrictions are subject to broad powers of interpretation and enforcement by state regulators.

Some of these requirements may apply to us even if we do not have a physical presence in a state, solely because we provide management services to a provider licensed in the state or facilitate the provision of healthcare technology to a resident of the state. State medical practice boards, other regulatory authorities, or other parties, including the physicians or other providers whom we otherwise contract, may assert that, despite these arrangements, we are engaged in the corporate practice of medicine or that our contractual arrangements constitute unlawful fee-splitting. In this event, failure to comply could lead to adverse judicial or administrative action against us and/or our providers, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement with providers that interfere with our business and other materially adverse consequences.

Premature abandonment. The Company’s products, services, research, development, marketing and implementation may be abandoned at any stage if further expenditures do not appear commercially feasible, with the resulting loss of some or all of the funds previously expended on such objectives.  In the event that the offering is not fully funded, it is likely that the Company will not be able to operate and that any investment in the Company will be lost in its entirety.

Commercial success. Many businesses are started each year that are not commercially successful and fail to recoup their establishment and start-up costs.  The Company is in the start-up phase, has limited history of operations or success and may fail to recoup its establishment and start-up costs, resulting in the loss of some or all of the investors’ investment in the Company.

Growth strategy.  The Company’s business model may require an effective execution of its growth strategy over a short period of time in order to scale operations quickly and establish market presence.  Achieving the Company’s growth strategy may be critical in order for its business to achieve profitability.  If the Company is unable to effectively implement its growth strategy ahead of its competition, the Company’s business, financial condition or results of operation could be materially and adversely affected.

Competition.  The Company’s market space is competitive.  If the Company is unable to successfully compete with its competitors (including both existing and new companies that enter this market space), the business, financial condition or results of operations of the Company could be materially and adversely affected.  The market for the Company’s products and services is rapidly changing.  Competitors may develop products and/or services that are better, less expensive or otherwise more attractive than those offered by the Company.

The successful implementation of the Company’s business plan is dependent upon key personnel.  The success of the Company’s business depends, in large part, upon the ability of its Founder to manage the execution of its business plan.  Any loss or interruption of the services provided by the Founder and/or other members of the management team could significantly reduce the Company’s ability to manage its operations and implement its business plan and otherwise harm or impact the Company’s performance because the Company may not be able to find an appropriate replacement for him/them, should the need arise.  The loss of the services of any of the Company’s executive officers could have a material adverse effect on the Company’s business.  The Company’s future success is also dependent upon its ability to attract and retain a significant number of other highly qualified personnel.  Competition for such personnel is intense, and if the Company is unable to attract and retain additional key employees, its business, financial condition, and results of operations may be adversely affected.  The Company can make no assurance that such key personnel will remain in its employ or that it will be able to attract and retain key personnel in the future.

The Company is subject to many of the operating risks common to any start-up business.

Operating risks common to the Company include:

•	changes in general economic conditions, including the timing and robustness of recoveries from economic downturns;
•	decreases in the demand for the product;
•	the impact of intermediaries on pricing;
•	changes in operating costs; and
•	the availability of capital to fund operations.

The Company’s business revenue generation model is unproven and could fail.

The Company’s revenue model is new and evolving, and it cannot be certain that it will be successful.  The potential profitability of its business model is unproven and there can be no assurance that the Company can achieve profitable operations.  The Company’s ability to generate revenues depends, among other things, on its ability to generate revenues relating to helping customers engage cleaner living in an ecological community.  Accordingly, the Company cannot assure investors that its business model will be successful or that it can sustain revenue growth, or achieve or sustain profitability.

The Company may be unable to maintain its relationships.

The Company cannot assure investors that it will be successful in maintaining relationships with its customers and counterparties.  The Company’s inability to maintain these relationships could have a material adverse effect on its business, results of operations and financial condition.

Damage to the Company’s reputation could damage its businesses.

Maintaining a positive reputation is critical to the Company attracting and maintaining customers, counterparties, investors and employees.  Damage to its reputation can therefore cause significant harm to the Company’s business and prospects.  Harm to the Company’s reputation could arise from numerous sources, including, among others, employee misconduct, litigation or regulatory outcomes, compliance failures, unethical behavior and the activities of customers and counterparties.  Further, negative publicity regarding the Company, whether or not true, may also result in harm to its prospects.

The Company may not be able to protect the intellectual property rights.

The Company may rely on a combination of contractual agreements and trademark & copyright laws to protect the proprietary aspects of its products and services. These legal measures afford limited protection and may not prevent others from gaining access to the Company’s or the Company’s proprietary information.  The Company has and will continue to take measures to enforce its intellectual property rights, to protect its trade secrets and to determine the validity and scope of its proprietary rights.  Any litigation could result in substantial expense, may reduce the Company’s financial resources and may not adequately protect its intellectual property rights.

The Company’s success depends on its ability to adapt to changing market conditions.

The Company’s success may be dependent upon its ability to develop its market and change its business model as may be necessary to react to changing market conditions.  The Company’s ability to modify or change its business model to fit the needs of a changing market place may be critical to its success, and its inability to do so could have a material adverse effect on the Company’s business, liquidity and financial condition.

Risks Related to Governmental Regulation

States adopting laws that legalize recreational cannabis could diminish demand for medicinal cannabis.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect companies like ours. During the past several years, the healthcare industry has been subject to an increase in governmental regulation and subject to potential disruption due to legislative initiatives and government regulation, as well as judicial interpretations thereof. While these regulations may not directly impact us or our offerings in every instance, they will affect the healthcare industry as a whole and may impact customer use of our services. We currently accept payments only from our customers - not any third-party payors, such as government healthcare programs or health insurers. Because of this approach, we are not subject to many of the laws and regulations that impact many other participants in healthcare industry. If the government asserts broader regulatory control over companies like us, or if we determine that we will facilitate payment from and/or participate in third-party payor programs, the complexity of our operations and our compliance obligations will materially increase.

If we fail to comply with applicable healthcare and other governmental regulations, we could face substantial penalties and our business could be adversely affected, and we may be required to restructure our operations.

Our business is subject to a variety of federal, state, local, and international laws and regulations that carry substantial criminal and civil fines and penalties. Under our current business model, we accept payments only from our customers, and not from any third party payors, such as government healthcare programs or health insurers. Because of this approach, we are not subject to many of the laws and regulations that impact many other participants in healthcare industry. If the government asserts broader regulatory control over companies like ours or if we determine that we will change our business model and accept payment from and/or participate in third-party payor programs, the complexity of our operations and our compliance obligations will materially increase. Failure to comply with any applicable federal, state, and local laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Even within the narrowed band of applicable healthcare laws and regulations, because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our activities could be subject to challenge under one or more such laws. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Although we have adopted policies and procedures designed to comply with these laws and regulations and conduct internal reviews of our compliance with these laws, our compliance is also subject to governmental review. The growth of our business and sales organization and our future expansion outside of the United States may increase the potential of violating these laws or our internal policies and procedures. The risk of being in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the federal, state, and foreign laws described above or any other current or future fraud and abuse or other healthcare laws and regulations that apply to us, we may be subject to penalties, including significant criminal, civil, and administrative penalties, damages, and fines, disgorgement, additional reporting requirements and oversight, imprisonment for individuals and exclusion from participation in government healthcare programs, such as Medicare and Medicaid, as well as contractual damages and reputational harm. We could also be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

Our ability to offer access to healthcare technology services internationally is subject to the applicable laws governing remote care and the practice of medicine in the applicable jurisdiction. Each country’s interpretation and enforcement of these laws is evolving and could vary significantly. We cannot provide assurance that we have accurately interpreted each such law and regulation. Moreover, these laws and regulations may change significantly as this manner of providing services and products evolves. New or revised laws and regulations (or interpretations thereof) could have a material adverse effect on our business, financial condition, and results of operations.

In the U.S., we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

•

the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services;

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the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

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the criminal healthcare fraud provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which we collectively refer to as HIPAA, and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

To enforce compliance with the federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General, or OIG, have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $11,463 to $22,927 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

State legislative and regulatory changes specific to the area of healthcare technology law may present the third-party medical groups and independent physicians on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.

Our third-party medical groups and independent physicians’ ability to provide healthcare technology services to patients in a particular jurisdiction is dependent upon the laws that govern the provision of remote care, the practice of medicine and healthcare delivery in general in that jurisdiction. Laws and regulations governing the provision of healthcare technology services are evolving at a rapid pace and are subject to changing political, regulatory, and other influences. Some states’ regulatory agencies or medical boards may have established rules or interpreted existing rules in a manner that limits or restricts providers’ ability to provide healthcare technology services or for physicians to supervise nurse practitioners and physician assistants remotely. Additionally, there may be limitations placed on the modality through which healthcare technology services are delivered. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous healthcare technology modalities, which is also known as “store-and-forward” healthcare technology. However, other states do not distinguish between synchronous and asynchronous healthcare technology services. Because this is a developing area of law and regulation, we continually monitor our compliance in every jurisdiction in which we operate. However, we cannot be assured that our third-party medical groups’ or independent providers’ activities and arrangements, if challenged, will be found to be in compliance with the law or that a new or existing law will not be implemented, enforced, or changed in manner that is unfavorable to our business model. We cannot predict the regulatory landscape for those jurisdictions in which we operate and any significant changes in law, policies, or standards, or the interpretation or enforcement thereof, could occur with little or no notice. The majority of the consultations provided through our platform are asynchronous consultations for customers located in jurisdictions that permit the use of asynchronous healthcare technology. If there is a change in laws or regulations related to our business, or the interpretation or enforcement thereof, that adversely affects our structure or operations, including greater restrictions on the use of asynchronous healthcare technology or remote supervision of nurse practitioners or physician assistants, it could have a material adverse effect on our business, financial condition, and results of operations.

Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. This risk is especially acute in the healthcare industry given the level of government spending, oversight and control over the industry as a whole. Compliance with these evolving laws, regulations and interpretations may require us to change our practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations.

There could be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and we cannot predict all the ways in which implementation of such laws and regulations may affect us.

In the states in which we operate, we believe we are in material compliance with all applicable material regulations, but, due to the uncertain regulatory environment, certain states may determine that we are in violation of their laws and regulations. If we must remedy such violations, we may be required to modify our business and services in such states in a manner that undermines our platform’s attractiveness to customers, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such states are overly burdensome, we may elect to terminate our operations in such states. In each case, our revenues may decline and our business, financial condition, and results of operations could be adversely affected.

Additionally, the introduction of new products, services, or solutions to our platform may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate federal, state, or local licenses or certificates, increasing our security measures, and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent our products or services from being offered to customers, which could have a material adverse effect on our business, financial condition, and results of operations.

Changes in public policy that mandate or enhance healthcare coverage could have a material adverse effect on our business.

We cannot predict the enactment or content of new legislation and regulations or changes to existing laws or regulations or their enforcement, interpretation or application, or the effect they will have on our business or results of operations, which could be materially adverse. Even if we could predict such matters, we may not be able to reduce or eliminate the potential adverse impact of public policy changes that could fundamentally change the dynamics of our industry.

Changes in insurance and healthcare laws, as well as the potential for further healthcare reform legislation and regulation, could materially affect our business.

The Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act, each enacted in March 2010, generally known as the “Health Care Reform Law,” significantly expanded health insurance coverage to uninsured Americans and changed the way healthcare is financed by both governmental and private payers. Since then, the Health Care Reform Law has prompted legislative efforts to significantly modify or repeal the Health Care Reform Law, which may impact how the federal government responds to lawsuits challenging the Health Care Reform Law. We cannot predict what further reform proposals, if any, will be adopted, when they may be adopted, or what impact they may have on our business. While we currently only accept payments from customers, not any third parties or insurance providers—and our business model may not be directly impacted by healthcare reform, healthcare reform will impact the healthcare industry in which we operate. If we are required to comply with the Health Care Reform Law and fail to comply or are unable to effectively manage such risks and uncertainties, our financial condition and results of operations could be adversely affected.

The information that we provide to healthcare providers, customers, and our partners could be inaccurate or incomplete, which could harm our business.

We collect and transmit healthcare-related information to and from our customers and providers in connection with the healthcare technology consultations conducted by the providers. If the data that we provide to our customers and providers is incorrect or incomplete or if we make mistakes in the capture or input of these data, our reputation may suffer and we could be subject to claims of liability for resulting damages. While we maintain insurance coverage, this coverage may prove to be inadequate or could cease to be available to us on acceptable terms, if at all. Even unsuccessful claims could result in substantial costs and the diversion of management resources. A claim brought against us that is uninsured or under-insured could harm our business, financial condition, and results of operations.

Our use, disclosure, and other processing of personally identifiable information, including health information, is subject to federal, state, and foreign privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our customers, providers, and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of health information and other types of personal data or personally identifiable information (“PII”). We believe that, because of our operating processes, we are not a covered entity or a business associate under HIPAA, which establishes a set of national privacy and security standards for the protection of protected health information by health plans, healthcare clearinghouses, and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Notwithstanding that we do not believe that we meet the definition of a covered entity or business associate under HIPAA, we have executed business associate agreements with certain other parties and have assumed obligations that are based upon HIPAA-related requirements.

We have developed and maintained policies and procedures with respect to health information and personal information that we use or disclose in connection with our operations, including the adoption of administrative, physical, and technical safeguards to protect such information.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of health information and other types of PII, including the California Confidentiality of Medical Information Act. These laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future. This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us, and the providers and potentially exposes us to additional expense, adverse publicity, and liability. While we have implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some health information and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules, and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with our practices or those of third parties who transmit health information and other PII or confidential information to us. If we or these third parties are found to have violated such laws, rules or regulations, it could result in government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems, and compliance procedures in a manner adverse to our business.

We also publish statements to our customers through our privacy policy that describe how we handle health information or other PII. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims, and complying with regulatory or court orders. Any of the foregoing consequences could seriously harm our business and our financial results. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to us may limit customers’ use and adoption of, and reduce the overall demand for, our platform. Any of the foregoing consequences could have a material adverse impact on our business and our financial results.

Public scrutiny of internet privacy and security issues may result in increased regulation and different industry standards, which could deter or prevent us from providing services to our customers, thereby harming our business.

The regulatory framework for privacy and security issues worldwide is evolving and is likely to remain in flux for the foreseeable future. Various government and consumer agencies have also called for new regulations and changes in industry practices. Practices regarding the registration, collection, processing, storage, sharing, disclosure, use and security of personal and other information by companies offering an online service like our platform have recently come under increased public scrutiny.

For example, the California Consumer Privacy Act (“CCPA”), which went into effect on January 1, 2020, requires, among other things, covered companies to provide new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information. Similar legislation has been proposed or adopted in other states. Aspects of the CCPA and these other state laws and regulations, as well as their enforcement, remain unclear, and we may be required to modify our practices in an effort to comply with them. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was passed on November 3, 2020 and will enter into force on January 1, 2023, with a look-back to January 2022. The CPRA will significantly modify the CCPA, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses.

Our business, including our ability to operate and to expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our websites, mobile applications, solutions, features, or our privacy policies. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly gather and use data from data subjects. Therefore, our business could be harmed by any significant change to applicable laws, regulations, or industry standards or practices regarding the storage, use, or disclosure of data our customers or providers share with us, or regarding the manner in which the express or implied consent of customers or providers for such collection, analysis, and disclosure is obtained. Such changes may require us to modify our platform, possibly in a material manner, and may limit our ability to develop new offerings, functionality or features.

If our security measures fail or are breached and unauthorized access to a consumer’s data is obtained, our services may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed, and we could lose sales and customers.

Our services involve the storage and transmission of customers’ and our vendors’ proprietary information, sensitive or confidential data, including valuable intellectual property and personal information of employees, consumers, customers and others, as well as the protected health information, or PHI, of our customers. Because of the extreme sensitivity of the information we store and transmit, the security features of our computer, network, and communications systems infrastructure are critical to the success of our business. A breach or failure of our security measures could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors, or catastrophic events. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. As cyber threats continue to evolve, we may be required to expend additional resources to further enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. If our security measures fail or are breached, it could result in unauthorized persons accessing sensitive consumer or partner data (including PHI), a loss of or damage to our data, an inability to access data sources, or process data or provide our services to our customers. Such failures or breaches of our security measures, or our inability to effectively resolve such failures or breaches in a timely manner, could severely damage our reputation, adversely affect customers, vendors or investor confidence in us, and reduce the demand for our services from existing and potential customers. In addition, we could face litigation, damages for contract breach, monetary penalties, or regulatory actions for violation of applicable laws or regulations and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We may experience cyber-security and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales, customers, and vendors which could have a material adverse effect on our business, operations, and financial results.

Failure to comply with anti-bribery, anti-corruption, and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the FCPA and other anti-corruption, anti-bribery, and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any improper advantage. The FCPA and similar applicable anti-bribery and anti-corruption laws also prohibit our representatives and agents from engaging in corruption and bribery. We and our representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or professional entities. We may be held liable for the corrupt or other illegal activities of these intermediaries, our employees, representatives, and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible. Our exposure for violating these laws will increase as we expand internationally and as we commence sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, drop in stock price, or overall adverse consequences to our business, all of which may have an adverse effect on our reputation, business, financial condition, and results of operations.

Risks Related to Intellectual Property

Failure to protect or enforce our intellectual property rights could harm our business and results of operations.

Our intellectual property includes a combination of patent, copyright, service mark, trademark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We cannot assure you that any patents will issue with respect to our currently pending patent applications, in a manner that gives us the protection that we seek, if at all, or that any future patents issued to us will not be challenged, invalidated or circumvented. Our currently issued patents and any patents that we may issue in the future, with respect to pending or future patent applications, may not provide sufficient broad protection or they may not prove to be enforceable in actions against alleged infringers. Also, we cannot assure you that any future service mark registrations will be issued with respect to pending or future applications or that any registered service marks will be enforceable or provide adequate protection of our proprietary rights.

In addition, from time to time we make our technology and other intellectual property available to others under license agreements, including open-source license agreements and trademark licenses under agreements with our partners for the purpose of co-branding or co-marketing our products or services. We endeavor to enter into agreements with our employees and contractors and agreements with parties with whom we do business in order to limit access to and disclosure of our proprietary information. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to ours or infringe our intellectual property.

We strive to protect our intellectual property rights by relying on federal, state, and common law rights and other rights provided under foreign laws. These laws are subject to change at any time and could further restrict our ability to protect or enforce our intellectual property rights. In addition, the existing laws of certain foreign countries in which we operate may not protect our intellectual property rights to the same extent as do the laws of the United States. The enforcement of our intellectual property rights also depends on our legal actions against these infringers being successful, but we cannot be sure these actions will be successful, even when our rights have been infringed. Furthermore, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are available over the Internet. We may, over time, increase our investment in protecting innovations through investments in filings, registrations, or similar steps to protect our intellectual property, and these processes are expensive and time-consuming.

We may be subject to claims in the future that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in our industry, and other intellectual property rights holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. Our future success depends in part on not infringing upon the intellectual property rights of others. We have in the past and may in the future receive notices that claim we have misappropriated, infringed, or otherwise misused other parties’ intellectual property rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our technology.

Any intellectual property claims against us or parties indemnified by us, regardless of merit, could be time consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding, or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense, be infeasible, or make us less competitive in the market. Such disputes could also disrupt our business, which would adversely impact our customer satisfaction and ability to attract customers. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we cannot license or develop technology, content, branding, or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Additionally, we may be obligated to indemnify our customers in connection with litigation and to obtain licenses or refund subscription fees, which could further exhaust our resources. In the case of infringement or misappropriation caused by technology that we obtain from third parties, any indemnification or other contractual protections we obtain from such third parties, if any, may be insufficient to cover the liabilities we incur as a result of such infringement or misappropriation. Any of these results could harm our results of operations.

We may be subject to legal proceedings and litigation, including intellectual property disputes, which could materially harm our business.

We may be a party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits, and regulatory inquiries, audits, and investigations regarding data privacy, security, labor and employment, consumer protection, practice of medicine, and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights, and other rights. A portion of the technologies we use incorporates open source software, and we may face claims claiming ownership of open source software or patents related to that software, rights to our intellectual property or breach of open source license terms, including a demand to release material portions of our source code or otherwise seeking to enforce the terms of the applicable open source license. We may also face allegations or litigation related to our acquisitions, securities issuances, or business practices, including public disclosures about our business. Litigation and regulatory proceedings, and particularly the healthcare regulatory and class action matters we could face, may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our solution or require us to stop offering certain features, all of which could negatively impact our acquisition of customers and revenue growth. We may also become subject to periodic audits, which could likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.

The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters require significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition and results of operations.

We rely on data center providers, Internet infrastructure, bandwidth providers, third-party computer hardware and software, other third parties and our own systems , and any failure or interruption in the services could expose us to litigation and negatively impact our relationships with customers, adversely affecting our brand and our business.

While we control and have access to our servers, we do not control the operation of these facilities. The cloud vendor and the owners of our data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our cloud vendors or data center operators is acquired, we may be required to transfer our servers and other infrastructure to a new vendor or a new data center facility, and we may incur significant costs and possible service interruption in connection with doing so. Problems faced by our cloud vendors or third-party data center locations with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their customers, including us, could adversely affect the experience of our customers. Our cloud vendors or third-party data center operators could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy faced by our cloud vendors or third-party data centers operators or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict.

Additionally, if our cloud or data centers vendors are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our cloud vendors or data centers or cause such cloud systems or data centers and systems to fail. Any changes in third-party service levels at our cloud vendors or data centers or any disruptions or other performance problems with our solution could adversely affect our reputation and may damage our customers’ stored files or result in lengthy interruptions in our services. Interruptions in our services may reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect client renewal rates.

In addition, our ability to deliver our Internet-based services depends on the development and maintenance of the infrastructure of the Internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, bandwidth capacity and security. Our services are designed to operate without interruption in accordance with our service level commitments. However, we have experienced and expect that we may experience future interruptions and delays in services and availability from time to time. In the event of a catastrophic event with respect to one or more of our systems, we may experience an extended period of system unavailability, which could negatively impact our relationship with customers. To operate without interruption, both we and our service providers must guard against:

•	damage from fire, power loss, natural disasters and other force majeure events outside our control;
•	communications failures;
•	software and hardware errors, failures and crashes;
•	security breaches, computer viruses, hacking, denial-of-service attacks and similar disruptive problems;
•	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as the outbreak of COVID-19, or the novel coronavirus); and
•	other potential interruptions.

We exercise limited control over third-party vendors, which increases our vulnerability to problems with technology and information services they provide. Interruptions in our network access and services may in connection with third-party technology and information services reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscription services, subject us to potential liability or adversely affect client renewal rates. Although we maintain a security and privacy damages insurance policy, the coverage under our policies may not be adequate to compensate us for all losses that may occur related to the services provided by our third-party vendors. In addition, we may not be able to continue to obtain adequate insurance coverage at an acceptable cost, if at all.

Risks Related to Our Results of Operations and Additional Capital Requirements

Our results of operations, as well as our key metrics, may fluctuate on a quarterly and annual basis, which may result in us failing to meet the expectations of industry and securities analysts or our investors.

Our results of operations have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match the expectations of securities analysts because of a variety of factors, many of which are outside of our control and, as a result, should not be relied upon as an indicator of future performance. As a result, we may not be able to accurately forecast our results of operations and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our results of operations include:

•	new developments on our platform or in our product;
•	our ability to attract and retain providers to our platform;
•	changes in our pricing policies and those of our competitors;
•	long-term treatment outcomes of customers on our platform;
•	our ability to maintain relationships with customers and providers;
•	our ability to retain key members of our executive leadership team;
•	breaches of security or privacy;
•	the amount and timing of operating costs and capital expenditures related to the expansion of our business;
•	costs related to litigation, investigations, regulatory enforcement actions, or settlements;
•

changes in the legislative or regulatory environment, including with respect to practice of medicine, healthcare technology, privacy or data protection, or enforcement by government regulators, including fines, orders, or consent decrees;

•	announcements by competitors or other third parties of significant new products or acquisitions or entrance into certain markets;
•	our ability to make accurate accounting estimates and appropriately recognize revenue for our platform and offerings for which there are no relevant comparable products;
•	instability in the financial markets;
•	global economic conditions; and
•	political, economic and social instability, including terrorist activities, and any disruption these events may cause to the global economy.

The impact of one or more of the foregoing and other factors may cause our results of operations to vary significantly. As such, we believe that quarter-to-quarter comparisons of our results of operations may not be meaningful and should not be relied upon as an indication of future performance.

We rely significantly on revenue from customers purchasing our annual subscriptions.

To date the majority of our revenue has been, and we expect it to continue to be, derived from customers who purchase our annual subscription through the platform. These customers generate a substantial majority of our revenue. The introduction of competing products with lower prices for consumers, changes in consumer purchasing habits, including an increase in the use of mail-order prescriptions, changes in the regulatory landscape, and other factors could result in changes to our contracts or a decline in our revenue, which may have an adverse effect on our business, financial condition, and results of operations. Because we derive a vast majority of our revenue from customers who purchase our annual subscriptions, any material decline in such purchases could have a pronounced impact on our future revenue and results of operations, particularly if we are unable to expand our offerings overall.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE American Market, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition. Although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income and sales taxes which could harm our results of operations.

There is a risk that certain state tax authorities where we do not currently file a state income tax return or collect sales tax could assert that we are liable for state and local income and sales taxes based upon income, sales, or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income and sales tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.

Risks Related to Our Common Stock and this Offering

The Company is a holding company with no operations of its own, and it depends on its operating subsidiary for cash to fund all of its operations and expenses, including to make future dividend payments, if any.

Our operations are conducted entirely through our operating subsidiaries, and our ability to generate cash to fund operations and expenses, to pay dividends or to meet debt service obligations is highly dependent on the earnings and the receipt of funds from our affiliates through dividends or intercompany loans. Deterioration in the financial condition, earnings or cash flow of the Company and its affiliates for any reason could limit or impair their ability to pay such distributions.

Additionally, to the extent that the Company needs funds, and its affiliates are restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations, and cash flows.

Our charter documents and Delaware law could make it more difficult for a third party to acquire us and discourage a takeover.

Our Articles of Incorporation, Bylaws, and Delaware law contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for shares of Common Stock, a proxy contest for control of our company, the assumption of control of our company by a holder of a large block of Common Stock, and the removal of the management of our company. Such provisions also may have the effect of deterring or discouraging a transaction which might otherwise be beneficial to stockholders. Our articles of incorporation also may authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of Common Stock. Delaware law also imposes conditions on certain business combination transactions with “interested stockholders.” Our Bylaws authorize our Board of Directors to fill vacancies or newly created directorships. A majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. Such provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock and impede the ability of the stockholders to replace management.

The elimination of monetary liability against our directors, officers, and employees under Delaware law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. We also may have entered into contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and our stockholders.

We currently do not intend to pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

You may experience dilution of your ownership interest due to the possible future issuance of additional shares of our Common Stock.

We are in a capital-intensive business and we may not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we would require additional funds from future equity or debt financings, including sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our Common Stock. We are currently authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Additionally, the Board may subsequently approve increases in authorized Common Stock. The potential issuance of such additional shares of Common or Preferred Stock or convertible debt may create downward pressure on the trading price of our Common Stock. We may also issue additional shares of Common Stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our Common Shares. A decline in the price of our Common Shares could make it more difficult to raise funds through future offerings of our Common Shares or securities convertible into common shares.

If and when a trading market for our securities develops, the market price of such securities is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your securities at or above the price at which you acquired them.

The stock market in general and the market for smaller health service companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

•	actual or anticipated changed in our operating results;
•	our ability to execute our business plan;
•	variations in our quarterly results;
•	changes in expectations relating to our products, plans, and strategic position or those of our competitors or customers;
•	announcements or introduction of technological innovations or new products by us or our competitors;
•	market conditions within our market;
•	the sale of even small blocks of Common Stock by stockholders;
•	price and volume fluctuations in the overall stock market from time to time;
•	significant volatility in the market price and trading volume of public companies in general and small emerging companies in particular;
•	changes in investor perceptions;
•	the level and quality of any research analyst coverage of our Common Stock, changes in earnings estimates or investment recommendations by securities analysis, or our failure to meet such estimates;
•	any financial guidance we may provide to the public, any changes in such guidance, or our failure to meet such guidance;
•	various market factors or perceived market factors, including rumors, whether or not correct, involving us, our customers, or our competitors;
•	future sales of our Common Stock;
•	Introductions of new products or new pricing policies by us or by our competitors;
•	acquisitions or strategic alliances by us or by our competitors;
•	litigation involving us, our competitors, or our industry;
•	regulatory, legislative, political, and other developments that may affect us, our customers, and the purchasers of our products;
•	the gain or loss of significant customers;
•	the volume and timing of customers’ orders;
•	recruitment or departure of key personnel;
•	developments with respect to intellectual property rights;
•	our international acceptance;
•	market conditions in our industry, the business success of our customers, and economy as a whole; and
•	general global economic and political instability.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock, to some extent, will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts.

A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

All of the Common Stock being sold in this Offering will be freely tradable without restrictions or further registration under the federal securities laws unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining shares of Common Stock issued and outstanding upon the closing of this Offering, approximately % are restricted securities as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States public market only if registered or if they qualify for an exemption from registration, including by reason of Rules 144 or 701 under the Securities Act. All of our restricted Common Stock will be eligible for sale in the public market 12 months following the effective date of the registration for this Offering, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144, and also the lock-up agreements described under “Underwriting” in this prospectus. Additionally, we may register all our Common Stock that we may issue under our employee benefit plans. Once we register these shares of Common Stock, they can be freely sold in the public market upon issuance, unless pursuant to their terms these share awards have transfer restrictions attached to them. Sales of a substantial number of shares of our Common Stock, or the perception in the market that the holders of a large number of shares intend to sell their Common Stock, could reduce the market price of our Common Stock.

If our listing application for our Common Stock is not approved by NYSE American, we will not be able to consummate the Offering and will terminate the Offering.

If our listing application is not approved by NYSE American, we will not be able to consummate the Offering and will terminate the Offering. Failure to have our Common Stock listed on NYSE American would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common Stock to be less attractive as a result, there may be a less active trading market for our Common Stock, and their trading prices may be more volatile.

If you purchase our Common Stock in the Offering, you will suffer immediate and substantial dilution of your investment.

The offering price of the Common Stock is substantially higher than the net tangible book value per share. Therefore, if you purchase Common Stock in the Offering, your interest will be diluted immediately to the extent of the difference between the offering price and the net tangible book value per share after this Offering. See “Dilution.”

Exercise of warrants, and issuance of incentive stock grants may have a dilutive effective on our Stock, and negatively impact the price of our Common Stock.

As a part of this Offering, underwriter warrants will be issued. Each warrant provides the holder the right to purchase up to one share of our Common Stock at a predetermined exercise price. The underwriter warrants consist of one warrant to purchase _____ shares of Common Stock at exercise prices of $_______ per share over the next five years.

 In September 2025, the Company approved the 2025 Equity and Incentive Plan (“the Plan”). Under the Plan, 50,000,000 shares of common stock were reserved and authorized to be issued. As of September 30, 2025, there have been no shares issued under the Plan.

To the extent that any of the warrants described above are exercised, dilution, to the interests of our stockholders may occur. For the life of such warrants, the holders will have the opportunity to profit from a rise in the price of the Common Stock with a resulting dilution in the interest of the other holders of Common Stock. The existence of such warrants may adversely affect the market price of our Common Stock and the terms on which we can obtain additional financing, and the holders of such warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital by an offering of our unissued capital stock on terms more favorable to us than those provided by such warrants and options.

Effect of Issuance of Preferred Stock

Our Certificate of Incorporation allow us to issue Preferred Stock with voting, liquidation, and dividend rights senior to those of the Common Stock without the approval of our stockholders. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding stock of our company and result in the dilution of the value of the then current stockholders’ Common Stock. We have no current plans to issue additional shares of Preferred Stock.  We are authorized to issue 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. We have issued 100 shares of Series A Preferred stock with 80% of the voting power in the Company. The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of the 100 shares of Series A preferred stock has been utilized as a method of discouraging, delaying or preventing a change in control of the Company.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and offering expenses payable by us, will be approximately $[●] million assuming a public offering price of $[●]per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.  If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[●].

We intend to use the net proceeds of this offering, as follows:

The following table sets forth the use of proceeds from the Company’s $[●] offering assuming all shares of Common Stock offered are sold:

Use of Funds
Operations and Administration		[●]
Marketing, R&D and Business Development		[●]
M&A		[●]
Working Capital (Reserves)		[●]
Offering Expense & Professional Fees (Legal/Accounting and Placement Agent and/or Finder’s fees (2)		[●]
Total Uses	$	[●]

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors. We may also use a portion of the net proceeds to acquire, license and invest in complementary products, technologies or additional businesses; however, we currently have no agreements or commitments with respect to any such transaction.

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the net proceeds to us from this offering by approximately $[●] million, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated aggregate offering expenses payable by us and assuming no change to the number of shares of common stock offered by us as set forth on the cover page of this prospectus.

The foregoing represents our current intentions based upon our present plans and business conditions to allocate and use the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025. Such information is set forth on the following basis:

•	an actual basis as of September 30, 2025; and

•	on an unaudited pro forma basis to give effect to reflect transactions immediately prior to completion of this offering if any;

•

on a pro-forma as adjusted basis to give effect to reflect (i) the unaudited proforma set forth above if any (ii) our sale of [●] shares of Common Stock in this offering at the assumed public offering price of approximately $[●] per share, after deducting approximately $[●] of estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as-adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of September 30, 2025
	Actual	Unaudited Pro Forma	Pro Forma as Adjusted

Cash and cash equivalents	$117,154	$117,154
Total current assets	193,756	193,756
Total non-current assets	66,862	66,862

Total current liabilities	2,218,124	2,218,124
Total long-term liabilities	-	-

Stockholders’ deficit
Preferred stock, $.0001 par value; 5,000,000 shares authorized, issued and outstanding on an actual basis and [●] issued and outstanding on a proforma as adjusted basis.	$-	$-

Common stock, $.0001 par value; 100,000,000 shares authorized; 20,000,003 shares issued and outstanding on an actual basis and [●] shares issued and outstanding on a proforma as adjusted basis.	$2,000	$2,000
Additional paid-in capital	$1,866,730	1,866,730
Accumulated deficit	$(3,826,236)	(3,826,236)
Total stockholders’ (deficit) equity	$(1,957,506)	(1,957,506)
Total capitalization	$260,618	$260,618

The number of common shares that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of September 30, 2025.

Each $1.00 increase (decrease) in the assumed public offering price of approximately $[●]per share would increase (decrease) the as pro-forma as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $[●], assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our Common Stock to be outstanding after this offering is based on [●] shares of our Common Stock outstanding as of  [●]. The pro forma as adjusted numbers does not take into account the issuance of any over-allotment shares.

DILUTION

If you purchase shares of our common stock offered by this prospectus, you will suffer dilution to the extent that outstanding options and warrants are exercised, investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

As of September 30, 2025, our historical net tangible book value was $(1,957,013) or $(0.10) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by the number of shares of Common Stock outstanding on September 30, 2025.

After giving effect to the sale of [●] shares of Common Stock, at the assumed offering price of approximately $[●] per share, after deducting approximately $[●] in estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $[●] or $[●]  per share of Common Stock. This represents an immediate increase in pro forma net tangible book value to our existing stockholders of $[●] per share and an immediate dilution to new investors of $[●] per share. Dilution per share to new investors represents the difference between the price per share to be paid by new investors for the shares of common stock sold in this offering and the pro forma as adjusted net tangible book value per share immediately after this offering.

The following table illustrates this dilution on a per share basis:

		Offering Without Over-Allotment		Offering With Over-Allotment
Assumed offering price per share	$	[●]	$	[●]
Historical net tangible book value per share as of September 30, 2025		$(0.10		$(0.10)
Pro forma increase in historical net tangible book value (deficit) per share as of September 30, 2025 attributable to the pro forma adjustments described above	$	[●]	$	[●]
Pro forma net tangible book value per share as of September 30, 2025	$	[●]	$	[●]
Increase in pro forma net tangible book value per share attributable to new investors	$	[●]	$	[●]
Pro forma adjusted net tangible book value per share after the offering	$	[●]	$	[●]
Dilution per share to new investors participating in this offering	$	[●]	$	[●]

Assuming the underwriters’ over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed public offering price of $[●] per share of Common Stock would increase (decrease) our net tangible book value after this offering by approximately $[●] per share, and increase (decrease) the dilution per share to new investors by approximately $[●] per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

Assuming the underwriters’ over-allotment option is exercised in full to purchase [●] additional shares of Common Stock in this offering, each $1.00 increase (decrease) in the assumed public offering price of $[●] per share of Common Stock would increase (decrease) our net tangible book value after this offering by approximately $[●] per share, and increase (decrease) the dilution per share to new investors by approximately $[●] per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on [●] shares of our Common Stock outstanding as of [●].

If we issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ option to purchase up to an additional 8% of shares of Common Stock to cover over-allotments.

To the extent any outstanding options or other rights are exercised, or we issue additional equity or convertible securities in the future, there will be further dilution to new investors.

DETERMINATION OF OFFERING PRICE

The offering price for the shares of Common Stock offered by this prospectus has been negotiated between the underwriter and us. In determining such offering price and exercise price, the following factors were considered:

•	prevailing market conditions;

•	our historical performance and capital structure;

•	estimates of our business potential and earnings prospects;

•	an overall assessment of our management; and

•	the consideration of these factors in relation to the market valuation of companies in related businesses.

Transactions in our Common Stock are currently reported under the symbol “VRHI” on the OTCIQ. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

As of September 30, 2025, there are over 100 record holders of our shares of Common Stock.

DIVIDEND POLICY

Holders of our shares of Common Stock are entitled to dividends when, as and if declared by our Board of Directors out of legally available funds.

We have not declared or paid any dividends in the past to the holders of our Common Stock and do not currently anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements regarding our business development plans, pre-clinical and clinical studies, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions. These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Special Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this Prospectus. The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this Prospectus.

Corporate History

We conduct our business through our wholly-owned subsidiaries. Our subsidiary, Veriheal, Inc. (“Veriheal”) was founded in the state of Delaware on November 17, 2017 and redomiciled in state of Wyoming in January 2026, by Joshua Green and Samuel Adetunji to provide concierge services to patients seeking prescription cards for medical marijuana. The idea was born out of their own difficulties in obtaining medical cannabis in Washington DC. Mr. Green and Mr. Adetunji saw that there were not any credible tech platforms or one-stop-shop providers that provided services for patients looking to adopt medical cannabis in their treatment plan. Mr. Green and Mr. Adetunji also both observed the benefits of medical cannabis in helping family, friends and those in need cope with severe medical conditions such as cancer. As a result, both saw a significant potential in providing a tech-oriented platform to assist with the procurement of medical cannabis cards and education around medical cannabis use.

Effective on January 1, 2025, Veri Holdings, Inc. (“Veri Holdings’’) merged with and into Veri Medtech Holdings, Inc. (the “Company”) in a transaction treated as a reverse merger and recapitalization of Veri Holdings. Veri Holdings was incorporated in August 2023 and acquired Alternative Medical Clinic LLC (“AMC”) and Dosepop in 2023. Veriheal Inc. (“Veriheal”), was incorporated in November 2017 and is the primary operating entity which operates as a digital healthcare company with a fully technology-enabled service model via its healthcare technology platform which provides accessible consultations for alternative medicine and medical cannabis and offers on-demand virtual consultations via video and chat, allowing patients to discuss sensitive health issues confidentially and receive personalized treatment plans. On December 31, 2024, Veri Holdings acquired Veriheal. All entities were under common control during years 2023 and 2024 and became consolidated on December 31, 2024. Therefore, the accompanying financial statements are presented on a retrospective basis as consolidated financial statements for all periods presented.

Veri Medtech Holdings serves as a holding company for operating wholly owned subsidiaries:

•	Veriheal Inc. formed in the state of Delaware on November 17, 2017 and redomiciled in state of Wyoming on January 2, 2026;
•	Alternative Medical Clinic LLC formed in the state of Delaware on April 28, 2023;
•	DosePop Inc. (f/k/a “Verinew”) was formed in the state of Delaware on June 23, 2023
•	Sky Clinics LLC formed in the state of Wyoming on January 12, 2026

Since its founding, the Company has increased its coverage to more states and has also added a service to provide personal or educational consultations for patients looking for more hand holding than just a doctor’s prescription for a medical cannabis card. The Company has also grown the number of doctors on its platform over time as the Company and medical cannabis industry gain further traction. Throughout, the Company has also invested in building a team of software developers and customer service associates.

Business Overview and Strategy

Veri MedTech Holdings, Inc. (“Veri MedTech” or the “Company” or “VRHI”) is a healthcare technology company that provides access to alternative medicine for sensitive health issues, through discreet and personalized online care. The Company operates as a health technology leader at the intersection of healthcare technology, alternative healthcare, and direct-to-consumer wellness solutions. Our core strength lies in our proven ability to disrupt traditional healthcare models by leveraging cutting-edge technology, data analytics, and strategic marketing to serve millions of patients in the United States and beyond.

Veri MedTech was built on the foundation of solving real-world healthcare access challenges. The Company began with it’s first subsidiary, Veriheal, which quickly became the largest medical cannabis healthcare technology platform in the U.S., providing seamless doctor-patient connectivity, patient education, and digital prescription approvals. Over the past five years, Veriheal has processed over 350,000 medical cannabis patient approvals and generated over $100 million in revenue, demonstrating the ability to scale, dominate, and innovate within a niche healthcare sector.

With this track record of success in the alternative medicine space, the Company is now expanding its business model into broader healthcare technology through DosePop—a next-generation, direct-to-consumer healthcare technology platform designed specifically for Millennials and Gen Z. DosePop is set to revolutionize access to essential wellness, mental health, and lifestyle-enhancing medications, including weight loss treatments, dermatology prescriptions, ADHD therapy, sexual health, peptides, and anti-aging solutions.

Together, Veriheal and DosePop form the backbone of Veri MedTech’s diversified healthcare technology strategy, creating an ecosystem where patients seamlessly transition between alternative medicine and mainstream wellness services. This strategic synergy—referred to as the “Infinite Wellness Loop”—allows Veri MedTech to cross-sell, retain, and maximize patient lifetime value in a way that no other healthcare technology provider currently does.

In January 2026, Veri Medtech formed, a new wholly-owned subsidiary, Sky Clinics.  The goal for Sky Clinics is to provide a technology-enabled clinical infrastructure platform. Sky Clinics is in initial idea, incubation stage with no revenue, no operations.

With a proven business model, deep industry expertise, and a high-growth roadmap, Veri MedTech is poised to become the dominant force in the next generation of digital healthcare. the Company is redefining patient access, removing barriers to treatment, and creating an ecosystem where healthcare is convenient, personalized, and stigma-free.

Corporate Overview

The idea for Veriheal was born out of personal necessity. The Company’s founders, experienced firsthand the difficulties of obtaining a medical cannabis prescription in Washington, D.C. Despite the increasing medical research supporting cannabis as a treatment for chronic pain, PTSD, and other conditions, patients faced significant obstacles in gaining access to legal medical cannabis.

The absence of a streamlined, tech-enabled solution inspired them to create Veriheal—a patient-first, digital concierge service that connects individuals with licensed physicians who can approve them for medical cannabis cards. From a small startup disrupting a niche market, Veriheal has since grown into a national powerhouse, serving hundreds of thousands of patients across every legal medical cannabis state in the U.S.

By developing their own proprietary cutting-edge healthcare technology, data-driven insights, and next-generation patient engagement strategies, Veriheal is redefining the way people access medical cannabis. Veriheal’s strength lies in its unique ability to market, scale, and dominate underserved healthcare verticals, leveraging proprietary technology, customer acquisition expertise, and strategic partnerships to create the most accessible, patient-focused healthcare technology experience in the industry.

Business Overview and Strategy

Veri Medtech Holdings is a healthcare technology and ePrescribe company and is focused on providing a platform that offers a concierge like service to patients that are looking to obtain a medical cannabis card for personal use. Veri Medtech Holdings MedTech platform enables the connection between patients and doctors for facilitating the procurement of medical cannabis cards. The key offerings include a HIPAA-compliant platform that allows patients to access all the relevant information with respect to obtaining a marijuana card, search for qualified doctors that are knowledgeable about medical marijuana and are authorized to provide prescriptions. The platform also provides information on the nearest dispensaries that the patient can use to procure medical cannabis.

The Company over the years has grown both by investing in its service offerings as well as geographical expansion across the continental United States. Veri Medtech Holdings has grown from operating solely in Washington state to now operating nationwide. The Company has also expanded its service offerings by moving beyond doctor consultations for obtaining marijuana cards to introducing cannabis education focused consultations with coaches that new medical cannabis consumers can book to learn more about the “how” and “what” of medical cannabis.

The Company has built a formidable position in the United States’ healthcare technology industry by developing a leading technology platform that provides patients the ability to see a qualified doctor both online and in person, unlike its key competitors that offer online consultations only. As a result, it has become the largest volume issuer of cannabis cards (5.3% US market share), along with maintaining the largest coverage area in the US amongst its competitors as it can provide services in states that allow healthcare technology as well as those that only allow in person visits. Its market leading presence is also evident in the large lead it has taken in terms of followers on social media platforms. Veri Medtech Holdings strong well-rounded management team has been instrumental in laying the groundwork with superior execution and strategy. The management team has dedicated considerable resources to perfect the Company’s digital platform, building out a large doctor’s network and setting up a customer care operation.

The Company has quickly scaled to an enviable position in a rapidly growing industry. Its market presence is currently considerably larger than its competitors. The scale difference between the Company and its competitors is a function of multiple factors. The Company was one of the early entrants in its market segment as the founders saw a need for this service from their own personal experience. Early entry into the market allowed the company to get a leg up over competitors.  Veri Medtech Holdings has approximately 400,000 paid successful patient approvals from inception up to December 31, 2025. The Company also refers to these successful patient approvals as paid subscribers or activated patients. The Company defines a successful patient approval as a patient who (i) registered on the Veriheal platform, (ii) paid for services, and (iii) obtained a physician certification through the platform. This metric excludes unpaid registrations, abandoned bookings, or incomplete consultations. Patient retention rate is another metric that measures the percentage of patients who continue and return to renew for the same service year over year. Revenue per paid subscriber is measured by calculating total revenue generated during a period and dividing it by the total number of paid subscribers or successful patient approvals in that period. Management uses these metrics to make informed decisions for marketing purposes.

For the year ended December 31, 2024 and 2023, we have approximately 101,000 and 123,000 successful patient approvals and approximately $164 and $180 revenue per paid subscriber, respectively, and for the nine months ended September 30, 2025 and 2024, we have approximately 57,000 and 85,000 successful patient approvals and approximately $150 and $160 revenue per paid subscriber, respectively, on the Veriheal platform.

The Company operates in the business of providing services to procure medical cannabis card, which is subject to evolving market trends, regulatory uncertainty, and fluctuations in patient participation. Demand for the Company’s services is driven in part by the recurring nature of medical marijuana license applications and renewals and by the increasing complexity of state regulatory requirements. However, the Company’s operating results may fluctuate due to changes in state laws and regulations, including modifications to qualifying conditions, renewal procedures, and administrative requirements, as well as the continued federal illegality of marijuana, which creates uncertainty related to enforcement, banking access, and taxation. In addition, patient demand and renewal activity may vary based on economic conditions, competitive pressures, and the timing of regulatory deadlines, which could result in period-to-period variability in revenue and cash flows. See our discussion under Revenues related to fluctuations due to state regulations and restrictions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Results of Operations

The following discussion should be read in conjunction with the Company’s consolidated financial statements and notes thereto included elsewhere in this Report.

Year ended December 31, 2024, as compared to the year Ended December 31, 2023

Revenues

Revenues for the year ended December 31, 2024 were approximately $16.7 million, a decrease of approximately 25% compared to approximately $22.2 million for the year ended December 31, 2023. The decline in revenues was primarily driven by regulatory changes affecting telemedicine services. The state of Florida, a top 10 state in our market, revised its requirements, mandating in-person consultations for medical marijuana certifications instead of allowing online telemedicine. Given that our core business model heavily relies on telemedicine, this shift had a material impact. Similar restrictions were implemented in states such as Arizona and Colorado.

Cost of Revenues

Cost of revenues for the year ended December 31, 2024 were approximately $4.3 million, a decrease of approximately 30% compared to approximately $6.1 million for the year ended December 31, 2023. Total cost of revenues consists primarily of fees paid to contracted physicians for consultation services (approximately 23% and 24% of revenues for the years ended December 31, 2024 and 2023, respectively) and merchant processing fees (approximately 3% of revenues for both periods). This decrease is primarily attributable to the decrease in revenues as discussed above.

Gross Profit

Gross profit for the year ended December 31, 2024 were approximately $12.4 million, a decrease of approximately 23% compared to approximately $16.1 million for the year ended December 31, 2023. Gross margins were approximately 74% and 73% for the years ended December 31, 2024 and 2023, respectively.  This decrease in gross profit is primarily attributable to the decrease in revenues as discussed above.

Operating Expenses

Total operating expenses for the year ended December 31, 2024, as compared to the year ended December 31, 2023, were approximately $12,691,000 and $12,500,000, respectively. The approximate $191,000 increase in operating expenses for the year ended December 31, 2024, as compared to the year ended December 31, 2023, is comprised of (i) The increase in compensation expense of approximately $392,000 was primarily attributable to higher personnel costs, including salary adjustments and performance-based bonuses. (ii) an increase of approximately $513,000 in sales and marketing expenses due to increase in advertising and promotions to attract new customers, (iii) an increase in rent and occupancy expenses of approximately $101,000 primarily due to the lease agreement dated in October 2023 with a related party and incurred a full year of rent expense in year 2024 as compared to only 3 months during year 2023, (iv) a decrease in technology expense of approximately $219,000 due to the Company undertaking an optimization initiative by cancelling several overlapping subscriptions and consolidating functionalities into fewer platforms, v) decrease in professional, consulting and contractor fees of approximately $435,000 primarily due to decrease in outsourced IT expenses of approximately $87,000, decrease in legal fees and accounting fees of approximately $299,000 and decrease in other professional fees of approximately $49,000. The overall decrease in professional, consulting and contractor fees is due to cost cutting measures implemented by the management, and vi) a decrease in general and administrative of approximately $161,000 primarily due to decrease in sponsorships, insurance expenses, and office expenses due to cost cutting measures implemented by the management.

Income (Loss) from Operations

We reported an income (loss) from operations of approximately $(302,000) and $3,584,000 for the years ended December 31, 2024 and 2023, respectively.

Total Other Expense, Net

We reported other expense, net of approximately $107,000 and $54,000 for the years December 31, 2024 and 2023, respectively. We incurred interest expense of approximately $105,000 and $101,000 for the years ended December 31, 2024 and 2023, respectively related to a promissory note with a bank. During the year ended December 31, 2023, the Company received approximately $47,000 due to the employee retention tax credit.

Net Income (Loss)

We reported a net income (loss) of approximately ($409,000) and $3,530,000 for the years ended December 31, 2024 and 2023, respectively. The change relates to the factors discussed above.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital deficit at December 31, 2024, compared to December 31, 2023, and the changes between those periods:

	December 31, 2024	December 31, 2023
Total Current Assets	161,081	259,300
Total Current Liabilities	2,674,787	2,314,944
Working Capital Deficit	(2,513,706)	(2,055,644)

Despite the negative working capital position, the Company continues to meet its obligations. Management remains focused on improving cash flow efficiency and exploring opportunities to optimize working capital through better expense controls.

	Year Ended December 31,
	2024	2023
Net Income (Loss)	$(408,809)	$3,530,076
Net cash provided by operating activities	55,416	3,412,668
Net cash used in investing activities	(2,286)	(57,759)
Net cash used in financing activities	(65,884)	(3,458,519)
Net decrease in cash	$(12,754)	$(103,610)

Net Cash Flow from Operating Activities

Net cash provided in operating activities was $55,416 for the year ended December 31, 2024, due to our net loss of $408,809 offset primarily by non-cash charges of depreciation of $6,057 and amortization of right of use assets of $96,743. Net changes in operating assets and liabilities totaled $361,425, which is primarily attributable to an increase in accounts payable of $365,839, increase in due to related party of $47,937, decrease in prepaid expenses and other current assets of $79,582, decrease in unearned revenues of $41,402 and decrease in operating lease liability of $96,414.

Net cash provided in operating activities was $3,412,668 for the year ended December 31, 2023, due to our net income of $3,530,076 offset primarily by non-cash charges of depreciation of $680 and amortization of right of use assets of $27,147. Net changes in operating assets and liabilities totaled $145,235, which is primarily attributable to a decrease in accounts payable of $48,564, increase accounts receivable of $18,920, increase in due to related party of $6,500, increase in prepaid expenses and other current assets of $46,349, decrease in unearned revenues of $11,082 and decrease in operating lease liability of $26,820.

Net Cash Flow from Investing Activities

During the year ended December 31, 2024, net cash used in investing activities of $2,286 which relates to purchase of equipment as compared to $57,759 due to leasehold improvements cost during the year ended December 31, 2023.

Net Cash Flow from Financing Activities

Net cash used in financing activities for the year ended December 31, 2024 were $65,884 as compared to $3,458,519 for the year ended December 31, 2023. During the year ended December 31, 2024 we repaid notes of $615,724 and line of credit of $95,199 offset by net proceeds from contribution from principal stockholders, net of $549,498, and proceeds from line of credit of $95,541.

During the year ended December 31, 2023, we repaid notes of $549,218 and line of credit of $28,625, distribution to principal stockholders, net of $2,911,417 and offset by proceeds received from line of credit of $30,591.

Results of Operations

The following discussion should be read in conjunction with the Company’s unaudited consolidated financial statements and notes thereto included elsewhere in this Report.

Nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024

Revenues

For the three months ended September 30, 2025, revenues were approximately $2.6 million, compared to $4.1 million in the prior period, a decline of approximately 37%. For the nine months ended September 30, 2025, revenues were approximately $8.7 million, versus $13.4 million in the same period of 2024, a decline of approximately 36%. The decrease in revenues primarily reflects the effects of regulatory restrictions in the state of Florida, where patient consultations continue to be limited to in-person visits rather than telemedicine.

Cost of Revenues

Total cost of revenues consists primarily of fees paid to contracted physicians for consultation services. For the three months ended September 30, 2025, cost of revenues was approximately $597,000, compared to $973,000 in the prior period, representing a decrease of approximately 39%. For the nine months ended September 30, 2025, cost of revenues was approximately $2.1 million, down from $3.3 million for the nine months ended September 30, 2024, a decrease of approximately 37%. The decrease in cost of revenues was primarily attributable to the decrease in revenues during the nine months ended September 30, 2025, which reduced costs such as physician consultation fees.

Gross Profit

For the three months ended September 30, 2025, gross profit was approximately $2.0 million, compared to $3.1 million in the same period of 2024, a decrease of approximately 37%. For the nine months ended September 30, 2025, gross profit was approximately $6.5 million, down from $10.1 million during the nine months ended September 30, 2024, a decline of approximately 35%. Gross margins were approximately 77% and 76% for the three months ended September 30, 2025 and 2024, respectively, and approximately 76% and 75% during the nine months ended September 30, 2025 and 2024, respectively. The decrease in gross profit is primarily attributable to the decrease in revenues as discussed above.

Operating Expenses

For the three months ended September 30, 2025, total operating expenses were approximately $2.5 million, compared to $3.3 million in the same period of 2024, representing a decrease of approximately $767,000 or 23%. The approximate $767,000 decrease in operating expenses is comprised of (i) the increase in compensation expense of approximately $347,000 which was primarily attributable to stock-based compensation of approximately $578,000 in connection with restricted common stock award grants to our officers offset by the decrease in overall salaries of approximately $231,000 due to decreased number of employees. (ii) decrease in professional, consulting and contractor fees of approximately $41,000 primarily due to increase in stock-based compensation in connection with restricted common stock award grants to certain consultants of approximately $49,000 and increase in accounting fees related to audit services, compliance and reporting related accounting services offset by decreases in legal expenses, outsourced IT and contractors expenses as a result of cost cutting measures iii) an increase in technology expense of approximately $33,000 due to continued investment in maintaining platform stability iv) a decrease of approximately $1,069,000 in sales and marketing expenses due to decrease in advertising and promotions as a result of management’s scaling back of marketing campaigns v) a decrease in rent and occupancy expenses of approximately $23,000 due to cost management initiatives and fewer short-term rental offices and vi) a decrease in general and administrative of approximately $14,000 primarily due to decrease in insurance expenses, utility expenses and office expenses as a result of cost cutting measures implemented by the management.

For the nine months ended September 30, 2025, total operating expenses were approximately $7.8 million as compared to $10.3 million in the same period of 2024, a decrease of approximately $2,505,000 or 24%. The approximate $2,505,000 decrease in operating expenses is comprised of (i) the increase in compensation expense of approximately $1,046,000 which was primarily attributable to stock-based compensation of approximately $1,615,000 in connection with restricted common stock award grants to our officers offset by the decrease in overall salaries of approximately $569,000 due to decreased number of employees. (ii) increase in professional, consulting and contractor fees of approximately $3,000 primarily due to increase in stock-based compensation in connection with restricted common stock award grants to certain consultants of approximately $137,000 and increase in accounting fees related to audit services, compliance and reporting related accounting services, stock transfer agent fees offset by decreases in legal fees, recruitment expenses, outsource IT and contractors expenses as a result of cost cutting measures iii) an increase in technology expense of approximately $58,000 due to continued investment in maintaining platform stability iv) a decrease of approximately $3,404,000 in sales and marketing expenses due to decrease in advertising and promotions as a result of management’s scaling back of marketing campaigns v) a decrease in rent and occupancy expenses of approximately $60,000 due to cost management initiatives and fewer short-term rental offices and vi) a decrease in general and administrative of approximately $149,000 primarily due to decrease in sponsorship expenses, insurance expenses, travel expenses, utility expenses and office expenses as a result of cost cutting measures implemented by the management.

Loss from Operations

We reported a loss from operations of approximately $543,000 and $180,000 for the three months ended September 30, 2025 and 2024, respectively. We reported a loss from operations of approximately $1,254,000 and $216,000 for the nine months ended September 30, 2025 and 2024, respectively.

Total Other Expense, Net

For the three months ended September 30, 2025, other expense, net was approximately $19,000, compared to $24,000 in the same period of 2024. For the nine months ended September 30, 2025, other expense, net was approximately $51,000 as compared to $58,000 in the same period of 2024. These amounts primarily reflect interest expense on promissory note with a bank and finance charges on outstanding obligations.

Net Loss

For the three months ended September 30, 2025, net loss was approximately $561,000, compared to $204,000 in the same period of 2024. For the nine months ended September 30, 2025, net loss was approximately $1,305,000, compared to $274,000 in the prior period. The change relates to the factors discussed above.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital deficit at September 30, 2025, compared to December 31, 2024, and the changes between those periods:

	September 30, 2025	December 31, 2024
Total Current Assets	193,756	161,081
Total Current Liabilities	2,218,124	2,674,787
Working Capital Deficit	(2,024,368)	(2,513,706)

As of September 30, 2025, the Company had current assets of $193,756 and current liabilities of approximately $2.2 million, resulting in a working capital deficit of approximately $2.0 million, compared to a working capital deficit of $2.5 million at December 31, 2024.

Despite the negative working capital position, the Company continues to meet its obligations. Management remains focused on improving cash flow efficiency, controlling discretionary expenditures, and exploring opportunities to optimize working capital to support near-term liquidity needs.

	Nine months ended September 30,
	2025	2024
Net Loss	$(1,304,829)	$(273,762)
Net cash provided by operating activities	358,826	240,339
Net cash used in investing activities	(3,102)	(818)
Net cash used in financing activities	(302,322)	(304,953)
Net Increase (decrease) in cash	$53,402	$(65,432)

Net Cash Flow from Operating Activities

For the nine months ended September 30, 2025, net cash provided by operating activities was $358,826 due to our net loss of $1,304,829 offset primarily by non-cash charges of stock- based compensation of $1,752,170, depreciation of $5,593 and amortization of right of use assets of $101,156. Net changes in operating assets and liabilities totaled $195,264, which is primarily attributable to a decrease in accounts payable of $214,460, decrease in operating lease liability of $101,319, increase in due to related party of $58,342, decrease in accounts receivable of $21,767, and increase in unearned revenues of $41,446.

For the nine months ended September 30, 2024, net cash provided by operating activities was $240,339 due to our net loss of $273,762 offset primarily by non-cash charges of depreciation of $4,422 and amortization of right of use assets of $71,740. Net changes in operating assets and liabilities totaled $437,939, which is primarily attributable to an increase in accounts payable of $354,547, decrease in prepaid expenses and other current assets of $136,612, decrease in operating lease liability of $71,412, increase in due to related party of $42,892, and decrease in unearned revenues of $42,183.

Net Cash Flow from Investing Activities

Net cash used in investing activities was $3,102 for the nine months ended September 30, 2025, compared to $818 in the same period of 2024 which relates to purchase of equipment.

Net Cash Flow from Financing Activities

Net cash used in financing activities was $302,322 for the nine months ended September 30, 2025, compared to $304,953 in the same period of 2024. Cashflows from financing activities were primarily related to repayments on notes payable of $439,639 and line of credit of $47,107, offset by advances from officers of $178,943 and proceeds from line of credit of $5,481.

Net cash used in financing activities was $304,953 for the nine months ended September 30, 2024. Cashflows from financing activities were primarily related to repayments on notes payable of $500,712 and line of credit of $82,391, offset by contributions by majority stockholders of $252,707 and proceeds from line of credit of $25,443.

The Company reported a net loss of approximately $409,000 for the year ended December 31, 2024. The Company reported a net loss of approximately $1,305,000 for the nine months ended September 30, 2025. Notwithstanding this result, the Company continues to generate revenue and maintain active operations across its core business segment. Based on current forecasts and available cash as of September 30, 2025, the Company may require additional capital to fully support its planned growth initiatives and capital expenditures over the next twelve months.

The Company believes that our existing available capital resources which includes available cash and financing resources, will be sufficient to fund our planned operations between 3 to 6 months from the date of this report. Management has determined that a minimum funding of approximately $3,000,000 is required to remain in business for at least the next 12 months from the date of this report.

Critical Accounting Policies and Estimates

Below is a discussion of our more subjective accounting estimation processes for purposes of explaining (i) the methodology used in calculating the estimates, (ii) the inherent uncertainties pertaining to such estimates, and (iii) the possible effects of a significant variance in actual experience, from that of the estimate, on our financial condition. Estimates involve numerous assumptions that, if incorrect, could create a material adverse impact on the Company’s results of operations and financial condition.

Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities. Each ASC reference in this filing is presented with a three-digit number, which represents its Topic. As necessary for explanation and as applicable, an ASC topic may be followed with a two-digit subtopic, a two-digit section or a two-or-three-digit paragraph.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration which the entity expects to be entitled in exchange for those goods or services. In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company through its wholly owned subsidiary, Veriheal, generates revenue from service processing fees by facilitating patient consultations with licensed physicians for the purpose of medical marijuana (“MMJ”) card evaluations. Revenue is recognized at a point in time upon completion of both the consultation service and the licensed physicians providing medical decision. This is when the performance obligation is satisfied. The Company acts as the principal in these transactions and recognizes the full transaction price as revenue when its performance obligation is satisfied. The service processing fees are paid in advance and are non-refundable, however, the Company may reserve the right to refund the fees under limited circumstances at its discretion. Payments received before the completion of the consultation service are recorded as unearned revenue to be recognized upon completion of both the consultation service and conveyance of the medical decision which generally occurs within two months but can take up to six months from the date of payment.

The Company through its wholly owned subsidiary, Veriheal, also engages in business-to-business activities whereby the Company provides services by collaborating with licensed medical professionals and clinics and offering digital marketing services to connect them with the Company’s patients. Additionally, the Company provides research services for certain universities and organizations. The Company recognizes revenues for both marketing and research services for the agreed upon price when such services are completed, which satisfies the performance obligation.

The Company through its wholly owned subsidiary, Dosepop offers a comprehensive healthcare platform for both mental and physical health. The platform provides various treatments options by licensed professionals, addressing issues ranging from weight loss to anti-aging treatments. Revenue is recognized upon completion of both the consultation service and the licensed physicians providing the treatment option, which is when the performance obligation is satisfied.

Cost of Revenues

Cost of revenues primarily includes fees paid to contracted physicians for consultation services and merchant processing fees related to patient payments. These costs are directly attributable to revenue-generating activities and are expensed as incurred.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services along with non-employee services received in exchange for an award of equity instruments over the period the employee, director or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director or non-employee services received in exchange for an award based on the grant-date fair value of the award.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU Topic 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025. Early adoption is permitted. Management does not believe the adoption of ASU 2023-09 will have a material impact on the accompanying consolidated financial statements and disclosures.

On November 4, 2024 the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE) requiring additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. This standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 applies to all public business entities (PBEs) and is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

BUSINESS

Business Overview and Strategy

Corporate History

We conduct our business through our wholly-owned subsidiaries. Our subsidiary, Veriheal, Inc. (“Veriheal”) was founded in the state of Delaware on November 17, 2017, by Joshua Green and Samuel Adetunji to provide concierge services to patients seeking prescription cards for medical marijuana. The idea was born out of their own difficulties in obtaining medical cannabis in Washington DC. They saw that there were not any credible tech platforms or one-stop-shop providers that provided services for patients looking to adopt medical cannabis in their treatment plan. They also both personally observed the benefits of medical cannabis in helping loved ones cope with severe medical conditions such as cancer. As a result, both saw a significant potential in providing a tech-oriented platform to assist with the procurement of medical cannabis cards and education around medical cannabis use.

Corporate Structure & Key Subsidiaries

Veri MedTech Holdings, Inc. is the parent company for its wholly-owned subsidiaries:

1. Veriheal, Inc. (Founded in 2017)

•	Core Focus: Medical Cannabis Healthcare technology
•
•	Revenue Generated: $100M+ in the past 5 years
•	Patients Served: Over 400,000 successful patient approvals to date

2. DosePop Inc. (f/k/a “Verinew”)

•	Core Focus: Direct-to-Consumer Healthcare technology & Digital Wellness
•	Market Position: High-growth disruptor in the D2C health market
•	Revenue Generated (Soft Launch): ~$24,000, with ~$5,000 in recurring monthly revenue
•	Growth Strategy: Expanding into weight loss, ADHD, dermatology, anti-aging, and sexual health
•	Competitive Advantage: Millennial & Gen Z-focused branding, AI-driven patient engagement, subscription-based model

3. Sky Clinics LLC

•	Core Focus: Direct-to Business Healthcare platform technology
•	Status: Idea Incubated in January 2026 – No Revenues. No Operations. Initial Idea, Incubation Formation and Concept Development stage

By owning and operating these two market-leading brands, Veri MedTech controls the full spectrum of healthcare technology services, from specialized alternative medicine to mainstream, direct-to-consumer healthcare.

Key Performance Metrics: Veriheal’s Market Leadership

•	Over 400,000 successful patient approvals from inception to December 31, 2025
•	Generated over $100 million in total revenue from inception to December 31, 2025

•	Highly engaged audience, with millions of site visitors annually from inception to December 31, 2025.

In year 2022, Veriheal acquired MarijuanaDoctors.com for $3 million, solidifying its market dominance and increasing its physician network. The acquisition doubled Veriheal’s lead generation capacity, allowing the company to serve even more patients while lowering customer acquisition costs (CAC).

These consistent growth metrics demonstrate Veriheal’s ability to scale, adapt, and capitalize on regulatory tailwinds in the expanding cannabis industry.

Competitive Advantage

Veri MedTech’s competitive edge stems from our mastery of digital healthcare marketing, patient conversion, and retention strategies. the Company is not just a healthcare company—the Company is a healthcare technology and marketing powerhouse that has successfully built one of the most dominant brands in alternative medicine.

We have applied this expertise to Veriheal, turning it into a category-defining leader in medical cannabis healthcare technology, with:

•
•
•	A proprietary digital platform that ensures compliance with evolving state regulations.
•	Over $100M in total revenue generated since inception.
•	Unmatched brand awareness, with hundreds of thousands of patients recognizing Veriheal as the most trusted name in medical cannabis healthcare technology.

The Company is now aiming to apply the same expertise to a broader, even more lucrative market: mainstream health and wellness.

Core Strengths & Competitive Edge

Veri MedTech’s success is driven by four key pillars:

1. Industry Leadership in Healthcare technology

•	Proven Success in Medical Cannabis: Veri MedTech has dominated one of the most complex and highly regulated healthcare markets—medical cannabis.
•	Expansion into Mainstream Wellness: With DosePop, the Company is now applying this expertise to the market in general wellness, dermatology, weight loss, and mental health.
•	First-Mover Advantage: Veri MedTech specializes in healthcare verticals that traditional providers overlook, giving us an edge in high-demand, underserved markets.

2. Technology & AI-Driven Personalization

•

Proprietary HIPAA-Compliant Platform: Veri MedTech’s secure, scalable digital infrastructure ensures seamless healthcare technology operations.  Veri Medtech intends to seek to capitalize on its technology platform, via Sky Clinics.

•	AI & Machine Learning: Predictive analytics help personalize patient recommendations, improve adherence, and increase retention.
•	Automated Prescription Fulfillment: Fast-track approvals and seamless medication delivery set us apart from legacy healthcare technology providers.

3. Direct-to-Consumer Healthcare Mastery

•	Consumer-Centric Marketing: Veri MedTech excels at digital-first patient acquisition—a major weakness for traditional healthcare companies.
•	Subscription-Based Model: DosePop’s recurring revenue strategy maximizes LTV and reduces reliance on one-time consultations.
•	Stigma-Free Branding: Unlike competitors that feel like insurance-driven clinics, DosePop is modern, engaging, and youth-friendly.

4. A Unique & Scalable Growth Strategy

•	The “Infinite Wellness Loop” – Our ability to cross-sell between Veriheal and DosePop creates a continuous patient lifecycle.
•	Massive Data Monetization Potential – Veri MedTech owns one of the largest alternative medicine patient datasets, which presents significant future monetization opportunities.
•

The Market & Future Growth Potential

Veri MedTech is strategically positioned in two of the fastest-growing healthcare markets:

1. Medical Cannabis Market (Veriheal)

•	The global medical cannabis industry is projected to reach $40 billion by 2030, according to a 2022 report by Grand Review Research.

•	27% of Americans ages 16-65 use cannabis medicinally.
•	State expansion opportunities in Texas, Pennsylvania, Florida, and beyond present massive new patient pools.

2. Direct-to-Consumer Healthcare technology (DosePop)

•	The U.S. healthcare technology industry is expected to grow to $180 billion+ by 2030.
•	Weight loss drugs alone (e.g., Ozempic, Mounjaro) represent a $100 billion opportunity.
•	Millennials & Gen Z overwhelmingly prefer digital-first healthcare models.

Veri MedTech is uniquely positioned to capture both of these high-growth sectors, leveraging our healthcare technology infrastructure, consumer insights, and strategic marketing expertise.

Growth Strategies

Veriheal has already dominated the U.S. medical cannabis market, but significant growth opportunities remain. Veriheal has already established itself as a leader in the U.S. medical cannabis market. To further solidify its position and drive growth, the company is implementing a series of strategic initiatives aimed at expanding its market presence, leveraging data monetization, and diversifying its service offerings.

As medical cannabis laws continue to evolve, Veriheal is actively preparing to extend its operations into new states and international markets. With increasing cannabis adoption in Texas, Pennsylvania, and Florida, these states represent key domestic opportunities for expansion. Additionally, Veriheal is positioning itself to enter international markets, beginning with Germany, France, and Canada, where regulatory frameworks are becoming more favorable toward medical cannabis access.

Beyond geographical expansion, Veriheal is also focused on unlocking new revenue streams through data monetization. With millions of patient interactions recorded on its platform, the company has amassed one of the most extensive medical cannabis datasets in the industry. This presents significant opportunities to generate value by selling anonymized health insights to cannabis research firms, partnering with insurance companies for risk modeling, and developing predictive analytics to enhance patient outcomes. By leveraging its vast data resources, Veriheal aims to enhance decision-making across the healthcare ecosystem while creating additional revenue channels.

In addition to expanding its footprint and monetizing its data assets, Veriheal is broadening its service offerings to provide patients with a more comprehensive healthcare experience. Moving beyond medical cannabis evaluations, the company is introducing adjacent health services, including mental health therapy, sleep coaching, holistic wellness coaching, and lifestyle optimization programs. These new offerings are designed to improve patient engagement, increase retention, and enhance lifetime value (LTV) by positioning Veriheal as a long-term partner in patient wellness. Through these strategic initiatives, Veriheal is not only reinforcing its market dominance but also laying the foundation for sustained, long-term growth in the evolving healthcare landscape.

MARKET ANALYSIS

Veri MedTech is strategically positioned in two of the fastest-growing, highest-potential healthcare markets:

1.	The medical cannabis market (Veriheal)
2.	The direct-to-consumer (D2C) healthcare technology and wellness market (DosePop)

Both sectors are experiencing rapid adoption, regulatory tailwinds, and shifting consumer behaviors favoring digital-first, on-demand healthcare solutions. Veri MedTech’s unique dual-platform approach allows it to capture growth in both markets simultaneously, creating a diversified, scalable, and resilient business model.

Industry Growth & Market Size

The global medical cannabis market is experiencing explosive growth:

•	Projected to reach $40 billion by 2030
•	CAGR of 21%, making it one of the fastest-growing healthcare segments
•	27% of U.S. adults (16-65) use medical cannabis
•	Continued state & federal legalization efforts will expand market opportunities

Veriheal’s strong market position ensures that it will capture significant future growth as medical cannabis adoption increases.

Medical Cannabis Market (Veriheal)

Industry Growth & Market Size

The global medical cannabis market has grown exponentially over the past decade, driven by:

•	Increasing legalization of medical cannabis across U.S. states and globally.
•	Expanding scientific research supporting cannabis as a treatment for pain, anxiety, epilepsy, PTSD, and more.
•	Shifting public perception—with 77% of U.S. adults now supporting legal medical cannabis use.

Market Forecasts:

•	The global medical cannabis market was valued at $13.8 billion in 2022 and is expected to reach $65.9 billion by 2030, growing at a CAGR of 21.6%.
•	The U.S. medical cannabis market alone is projected to hit $40 billion by 2030.
•	27% of Americans aged 16-65 report using medical cannabis, a figure expected to increase as accessibility expands.

Regulatory Expansion: More States, More Patients

•	Medical cannabis is now legal in 38 U.S. states, but many still have restrictive, underdeveloped programs.
•	States like Texas, Pennsylvania, and Florida—which have large populations but limited access—represent major growth opportunities as their laws evolve.
•	Federal legalization efforts could further accelerate patient growth and industry expansion.

Opportunity: As one of the largest medical cannabis healthcare technology providers, Veriheal is well-positioned to capitalize on this expansion, with the ability to scale rapidly as new states open up.

Competitive Landscape

Veriheal dominates independent healthcare technology in the medical cannabis space, standing apart from competitors such as:

•	Leafwell & NuggMD – Smaller-scale healthcare technology platforms with limited state coverage.
•	Large dispensary chains offering doctor referrals – These lack Veriheal’s national reach and seamless online experience.

Why Veriheal Leads the Market:

•	Largest state-by-state coverage for healthcare technology & in-person consultations.
•	Highest brand awareness and market share (5.3% of U.S. cannabis card approvals).
•	A trusted, patient-first experience, ensuring strong customer retention & referrals.
•	Data-driven expansion strategy, allowing rapid adaptation to new regulations.

Veri MedTech’s Market Opportunity

Medical Cannabis Remains a $40 Billion Market, and Veriheal is the Industry Leader

Veriheal has established itself as the leading independent provider of medical cannabis healthcare technology services, holding 5.3% of the U.S. market and maintaining the highest patient retention rates in the industry. As more states continue to legalize medical cannabis, the number of eligible patients is expected to increase significantly, creating millions of new medical cannabis consumers in the coming years.

The Direct-to-Consumer Healthcare technology Industry Presents an Even Larger Opportunity, and DosePop is Positioned to Lead

The direct-to-consumer (D2C) healthcare technology industry is projected to exceed $180 billion in value, with rapid growth occurring in weight loss treatments, mental health services, dermatology, and anti-aging solutions. DosePop is uniquely positioned to capitalize on this expansion due to its distinct branding, high patient engagement, and long-term retention model. Unlike many competitors that focus on transactional patient interactions, DosePop is designed to maximize lifetime patient value through subscription-based, personalized treatment plans. Additionally, DosePop benefits from Veriheal’s extensive existing patient pipeline, which serves as a powerful springboard for rapid expansion into new healthcare verticals. This built-in patient network allows DosePop to scale at a significantly lower customer acquisition cost than traditional healthcare technology companies reliant on high digital advertising expenditures.

The “Infinite Wellness Loop” Creates a Continuous Growth Cycle

Veri MedTech’s proprietary “Infinite Wellness Loop” serves as a self-reinforcing growth mechanism that enhances retention, monetization, and long-term value. Every new Veriheal patient represents a potential DosePop subscriber, and every DosePop patient further increases the total lifetime value (LTV) across Veri MedTech’s healthcare ecosystem. This integrated, multi-platform patient journey allows the Company to scale more efficiently, reduce acquisition costs, and achieve higher profitability than competitors who depend on paid digital marketing for growth. By leveraging the synergies between Veriheal and DosePop, Veri MedTech can expand more aggressively while maintaining a sustainable and cost-effective growth trajectory.

Veri MedTech is Positioned for Long-Term Market Dominance

DosePop is strategically entering a $180 billion industry, utilizing a proven, patient-focused model to establish itself as a market leader in healthcare technology verticals such as weight loss, dermatology, and mental health. The Infinite Wellness Loop ensures that Veri MedTech can continuously expand its patient base, maximize retention, and optimize revenue per user or paid subscriber, creating a highly scalable and profitable ecosystem. More than just capturing market share, Veri MedTech is fundamentally transforming the way healthcare is accessed, setting the stage for long-term dominance in the evolving digital healthcare landscape.

DOSEPOP Overview

Introduction: The Future of Digital Healthcare

DosePop represents Veri MedTech’s strategic expansion into the broader healthcare technology and direct-to-consumer wellness market, leveraging the same technology and marketing expertise that established Veriheal as the dominant force in medical cannabis. Designed to capture the next major healthcare shift, DosePop offers a modernized, stigma-free, and accessible approach to healthcare for Millennials and Gen Z consumers who are increasingly dissatisfied with traditional medical systems. Unlike conventional healthcare, which is often slow, inefficient, and impersonal, DosePop prioritizes convenience, trust, and engagement, addressing the shortcomings of legacy healthcare technology companies such as HIMS, Ro, and Teladoc. These competitors have largely failed to establish meaningful relationships with younger consumers, offering transactional services that lack personalization and long-term patient retention.

DosePop differentiates itself by creating a healthcare experience tailored to the unique preferences of younger demographics. The platform is designed to be engaging and stigma-free, ensuring that patients feel comfortable seeking treatment for sensitive health issues. It operates on an affordable, flat-rate pricing model that does not require insurance, making high-quality care accessible without financial barriers. DosePop integrates licensed U.S. physicians with AI-powered health recommendations, ensuring that treatment plans are optimized for efficacy and patient convenience. Additionally, it offers fast and discreet medication delivery, providing next-day shipping for essential treatments. A key advantage of DosePop’s model is its integration with Veriheal’s established patient base through what the Company refers to as the “Infinite Wellness Loop.” This approach enables seamless transitions from Veriheal to DosePop, enhancing patient lifetime value while lowering acquisition costs.

The market opportunity for DosePop is substantial, given the projected growth of the U.S. direct-to-consumer healthcare technology market, which is expected to surpass $180 billion by 2030. The demand for prescription-based treatments in specific verticals, such as medical weight loss, dermatology, ADHD, and mental health, is growing rapidly. The medical weight loss industry, fueled by the rise of GLP-1 drugs like Ozempic, Wegovy, and Mounjaro, is anticipated to exceed $100 billion in value. Similarly, the dermatology healthcare technology sector is expanding at a compound annual growth rate (CAGR) of 17%, driven by increased demand for prescription skincare solutions. Meanwhile, ADHD and mental health prescriptions are at record-high demand, particularly among Gen Z, as cognitive performance and mental wellness become increasingly prioritized. By combining trust, affordability, and convenience, DosePop is uniquely positioned to dominate these high-growth categories.

DosePop’s operational model is built around simplicity, speed, and efficiency. The patient journey begins with a visit to the DosePop digital health platform, where users can select their treatment category, including weight loss, ADHD management, skincare, or sexual health. Patients then complete an AI-driven health assessment, which matches them with a licensed physician for an online consultation. Once the consultation is complete, the prescribed medication is discreetly shipped to the patient’s doorstep within 24 to 48 hours. This streamlined process eliminates long wait times, unnecessary in-person doctor visits, and the complexities associated with insurance-based care, making DosePop an attractive alternative for modern consumers.

A key differentiator of DosePop’s business model is its focus on recurring revenue through subscription-based healthcare services. Unlike traditional healthcare technology providers that primarily rely on one-time patient interactions, DosePop emphasizes long-term engagement through monthly medication plans and bundled wellness packages that combine treatments across multiple verticals, such as weight loss, anti-aging, and ADHD management. Automated refill reminders and ongoing physician check-ins further enhance patient adherence and retention, increasing customer lifetime value and average revenue per user or paid subscriber.

DosePop also incorporates AI-driven healthcare optimization to enhance treatment efficacy and user experience. By utilizing machine learning and predictive analytics, the platform can recommend additional treatments based on user data, helping patients proactively manage their health. AI-powered insights also allow for the continuous optimization of prescription plans, ensuring that treatment regimens are tailored to each patient’s evolving needs. Additionally, personalized patient communication helps improve engagement, reinforcing long-term retention while fostering a sense of trust between the patient and provider. This data-driven approach enables DosePop to deliver superior health outcomes while maintaining operational efficiency, further differentiating it from competitors in the healthcare technology space.

Through its innovative technology, subscription-based model, and seamless integration with Veri MedTech’s existing patient ecosystem, DosePop is set to transform the direct-to-consumer healthcare landscape. By prioritizing accessibility, personalization, and long-term patient engagement, the platform is not only positioned for rapid growth but is also establishing a new standard for digital healthcare services in the evolving wellness market.

DosePop Service

DosePop is strategically targeting the fastest-growing and most in-demand segments of modern healthcare, offering personalized, prescription-based treatments in key verticals. By integrating advanced healthcare technology capabilities with AI-driven personalization, DosePop provides patients with streamlined, effective healthcare solutions across multiple high-growth categories.

Weight Loss Treatments: GLP-1s, Peptides, and Metabolism Boosters

The global market for obesity medications is projected to exceed $100 billion by 2030, driven by the rapid adoption of GLP-1 receptor agonists such as Ozempic, Wegovy, and Mounjaro. These medications have seen exponential demand, particularly among patients seeking sustainable weight management solutions. DosePop offers a subscription-based, physician-led approach to weight loss, integrating prescription treatments with diet coaching and fitness tracking to improve long-term adherence and patient success.

Competitive Advantage: Unlike traditional healthcare technology providers such as HIMS or Ro, DosePop incorporates AI-powered weight loss tracking and behavioral coaching, ensuring patients receive personalized, data-driven treatment plans that improve adherence and long-term results.

Anti-Aging and Longevity Treatments

The field of anti-aging and longevity medicine is rapidly expanding, with growing consumer demand for peptide therapy, hormone optimization, and regenerative treatments. Millennials and Gen Z consumers are increasingly investing in preventative health solutions, fueling demand for science-backed, prescription-based anti-aging treatments.

Competitive Advantage: DosePop recognizes that aging is no longer solely a cosmetic concern but a holistic healthcare priority. Unlike competitors that focus exclusively on skincare or hormone replacement therapy, DosePop integrates peptide therapies, hormone treatments, and wellness coaching into a comprehensive longevity platform, ensuring a multi-faceted approach to long-term health.

Dermatology and Prescription Skincare

The dermatology healthcare technology market is growing at a 17% compound annual growth rate (CAGR) as demand for prescription skincare solutions continues to increase. DosePop offers a range of Rx treatments for acne, hyperpigmentation, hair loss, and age-related skin concerns, all delivered through an AI-driven, personalized treatment model.

Competitive Advantage: Unlike most skincare brands, which focus primarily on cosmetic solutions, DosePop provides medical-grade skincare treatments backed by licensed physicians. By integrating AI-driven skin analysis, DosePop enhances diagnostic accuracy and optimizes treatment plans for higher patient satisfaction and better clinical outcomes.

ADHD and Mental Health Treatment

The demand for ADHD medication has surged by over 30% in the past five years, with young adults aged 18 to 34 representing the largest segment seeking treatment. DosePop simplifies the ADHD evaluation process, enabling seamless, physician-led assessments for both stimulant and non-stimulant prescription therapies.

Competitive Advantage: While companies like Cerebral and Done have faced scrutiny for their prescription practices, DosePop distinguishes itself through transparency, compliance, and a stigma-free patient experience. By focusing on trust and long-term engagement, DosePop builds a more sustainable and reputable mental health platform.

Sexual Health and Hormone Optimization

The market for erectile dysfunction (ED), testosterone replacement therapy (TRT), and libido-enhancing treatments is projected to exceed $40 billion by 2027. Additionally, women’s hormone health, including treatments for polycystic ovary syndrome (PCOS), menopause, and hormone replacement therapy (HRT), remains a significantly underserved segment.

Competitive Advantage: DosePop prioritizes discreet, patient-first care, ensuring that both men and women receive personalized hormone and sexual health treatments. Unlike many platforms that focus solely on male health, DosePop is building an inclusive, research-backed approach to hormone optimization, offering comprehensive solutions that improve overall well-being.

DosePop’s Growth Strategy

In order to scale rapidly and capture market share, DosePop is executing a multi-pronged growth strategy designed to drive adoption, increase retention, and expand into high-growth healthcare verticals.

DosePop benefits from a built-in patient acquisition pipeline through its integration with Veriheal. By transitioning Veriheal’s 400,000+ engaged patients into DosePop’s healthcare technology ecosystem, the company is able to achieve:

•	Lower customer acquisition costs (CAC) through pre-existing patient relationships.
•	Higher retention and increased lifetime value (LTV) by offering complementary health services.
•	Significant cross-selling potential between medical cannabis, weight loss, hormone therapy, and wellness treatments.

Key Insight: No other healthcare technology company has access to a pre-established patient base of this scale, giving DosePop a significant advantage in expanding across new healthcare categories.

DosePop is strategically positioning itself within some of the most lucrative healthcare technology sectors, including:

•	The $100 billion weight loss market, capitalizing on the growing demand for GLP-1 weight management treatments.
•	AI-powered dermatology, developing a next-generation platform for prescription skincare and medical aesthetics.

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To strengthen its market position and expand its service offerings, DosePop is actively pursuing strategic acquisitions in complementary healthcare technology verticals. These acquisitions will allow the company to increase market share, enhance operational efficiencies, and drive long-term profitability. Targeted acquisitions include:

•	An ADHD healthcare technology platform ($1.5 million–$2.5 million) to expand its presence in cognitive health.
•	A naltrexone/alcohol recovery healthcare technology service ($1 million–$1.8 million) to enter the substance use treatment space.
•	An AI-powered diagnostics and lab testing company ($750,000–$1.5 million) to integrate at-home testing capabilities.
•	A prescription fulfillment center ($1.5 million–$2 million) to improve delivery speed and reduce pharmacy dependency.

By acquiring and consolidating these key healthcare verticals, DosePop will enhance its operational efficiencies while expanding its market share in direct-to-consumer healthcare technology.

DosePop represents Veri MedTech’s next major development, leveraging the proven success of Veriheal to scale into an even larger market opportunity. With a comprehensive healthcare technology model, DosePop is redefining how Millennials and Gen Z access essential healthcare services. By focusing on personalization, transparency, and long-term patient engagement, DosePop is not merely building a healthcare technology platform—it is creating a healthcare movement that prioritizes accessibility, affordability, and innovation. As the direct-to-consumer healthcare industry continues to evolve, DosePop is uniquely positioned to lead the transformation of digital-first, patient-centered medicine in the years ahead.

CORPORATE INFORMATION

Our websites are located at: www.VeriMedtech.com, www.veriheal.com, www.Dosepop.com, www.verimedtech.com and our telephone number is 1-202-410–7411. Information on our website is not part of this prospectus or the Offering.

PROPERTIES

Our principal executive officers are located at 1660 International Dr., Suite 600, McLean, VA 22102. This office space is comprised of executive offices and leased on a month-to-month basis, at a cost of approximately $2,000 per month,.

We also operate at the following location:

•	1700 East 17th Avenue, Denver, CO, 80218. The company office space at this site is leased on a month-to-month basis at a cost of $15,000 per month (with 30-days notice of termination required).
•	3500 E Fletcher Ave., suite 509, Tampa, FL 33613 - The company office space at this site is leased on a 36 month lease term ending in June 2026 at a cost of approximately $2,000 per month.

LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share. As of September 30, 2025, there were (i) 20,000,003 shares of our Common Stock issued and outstanding and (ii) 5,000,000 shares of our Preferred Stock designated as Series A Preferred Stock, with 100 Preferred shares issued and outstanding.

Set forth below is a summary description of all of the material terms of our securities, including those being registered hereunder. These descriptions are qualified in their entirety by reference to our Articles of Incorporation, Bylaws and forms of warrants, each of which is filed as an exhibit to the Prospectus, of which this Prospectus forms a part.

Common Stock

Voting

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of the Company’s Articles of Incorporation.

Dividends

The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that dividends, if any, on the Preferred Stock have been paid or provided for.

Liquidation Preference

In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Company, the assets and funds of the Company available for distribution to shareholders and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

Preferred Stock

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“Preferred Shares” or “Preferred Stock” refers to the Preferred Stock of the Company, par value $0.0001, as defined in the Company’s Articles of Incorporation. We are authorized to issue 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. We have issued 100 shares of Series A Preferred stock with 80% of the voting power in the Company to our Founders. The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of the 100 shares of Series A preferred stock has been utilized as a method of discouraging, delaying or preventing a change in control of the Company.

Underwriter Warrants

We have agreed to issue to Network 1 Financial Securities, Inc., or its designees warrants to purchase up to a total of 8% of the shares of Common Stock sold in this offering (excluding the shares sold through the exercise of the over-allotment option). Such warrants and underlying shares of Common Stock are included in this prospectus.

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants. Each warrant will be exercisable for one share of Common Stock.

Exercisability. The warrants are exercisable commencing on a date which is _______ months from the commencement of sales of the offering under this prospectus and expiring on a date which is __________ years from the commencement of sales in the offering. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price; Adjustments. The warrants are exercisable at a price of $________ per whole share. The exercise price, and the number of shares underlying the warrants is subject to customary adjustments in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability. The holder agrees it may not: (a) sell, transfer, assign, pledge or hypothecate this warrant for a period of one hundred eighty (180) days following the issuance date to anyone other than: (i) the holder or an underwriter, placement agent, or a selected dealer participating in the offering, or (ii) a bona fide officer or partner of holder or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) for a period of one hundred eighty (180) days following the issuance date of the warrant, cause the warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). After 180 days of issuance, transfers to others may be made subject to compliance with or exemptions from applicable securities laws.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants are governed by New York law.

Delaware Anti-Takeover Law and Certain Articles of Incorporation and Bylaw Provisions

The following is a summary of certain provisions of Delaware law, our Articles of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Articles of Incorporation and Bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to the provisions of the Delaware Management Stability Act (the “Act”) in the Delaware General Corporation Law, an anti-takeover law. In general, Section 17-18-104 of the Act prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Section 17-18-102 of the Act defines “business combination” to include the following:

●	any merger, consolidation or share exchange involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the value of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 17-18-102 of the Act defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Articles of Incorporation do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of stockholders may only be called by our chief executive officer, chairman of the board of directors, board of directors or by the holder(s) of at least 20% of the outstanding voting shares of the Corporation.

Indemnification of Officers and Directors. The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 17-16-833 of the WBCA for unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit. If the WBCA is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the WBCA, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Transfer Agent

VStock Transfer, LLC is the transfer agent for our Common Stock. VStock Transfer, LLC’s address is 18 Lafayette Place, Woodmere, New York 11598; its telephone number is (212) 828-8436; its website is www.vstocktransfer.com. No information found on VStock Transfer, LLC’s website is part of this Registration Statement.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Shares are quoted on the OTCID Market under the symbol “VRHI”. As of October 1, 2025, the last reported price of our Common Stock was $1.50 per share at market close. We have applied to list our Common Stock on The NYSE American Market under the symbol “VRHI”. We believe that upon completion of this offering contemplated by this prospectus, we will meet the standards for listing on the NYSE American Market.  No assurance can be given that our application will be approved.

Holders

As of September 30, 2025, there are over 100 holders of our Common Stock; and 2 holders of our Series A Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants, applicable law and other factors that our Board may deem relevant. If we do not pay dividends, a return on your investment will occur only if the market price of our Common Stock appreciates.

Securities authorized for issuance under equity compensation plans

On September 29, 2025, our Board approved the 2025 Equity Incentive Plan (“2025 Plan”). On September 30, 2025, a majority of the voting power of our capital stock approved the 2025 Plan. The 2025 Plan is administered by our Board or such committee appointed by the Board. The 2025 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. The purpose of the 2025 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of the Company’s business.  The 2025 Plan further authorizes the administrator to amend the exercise price and terms of certain awards thereunder.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:	—	—	—
2025 Plan (1)	—	—	—
Plans not approved by stockholders

(1)

The 2025 Plan was adopted on September 29, 2025, by the Board and approved by a majority vote of our stockholders on September 30, 2025. We initially reserved 50,000,000 shares of Common Stock under the 2025 Equity Incentive Plan. As of September 30, 2025, we have not issued any awards or grants under the plan.

EXECUTIVE OFFICERS AND DIRECTORS

Name	Age	Position
Samuel Adetunji	35	Chief Executive Officer, Secretary, Director
Joshua Green	37	President, Treasurer, Treasurer and Director and Chairman of the Board
Faisal Malik	32	Chief Financial Officer
*Scott Dunnagan	43	Director (Nominee)
*Vijay Viswanathan	46	Director (Nominee)
*Todd Jones	68	Director (Nominee)

Executive Officers

Samuel Adetunji - Chief Executive Officer, Secretary and Director

Samuel Adetunji, age 35, serves as Chief Executive Officer of our Company, and is also a Founder. From September 2016 through June 2017, Mr. Adetunji was an account executive at Palisade Corporation in New York City where he presented proprietary risk management software to companies throughout the world. He consulted, marketed and advised large Fortune 500 companies on how to mitigate risk and worked directly with senior engineers and consultants at Palisade to give prospective clients a better understanding of the product and its capabilities. Mr. Adetunji serves as our Chief Executive Officer, Secretary and Director.  Mr. Adetunji is a graduate of Virginia Commonwealth University where he earned a Bachelor of Science degree in Marketing.

Joshua Green – President, Treasurer, Director and Chairman of the Board

Joshua Green, age 37, serves as President, Treasurer, Chairman of the Board of Directors, and is also a Founder of the Company. Prior to establishing Veri MedTech, Mr. Green served as a Corporate Foreign Exchange Trader at Western Union in Washington, D.C., where he managed a Fortune 500 FX portfolio and executed financial and hedging strategies across global markets. He later founded a multi-family real estate investment firm with holdings across Georgia, South Carolina, and Virginia. At Veri MedTech, Mr. Green has overseen expansion acquisitions and directs the operations of VRHI’s subsidiary companies. He also serves on several nonprofit boards focused on advancing education. Mr. Green holds a degree in International Business from Florida A&M University and completed graduate-level finance studies at American University.

Faisal Malik - Chief Financial Officer

Faisal Malik, age 32, an ACCA Qualified Accountant (CPA Equivalent) with a Bachelor’s degree in Applied Accounting from Oxford Brookes University, has over 9 years of experience in finance, developing comprehensive expertise in financial management, reporting, forecasting, and strategy development.  Mr. Malik has a proven track record of managing full financial operations for businesses, from budgeting and reconciliation to cash flow analysis and financial modeling, and has provided finance and accounting services to the Company since 2023.

Non-Employee Directors (Appointment Upon Registration Statement Effective Date)

Scott Dunnagan

Scott Dunnagan, age 43, is an attorney licensed to practice law in North Carolina since 2008. From 2017 through 2020, Mr. Dunnagan served as Founder and Managing Partner of Dunnagan Law, PLLC, where his practice involved various matters including secured transactions, and employment law. From 2020-2023, Mr. Dunnagan served as a partner at the law firm of Wilson Ratledge, PLLC, where his practice involved litigation as well as business law and bankruptcy matters.  From 2023 to present Mr. Dunnagn serves as a partner at the law firm of Higgins Benjamin PLLC, where his practice involves litigation, secured transactions, contract disputes and real estate-related matters.

Vijay Viswanathan

Vijay Viswanathan, age 46, is a founding partner of CYFORIX LLC, a defense & strategic risk consulting firm with practice spanning government and public and private sector industries, delivering actionable insights through curated intelligence analysis.  Mr. Viswanathan has held such position from May 2017 through the present.  Since April 2019, Mr. Viswanathan has also served as the CEO of TORQE, LLC; a research, advisory & solution engineering firm specializing in cloud & enterprise technologies, cybersecurity & risk management, synthetic intelligence & automation. From 2020 through the present, Mr. Viswanathan has been a Senior External Advisor for Bain & Company, where he provides advice on various due diligence, integration, market research, and global technology projects for Bain clients.  Previously, he was senior technology executive & CISO at multi-national organizations including GE, HD Supply, Comcast & Keurig Dr Pepper.

Todd Jones

Todd Jones, MBA, MAI, AI-GRS, CRE, FRICS, age 68, Principal (RealAdvice), provides complex income-producing commercial property valuation; expert testimony; litigation support; ad valorem property tax counseling and representation; appraisal review; investment advice; marketability analysis and feasibility analysis–including highest and best use analysis for virtually all types of commercial, industrial, residential, and special purpose real estate–on behalf of financial institutions, REIT’s, government entities, publicly traded companies, and private concerns. Mr. Jones has held such position from 2017 through the present.

Board Determination of Independence

NYSE American Market Listing Rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the NYSE American Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NYSE American Market Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our current directors, with the exception of Joshua Green and Samuel Adetunji, is an “independent director” as defined under NYSE American Market Listing Rules. Our Board of Directors also determined that Scott Dunnagan, Vijay Viswanathan. and Todd Jones, who currently constitute our Audit Committee, Compensation Committees and Corporate Governance and Nominating Committee, satisfy the independence and other qualification standards for such committees established by the SEC and the NYSE American Market Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

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Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan or insurance activities, or to be associated with persons engaged in any such activity;

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Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

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Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Board Committees

The Board currently has the following standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

The following table identifies the independent and non-independent current Board and committee members:

Name	Audit	Compensation	Nominating	Independent
Scott Dunnagan	X	X	X	X
Vijay Viswanathan	X	X	X	X
Todd Jones	X	X	X	X
Joshua Green. Chairman
Samuel Adetunji

Board and Committee Meetings

All of our committees were established on _________, 2025.  As of the date of this prospectus, the Board had one meeting, the Audit Committee had no meetings, the Compensation Committee had no meetings, and the Nominating Committee had no meetings.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

With respect to our audit committee, compensation committee and a nominating and corporate governance committee, each has its own charter, which is available on our website at www.VeriMedtech.com. Each of the Board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversee the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•	selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

•	approving the fees to be paid to the independent registered public accounting firm;

•	helping to ensure the independence of the independent registered public accounting firm;

•	overseeing the integrity of our financial statements;

•	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•	resolving any disagreements between management and the auditors regarding financial reporting;

•	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•	reviewing and approving all related-party transactions; and

•	overseeing compliance with legal and regulatory requirements.

Compensation Committee

Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

•

determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;

•	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

•

reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

•	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and

•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board.

The Committee’s responsibilities include:

•	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

•	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•	overseeing the administration of the Company’s code of business conduct and ethics;

•	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

•

the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;

•	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and

•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Executive Chairman, Chief Executive Officer, and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct. We will provide a copy of our Code of Ethics, without charge, upon request in writing to Veri Medtech Holdings, Inc., 1660 International Dr., Suite 600, McLean, VA 22102, Attention: President.

Communication with our Board

Although the Company does not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Veri Medtech Holdings, Inc., 1660 International Dr., Suite 600, McLean, VA 22102, Attention: President. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Involvement in Certain Legal Proceedings.

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Controlled Company Status

The Company notes that following the completion of the Offering, Messrs. Samuel Adetunji and Joshua Green, will hold more than 50% of the total voting power of the Company and, therefore the Company will be deemed a “controlled company” under applicable NYSE rules. However, the Company notes that it does not intend to rely on the corporate governance exemptions typically afforded to “controlled companies” following the Offering under applicable SEC and NYSE rules, including exemptions with respect to a majority of independent directors on the board, an independent compensation committee and the nomination of directors by independent directors or by a committee consisting of independent directors. Instead, the Company intends to voluntarily comply fully with these corporate governance requirements as prescribed by NYSE rules.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to our named executive officers for the fiscal years ended December 31, 2025 and 2024. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and President whose salary and bonus for services rendered in all capacities equaled or exceeded $100,000 during the fiscal years ended December 31, 2025 and 2024.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joshua Green, President(2)	2025	1,058,333	-0-	1,146,719	-0-	-0-	-0-	-0-	2,205,052
	2024	1,200,000	-0-	-0-	-0-	-0-	-0-	-0-	1,200,000

Samuel Adetunji, -CEO(3)	2025	1,058,333	-0-	1,146,719	-0-	-0-	-0-	-0-	2,205,052
	2024	1,200,000	-0-	-0-	-0-	-0-	-0-	-0-	1,200,000

(1)	Amounts shown reflect salary amounts included in the executives’ respective employment agreements with the Company that were executed in September 14, 2023, after the Company’s formation.

(2)

Company entered into an employment agreement with Mr. Green on September 14, 2023, whereby he became the Company’s President. On September 4, 2025, the Company entered into amended employment agreements (“First Amendment”) with Mr. Green whereby the annual salary was amended from $1,200,000 to $1,058,333. The employment agreement is for an indefinite term.

(3)

The Company entered into an employment agreement with Mr. Adetunji on September 14, 2023, whereby he became the Company’s Chief Executive Officer. On September 4, 2025, the Company entered into amended employment agreements (“First Amendment”) with Mr. Adetunji whereby the annual salary was amended from $1,200,000 to $1,058,333.

(4)

In January 2025, the Company granted 2,636,135 restricted common stock each to Mr. Green and Mr. Adetunji for services. The 2,636,135 restricted common stock had a fair value of $1,146,719 or approximately $0.44 per share of common stock based on the quoted trading price on the date of grant. The restricted common stock shall vest for one year period.

Named Executive Officer Employment Agreements

Green Employment Agreement

The Company entered into an employment agreement with Mr. Green on September 14, 2023, whereby he became the Company’s President. The employment agreement is for an indefinite term. The employment agreement provides for discretionary bonus compensation of up to 20% of Mr. Green’s annual compensation.  The employment agreement also provides that upon the successful execution of an initial public offering by the Company, Mr. Green shall be issued options in the amount of twelve million shares of Company Common stock, subject to the achievement of certain stock price levels, which options shall vest over a 36-month period. On September 4, 2025, the Company entered into amended employment agreements (“First Amendment”) with Mr. Green whereby the annual salary was amended from $1,200,000 to $1,058,333. Except as expressly amended hereby, all of the other terms and conditions of the Agreements shall remain unchanged and in full force and effect in accordance with their original terms.

Adetunji Employment Agreement

The Company entered into an employment agreement with Mr. Adetunji on September 14, 2023, whereby he became the Company’s Chief Executive Officer. The employment agreement is for an indefinite term.  The employment agreement provides for discretionary bonus compensation of up to 20% of Mr. Adetunji’s annual compensation.  The employment agreement also provides that upon the successful execution of an initial public offering by the Company, Mr. Adetunji shall be issued options in the amount of twelve million shares of  Company Common stock, subject to the achievement of certain stock price levels, which options shall vest over a 36-month period. On September 4, 2025, the Company entered into amended employment agreements (“First Amendment”) with Mr. Adetunji whereby the annual salary was amended from $1,200,000 to $1,058,333. Except as expressly amended hereby, all of the other terms and conditions of the Agreements shall remain unchanged and in full force and effect in accordance with their original terms.

PRINCIPAL STOCKHOLDERS

The following sets forth information as of September 30, 2025, regarding the number of shares of our common stock and preferred stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock and Series A Preferred Stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officer as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership or within 60 days through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”).

To our knowledge, except as indicated in the footnotes to the following tables, and subject to state community property laws where applicable, all beneficial owners named in the following tables have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 20,000,003 shares of Common Stock and 100 shares of Series A Preferred Stock outstanding as of February 10, 2026. Unless otherwise indicated, the address of each of the shareholders listed below is: c/o Veri Medtech Holdings, Inc., 1660 International Dr., Suite 600, McLean, VA 22102

Common Stock Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner 5% or Greater Stockholders	Shares of common stock Beneficially Owned Prior to Offering (1)	Percent (1)	Shares of Common Stock Beneficially Owned After The Offering	Percent (2)
Joshua Green	7,636,135	38.18%	7,636,135	[●]
Samuel Adetunji	7,650,545	38.25%	7,650,545	[●]
Faisal Malik	0	0%	0	0%
Danny Wilson	500,897	2.5%	500,897	[●]
Scott Dunnagan	0	0%	0	0%
Todd Jones	0	0%	0	0%
Vijay Viswanathan	0	0%	0	0%
Directors & Executive Officers as a Group (5 persons)	15,787,577	78.93%	15,787,577	[●]

Notes:

(1)	Percentage of ownership is based on 20,000,003 shares of Common Stock and 100 shares of Series A Preferred Stock outstanding as of February 10, 2026.

(2)	Assumes [●] common shares issued after the Offering, and total common shares issued and outstanding of [●] following the completion of the Offering.

*	Less than 1%

Preferred Stock Ownership

Name and Address of Beneficial Owner 5% or Greater Stockholders	Shares of Preferred Stock Beneficially Owned Prior to Offering (1)	Percent (1)	Shares of Preferred Stock Beneficially Owned After The Offering	Percent

Joshua Green	50	50	50	50
Samuel Adetunji	50	50	50	50

(1)

Percentage of ownership is based on 100 shares of our Series A Preferred Stock issued and outstanding as of September 30, 2025.  We have issued 100 shares of Series A Preferred Stock with 80% of the voting power in the Company. See, Certificate of Designations in Exhibits included herewith. This 80% portion of the voting power represented by the Series A Preferred Stock issued to Messrs. Green and Adetunji is in addition to the shares of our common stock owned by them as set forth in the table above.

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Equity Compensation Plan Information

The following table sets forth information as of September 30, 2025, with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Shares of Common Stock Reserved and Authorized to be Issued	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2025 Equity and Incentive Plan (1)	50,000,000	$0.00	0

(1)

The 2025 Equity and Incentive Plan (The “Plan”) is administered by the Compensation Committee and initially provided for the issuance of up to 50,000,000 shares of Common Stock. Under the Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. The objective of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The term of each plan option and the manner in which it may be exercised is determined by the Committee, provided that no option may be exercisable more than 10 years after the date of its grant. As of September 30, 2025, there were no options outstanding under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

As of September 30, 2025, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our officers or directors had or will have a direct or indirect material interest.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Common Stock in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of common stock as indicated below.

Underwriters	Number of Shares
Network 1 Financial Securities, Inc.

Total

The underwriters are offering the Common Stock subject to their acceptance of the Common Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Common Stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Common Stock offered by this prospectus if any such common stock are taken. However, the underwriters are not required to take or pay for the Common Stock covered by the underwriters’ option to purchase additional common stock described below.

Discounts and Expenses

The underwriters have advised us that they propose to offer the Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Common Stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us.

Per Share
Public offering price
Underwriting discount(1)
Proceeds, before expenses, to us

(1) Represents an underwriting discount equal to 8% per share. The fees do not include the underwriter’s warrants or expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have agreed to pay to the underwriters a corporate finance fee equal to 2% of the gross proceeds received by us from the sale of the shares (“Non-accountable Expense Allowance”).

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $150,000.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. We paid an expense deposit of $50,000 to the Representative, upon the execution of letter of intent between us and the Representative, and will pay an additional $25,000 upon the public filing of this prospectus, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $75,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●], including a maximum aggregate reimbursement of $150,000 of Representative’s accountable expenses.

Underwriters’ Warrants

We have agreed to issue to the representative of the underwriters or its designees at the closing of this offering, warrants to purchase the number of shares of our common stock equal to 8% of the aggregate number of shares sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the commencement of sales in this offering.

The exercise price of the Representative’s Warrants will equal 110% of the public offering price per share, subject to adjustments. The underwriters’ warrants are exercisable after the date of issuance, and will be exercisable until such warrants expire five years after the commencement of sales of the offering. The underwriters’ warrants and the Common Stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up beginning on the commencement date of sales of the public offering pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the underwriters’ warrants or the Common Stock underlying the underwriters’ warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriters’ warrants or the underlying shares for a period of 180 days beginning on the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the underwriters’ warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Common stock. In addition, although the underwriters’ warrants and the underlying shares of Common Stock are being registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the underwriters’ warrants at our expense, one additional demand registration at the warrant’ holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The underwriters’ warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. We will bear all fees and expenses attendant to registering the shares underlying the underwriters’ warrants, other than any underwriting commissions incurred and payable by the warrant holders.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of twelve (12) months from the closing of the offering, to co-manage any future public and private equity and debt offering, including all equity linked financings (excluding (i) shares issued under any compensation or stock option plan approved by the Company’s shareholders, (ii) shares issued as consideration of an acquisition or as part of a strategic partnership or transaction and (iii) conventional banking arrangements and commercial debt financing), of the Company, or any successor to or any current or future subsidiary of the Company, with the Representative receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares sold in this offering. If the Representative fails to accept in writing any such proposal within ten (10) days after receipt of a written notice from the Company containing such proposal, the Representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public of private sale, and the Representative shall have the right of first refusal with respect to such revised proposal as set forth above. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, (2) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise without the prior written consent of the underwriters for a period of one hundred eighty days (180) after the effective date of this registration statement, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Furthermore, each of our executive officers and directors as of the effective date of this registration statement, have agreed, without the prior written consent of the underwriters not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our Common stock (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common stock or securities convertible into or exercisable or exchangeable for Common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of one hundred eighty (180) days after the effective date of this registration statement.

Determination of offering price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our market, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Future Transactions

In the event that at any time prior to the second anniversary of the final closing of this offering, we, or any of our affiliates, enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) (a “Future Transaction’) with any party introduced, directly or indirectly to us by the underwriters (each, a “Finder”), during such period, the Finder will be paid a transaction fee as stated below, payable at the closing thereof, equal to a percentage of the consideration or value received by us and/or our stockholders:

5% of the first $1,000,000;

4% of the next $1,000,000;

3% of the next $1,000,000;

2% of the next $1,000,000, and

1% of all amounts in excess of $4,000,000

We have agreed to pay to the Representative the aforementioned Finder’s fee during the aforementioned time period, even in situations where the consummation of a Future Transaction at issue culminated not directly from the Finder’s initial introduction but indirectly from a chain of introductions initiated by the Finder’s introduction.

Other

From time to time, certain of the underwriters and/or its affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing common stock in this offering because the underwriter repurchases the Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Common Stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to the aggregate losses, claims, damages, liabilities and expenses of such indemnification.

Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of our Common Stock to selling group members for sale to their online brokerage account holders. The Common Stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Common Stock on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United Stares of America, no action has been taken by us or the underwriters that would permit a public offering of the Common Stock offered by this prospectus in any jurisdiction where action for that purpose is required. The Common Stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Common Stock has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Common Stock under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Common Stock without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Common Stock sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

British Virgin Islands

No invitation, whether directly or indirectly, may be made to the public in the BVI to subscribe for our Common Stock. This prospectus does not constitute a public offer of Common Stock, whether by way of sale or subscription, in the BVI.  Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Common Stock to any member of the public in the BVI.

Canada

The Common Stock may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Common Stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Common Stock that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Common Stock to the public in that Relevant Member State at any time,

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or combined accounts;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Common Stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Common Stock to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock to be offered so as to enable an investor to decide to purchase or subscribe the Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

An offer of the Common Stock may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended (“FSMA”), except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, (“FSA”). An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article  19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the Company. All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Common Stock must be complied with in, from or otherwise involving the United Kingdom.

Hong Kong

The Common Stock may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“Companies (WUMP) Ordinance”) or the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”), or (ii) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (WUMP) Ordinance, and no advertisement, invitation or document relating to the Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Stock may not be circulated or distributed, nor may our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold, and will not offer or sell, to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.  For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, have been audited by Salberg & Company, PA, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the Shares hereby will be passed upon for us by Law Office of Clifford J. Hunt, P.A. (“Hunt Law”), Seminole, Florida. Hunt Law principal, Clifford J. Hunt, Esquire is the holder of 160,000 shares of our Common Stock. Certain legal matters related to the offering will be passed upon for the underwriter by Lucosky Brookman LLP, Woodbridge, New Jersey.

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC non-reporting company and file annual, quarterly and special reports, and other information with OTC Markets. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

VERI MEDTECH HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2024 and 2023

Audited Consolidated Financial Statements

Unaudited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Principal Stockholders of:

Veri Medtech Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Veri Medtech Holdings, Inc and Subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has shareholders’ deficit, accumulated deficit and working capital deficit, of approximately $2,405,000, $2,521,000 and $2,514,000 respectively, at December 31, 2024 and has a net loss in 2024 of approximately $409,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s Plan in regard to these matters is also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments.  We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2025.

Boca Raton, Florida

November 14, 2025

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$63,752	$76,506
Accounts receivable	21,767	27,650
Prepaid expenses and other current assets	75,562	155,144
TOTAL CURRENT ASSETS	161,081	259,300

Property and equipment, net	53,308	57,079
Operating lease right of use assets, net - related party	1,087,360	1,165,630
Operating lease right of use assets, net	31,022	49,495
Total non-current assets	1,171,690	1,272,204
TOTAL ASSETS	$1,332,771	$1,531,504

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,299,852	$934,013
Unearned revenues	97,189	138,591
Lines of credit	524,044	523,702
Note payable - current portion	593,123	615,724
Due to related party	54,437	6,500
Operating lease liabilities - current portion - related party	85,612	78,270
Operating lease liabilities - current portion	20,530	18,144

TOTAL CURRENT LIABILITIES	2,674,787	2,314,944

LONG-TERM LIABILITIES:
Note payable - long term	49,935	643,058
Operating lease liabilities - long term - related party	1,001,748	1,087,360
Operating lease liabilities - long term	11,148	31,678
TOTAL LONG-TERM LIABILITIES	1,062,831	1,762,096
TOTAL LIABILITIES	3,737,618	4,077,040

Commitments and Contingencies (Note 8)

STOCKHOLDERS’ DEFICIT:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2024 and 2023	-	-
Common stock - $0.0001 par value, 100,000,000 shares authorized, 11,500,000 and 11,500,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	1,150	1,150
Additional paid-in capital	115,410	115,410
Accumulated deficit	(2,521,407)	(2,662,096)
TOTAL STOCKHOLDERS’ DEFICIT	(2,404,847)	(2,545,536)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,332,771	$1,531,504

See accompanying notes to consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2024	2023

Revenues	$16,653,261	$22,157,668
Cost of revenues	4,264,677	6,074,037
Gross profit	12,388,584	16,083,631

OPERATING EXPENSES
General and administrative expenses	439,738	600,312
Rent and occupancy expenses	310,191	209,369
Technology expense	407,557	626,429
Compensation and related taxes	4,855,312	4,462,833
Professional, consulting and contractor fees	2,221,818	2,657,011
Sales and marketing expenses	4,456,270	3,943,540
TOTAL OPERATING EXPENSES	12,690,886	12,499,494
INCOME (LOSS) FROM OPERATIONS	(302,302)	3,584,137
OTHER INCOME (EXPENSE)
Other income	31	46,900
Interest expense and other finance charges	(105,138)	(100,961)
Other expense	(1,400)	-
TOTAL OTHER EXPENSE, NET	(106,507)	(54,061)
INCOME (LOSS) BEFORE TAXES	(408,809)	3,530,076
Provision for income tax	-	-
NET INCOME (LOSS)	$(408,809)	$3,530,076

Net income (loss) per common share, basic and diluted	$(0.04)	$0.34
Weighted average common shares outstanding - basic and diluted	11,500,000	10,337,912

See accompanying notes to consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock				Total
	$0.0001 Par Value		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, December 31, 2022	10,000,000	$1,000	$115,410	$(3,280,755)	$(3,164,345)
Issuance of common shares for cash	1,500,000	150	-	-	150
Distribution to principal stockholders	-	-	-	(2,911,417)	(2,911,417)
Net income	-	-	-	3,530,076	3,530,076
Balance, December 31, 2023	11,500,000	1,150	115,410	(2,662,096)	(2,545,536)
Capital contribution by principal stockholders	-	-	-	549,498	549,498
Net loss	-	-	-	(408,809)	(408,809)
Balance, December 31, 2024	11,500,000	$1,150	$115,410	$(2,521,407)	$(2,404,847)

See accompanying notes to consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(408,809)	$3,530,076
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation	6,057	680
Amortization of right of use assets	96,743	27,147
Changes in operating assets and liabilities:
Accounts receivable	5,883	(18,920)
Prepaid expenses and other current assets	79,582	(46,349)
Accounts payables and accrued liabilities	365,839	(48,564)
Unearned revenues	(41,402)	(11,082)
Due to related party	47,937	6,500
Operating lease liability	(96,414)	(26,820)
NET CASH PROVIDED BY OPERATING ACTIVITIES	55,416	3,412,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Leasehold improvements	-	(57,759)
Purchase of computer equipment	(2,286)	-
NET CASH USED IN INVESTING ACTIVITIES	(2,286)	(57,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from line of credit	95,541	30,591
Issuance of common shares for cash	-	150
Repayments on note payable	(615,724)	(549,218)
Repayments on line of credit	(95,199)	(28,625)
(Distributions to) and contributions from principal stockholders, net	549,498	(2,911,417)
NET CASH USED IN FINANCING ACTIVITIES	(65,884)	(3,458,519)
NET DECREASE IN CASH	(12,754)	(103,610)
CASH AT BEGINNING OF YEAR	76,506	180,116
CASH AT END OF YEAR	$63,752	$76,506

Supplemental Disclosure of Cash Flow Information

Cash paid for:
Interest	$105,138	$100,961
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Operating lease right of use asset and operating lease liability pursuant to ASC 842 - related party	$-	$1,184,125
Operating lease right of use asset and operating lease liability pursuant to ASC 842	$-	$58,147

See accompanying notes to consolidated financial statements.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 1 – Organization and Nature of Operations

Effective on January 1, 2025, Veri Holdings, Inc. (“Veri Holdings’’) merged with and into Veri Medtech Holdings, Inc. (the “Company”) in a transaction treated as a reverse merger and recapitalization of Veri Holdings (see Note 11). Veri Holdings was incorporated in August 2023 and acquired Alternative Medical Clinic LLC (“AMC”) and Dosepop, Inc. (“DosePop” and fka Verinew, Inc.) in 2023. Veriheal Inc. (“Veriheal”), was incorporated in November 2017 and is the primary operating entity which operates as a digital healthcare company with a fully technology-enabled service model via its healthcare technology platform which provides accessible consultations for alternative medicine and medical cannabis and offers on-demand virtual consultations via video and chat, allowing patients to discuss sensitive health issues confidentially and receive personalized treatment plans. On December 31, 2024, Veri Holdings acquired Veriheal. All entities were under common control during years 2023 and 2024 and became consolidated on December 31, 2024. Therefore, the accompanying financial statements are presented on a retrospective basis as consolidated financial statements for all periods presented.

The Company, through its wholly owned subsidiary, Alternative Medical Clinic LLC, contracts physicians to facilitate the delivery of telehealth services to its patients. The Company through its wholly owned subsidiary, DosePop, provides a one-stop healthcare technology platform for mental and physical health designed to connect patients with healthcare professionals and provide various treatment options and services ranging from weight loss programs to anti-aging treatments.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The accompanying consolidated financial statements include the accounts of Veri Medtech Holdings Inc. and its wholly-owned subsidiaries, Veriheal, Dosepop, and AMC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ significantly from estimates. Significant estimates made by management include, but are not limited to, the allowance for credit losses, the estimates of useful lives for depreciation, valuation of the lease liabilities and related right of use assets and valuation of stock-based compensation.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents on hand at December 31, 2024 and 2023. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company evaluates, at least annually, the rating of the financial institutions in which it holds deposits. At December 31, 2024 and 2023, the Company’s had no cash in excess of the FDIC limit.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for credit losses, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to credit loss when an account balance is deemed to be uncollectible. The Company estimates its allowance for credit losses using the Current Expected Credit Loss (CECL) model under Accounting Standards Codification (“ASC”) 326 based on historical losses, changes in payment history, customer-specific information, current economic conditions, and reasonable and supportable forecasts of future economic conditions. The allowance under ASC 326 is updated as additional losses are incurred or information becomes available related to the customer or economic conditions. As of December 31, 2024 and 2023, the allowance for credit losses was $0 for both periods.

Fair Value Measurements and Fair Value of Financial Instruments

The Company follows the FASB Fair Value Measurements standard, as it applies to its financial instruments on a recurring basis. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The Company’s non-financial assets, such as ROU assets, and property and equipment, are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration which the entity expects to be entitled in exchange for those goods or services. In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The Company through its wholly owned subsidiary, Veriheal, generates revenue from service processing fees by facilitating patient consultations with licensed physicians for the purpose of medical marijuana (“MMJ”) card evaluations. Revenue is recognized at a point in time upon completion of both the consultation service and the licensed physicians providing a medical decision. This is when the performance obligation is satisfied. The Company acts as the principal in these transactions and recognizes the full transaction price as revenue when its performance obligation is satisfied. The service processing fees are paid in advance and are non-refundable, however, the Company may reserve the right to refund the fees under limited circumstances at its discretion. Payments received before the completion of the consultation service are recorded as unearned revenue to be recognized upon completion of both the consultation service and conveyance of the medical decision which generally occurs within two months but can take up to six months from the date of payment.

The Company through its wholly owned subsidiary, Veriheal, also engages in business-to-business activities whereby the Company provides services by collaborating with licensed medical professionals and clinics and offering digital marketing services to connect them with the Company’s patients. Additionally, the Company provides research services for certain universities and organizations.  The Company recognizes revenues from marketing and research services for the agreed upon price when such services are completed, which satisfies the performance obligation.

The Company through its wholly owned subsidiary, Dosepop offers a comprehensive healthcare platform for both mental and physical health. The platform provides various treatments options by licensed professionals, addressing issues ranging from weight loss to anti-aging treatments. Revenue is recognized upon completion of both the consultation service and the licensed physicians providing the treatment option, which is when the performance obligation is satisfied.

The following table presents the Company’s revenue disaggregated by revenue stream for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Consultation service – MMJ evaluations	$16,544,492	$22,065,021
Consultation service – various treatment options	22,519	-
Business-to-business - digital infrastructure service	34,250	92,647
Research service	52,000	-

Total revenue	$16,653,261	$22,157,668

Cost of Revenues

Cost of revenues primarily includes fees paid to contracted physicians for consultation services and merchant processing fees related to patient payments. These costs are directly attributable to revenue-generating activities and are expensed as incurred.

Sales and Marketing

The Company applies ASC 720 “Other Expenses” to account for marketing costs. Pursuant to ASC 720-35-25-1, the Company expenses marketing costs as incurred. Marketing costs include advertising through social media, digital marketing, influencer marketing and promotional campaigns. Marketing costs were $4,456,270 and $3,943,540 for the years ended December 31, 2024 and 2023, respectively, and are included in sales and marketing expenses on the consolidated statement of operations.

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $75,562 and $155,144 at December 31, 2024 and 2023, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses principally include prepayments in cash for insurance, rent, and technology services which are being amortized over the terms of their respective agreements. Other current assets primarily include credit card merchant receivable generally collected within two to three days from date of sale.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Property and Equipment

Property is carried at cost. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the terms of their respective leases. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets ranging from three to ten years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is determined by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows. There was no impairment during the year ended December 31, 2024 and 2023.

Income Taxes

The financial statements present the combined results of two entities: one is a C-Corporation (Veri MedTech Holdings and its subsidiaries), which is subject to federal and state income taxes, and the other is an S-Corporation (Veriheal, Inc) which is generally exempt from entity-level taxation. The income or loss of the S-Corporation is passed through to its shareholders and not included in the Company’s income tax provision.

The Company files U.S. federal income tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed.

The Company did not file any state income tax returns for the years ended December 31, 2024 and 2023.  Management is aware that certain states do not recognize the federal S-corporation election and may treat S-corporations as C-corporations or impose entity-level taxes despite S status. The Company will assess its state tax filing obligations and exposure in those jurisdictions and reflect any material effects in future periods.

The Company currently has no federal examinations in progress. As of December 31, 2024, the Company’s federal tax returns for the tax years 2024, 2023 and 2022 remain subject to audit, primarily by the Internal Revenue Service.

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Income tax expense is the total of the current-year income tax due or refundable and the change in the deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of the tax benefit that is greater than fifty percent (50%) likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Management is not aware of any issues that could result in significant payments, accruals, or material deviation from its positions.

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Management has concluded that there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis or tax laws, regulations and interpretations thereof as well as other factors.

The Company did not have material unrecognized tax benefits as of December 31, 2024 and does not expect this to change significantly over the next 12 months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of the provision for income taxes.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services along with non-employee services received in exchange for an award of equity instruments over the period the employee, director or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director or non-employee services received in exchange for an award based on the grant-date fair value of the award.

Lease Accounting

The Company follows ASC Topic 842, Leases (Topic 842) and applies the package of practical expedients, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Operating lease right of use assets (“ROU”) represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses.

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”). The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive officer of the Company, who reviews operating results to make decisions about operating decisions, allocating resources and assessing performance for the entire Company. The CODM reviews and utilizes consolidated financial information, including revenue, gross profit, operating income (loss) and net income (loss) as reported on the consolidated statements of operations, to assess performance and allocate resources to support strategic priorities. Consolidated net income (loss) is our segment’s primary measure of profit or loss. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets. The single segment constitutes all the consolidated entity, and the accompanying consolidated financial statements and the notes to the accompanying consolidated financial statements are representative of such amounts. For the years ended December 31, 2024 and 2023, the Company operates in one operating segment.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The table below provides information about the Company’s revenue, significant segment expenses and other segment expenses.

	Years Ended December 31,
	2024	2023
Revenues	$16,653,261	$22,157,668
Cost of revenues	4,264,677	6,074,037
Gross profit	12,388,584	16,083,631
Less segment expenses:
General and administrative	439,738	600,312
Rent and occupancy expenses	310,191	209,369
Technology expense	407,557	626,429
Compensation and related taxes	4,855,312	4,462,833
Professional, consulting and contractor fees	2,221,818	2,657,011
Sales and marketing expenses	4,456,270	3,943,540
Income (loss) from operations	$(302,302)	3,584,137
Less:
Other expense, net	(106,507)	(54,061)
Segment net income (loss)	$(408,809)	$3,530,076
Depreciation	$6,057	$680
Segment Assets	$1,332,771	$1,531,504

Concentrations

With respect to customer concentration, no customer accounted for more than 10% of total revenues for the years ended December 31, 2024 and 2023. All revenues were generated in United States during the years ended December 31, 2024 and 2023.

With respect to revenue concentration by revenue stream, consultation service – MMJ evaluations accounted for 99.4% and 99.6% of total revenues for the years ended December 31, 2024 and 2023, respectively.

With respect to accounts receivable concentration, two customers accounted for 50% and 50% of total accounts receivable at December 31, 2024. Three customers accounted for approximately 54%, 11%, and 11%, of total accounts receivable at December 31, 2023.

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU Topic 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025. Early adoption is permitted. Management does not believe the adoption of ASU 2023-09 will have a material impact on the accompanying consolidated financial statements and disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE) requiring additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. This standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 applies to all public business entities (PBEs) and is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact the adoption of ASU 2024-03 may have on the Company’s consolidated financial statements.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 3 – Going Concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

In accordance with ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that these consolidated financial statements are issued. As reflected in the consolidated financial statements, the Company had stockholders’ deficit, accumulated deficit and working capital deficit of approximately $2,405,000, $2,521,000 and $2,514,000, respectively, at December 31, 2024. A significant portion of our current liability (note payable) is already scheduled to be paid down in year 2025 pending continued revenue generation.

The Company reported a net loss of approximately $409,000 for the year ended December 31, 2024. Notwithstanding this result, the Company continues to generate revenue and maintain active operations across its core business segment. Based on current forecasts and available cash as of December 31, 2024, the Company may require additional capital to fully support its planned growth initiatives and capital expenditures over the next twelve months.

Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern for at least the twelve months following the issuance of these consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon the management’s ability to further implement its business plan, generate sufficient revenues and raise additional capital resources as needed.

Note 4 — Property and Equipment

As of the dates presented, property and equipment consisted of the following:

	December 31, 2024	December 31, 2023
Leasehold improvements (10-year useful life)	$57,759	$57,759
Computer equipment (3-year useful life)	2,286	-
Less: accumulated depreciation	(6,737)	(680)
Total	$53,308	$57,079

For the years ended December 31, 2024 and 2023, depreciation expense amounted to $6,057 and $680, respectively.

Note 5 – Lines of credit - Banks

The Company has a revolving line of credit with a financial institution, which balance is due on demand. This revolving line of credit is in the amount of $500,000. The revolving line of credit is secured by all the assets of Veriheal and personally guaranteed by the principal stockholders of the Company. The line bears a variable interest at 8.50% per annum as of December 31, 2024 (9% as of December 31, 2023). As of December 31, 2024 and 2023, respectively, the balance of the line of credit was $499,089 and $500,000, with $911, available at December 31, 2024. In April 2025, this credit line has been cancelled.

The Company has another revolving line of credit with a financial institution, which balance is due on demand. This revolving line of credit is in the amount of $25,000 and is personally guaranteed by the principal stockholders of the Company. The maturity date is on January 7, 2026 and renews annually unless cancelled. The line bears a variable interest rate of 13.75% and 14.75% per annum as of December 31, 2024 and 2023, respectively. The interest rate will vary with the market based on the prime rate and the Company’s credit worthiness, overall business relationship and line amount. As of December 31, 2024 and 2023, respectively, the balance of the line of credit was $24,955 and $23,702, with $45, available at December 31, 2024.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 6 – Note Payable

The note balance consisted of the following at:

	December 31, 2024	December 31, 2023
Principal amount of note	$643,058	$1,258,782
Less: Current portion	(593,123)	(615,724)
Long-term portion	$49,935	$643,058

On January 20, 2022, the Company through its wholly owned subsidiary, Veriheal, entered into a Promissory Note Agreement with a certain bank (“Lender”), pursuant to which the Company issued a promissory note (the “Note”) to the Lender in the principal amount of $2,250,000 subject to default as defined, negative covenants as defined and right of set-off of Company’s balances held, and default interest rate of 5% . The maturity date of this Note is the payment due date in the month of January 2026. The Note bears interest at 3.27% per annum The first installment payment date shall be the payment due date in the month of January 2022. The Note is secured by all the assets of Veriheal and personally guaranteed by the principal stockholders of the Company.

The Company shall pay to the Lender the principal amount and interest owing pursuant to this Note in installments as follows:

(i) Forty Seven (47) consecutive level monthly installments consisting of both principal and interest, each in the amount of $50,071, due and payable on the first installment payment date and each payment due date thereafter, and

(ii) And one final installment, due and payable on the maturity date, in an amount equal to the outstanding principal amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

During the term of this Note, the Company shall have the option of paying the unpaid principal amount to the Lender in advance of the maturity date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least three (3) days prior to making such payment. With any prepayment in full of the principal amount balance, the Company shall also pay to the Lender all accrued interest and expenses owing pursuant to this Note.

Upon the occurrence of any event of default, the Lender without demand of performance or other demand to or upon the Company or any other person, may exercise all rights and remedies under the Company’s agreements with the Lender or its affiliates, may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Company.  All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an event of default as defined in the Note Agreement.  The Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or any affiliates or otherwise owing by the Lender or any affiliates in any capacity to the Company or any guarantor or endorser of this Note.  Such setoff shall be deemed to have been exercised immediately at the time the Lender elects to do so.

For the years ended December 31, 2024 and 2023, the Company paid principal amounts of $615,724 and 549,218, respectively. For the years ended December 31, 2024 and 2023, interest expense incurred on the above note amounted to $35,202 and $51,635, respectively.

Note 7 – Related Party Transactions

Due to Related Party

As of December 31, 2024 and 2023, $54,437 and $6,500, respectively, were payable to an affiliated company owned by the principal stockholders of the Company and primarily consisted of unpaid rent related to a ten-year lease agreement (see Note 8). This amount is unsecured and non-interest bearing.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 8 - Commitments and Contingencies

Legal Proceedings

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation will not have a material adverse effect on its business, financial condition, results of operations, or cash flows. Contingent liabilities arising from potential litigation are assessed by management based on the individual analysis of these proceedings and on the opinion of the Company’s lawyers and legal consultants. There have been no provisions recorded for the years ended December 31, 2024 and 2023.

Regulated Industry

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which the Company provides, bills for services and collects reimbursement from governmental programs and private payors, the contractual relationships with the Company’s providers, vendors and customers, marketing activities and other aspects of the Company’s operations.

In a regulatory climate that is uncertain, the Company’s operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. This risk is especially acute in the healthcare industry given the level of government spending, oversight and control over the industry as a whole. Compliance with these evolving laws, regulations and interpretations may require us to change the Company’s practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on the Company’s results of operations. There could be laws and regulations applicable to the Company’s business that the Company have not identified or that, if changed, may be costly to the Company, and cannot predict all the ways in which implementation of such laws and regulations may affect the Company.

Employment Agreements

Effective September 14, 2023, the Company entered into Employment Agreements (the “Agreements”) with the CEO of the Company, Josh Green and the President of the Company, Samuel Adetunji (the “Officers”). The Agreements shall continue in full force and effect, until such time as the Officers and the Company mutually agree to its termination. The Company shall pay each Officer an annual salary equal to $1,200,000 and shall also pay bonus compensation of up to 20% of their annual salary for attaining annual company goals and objectives.

Each Officer is entitled to be issued up to 12,000,000 shares of common stock, subject to the terms of Employer’s Stock Incentive Plan (the “Plan”), upon the successful execution of an initial public offering (IPO) of the Company (the “Earn-Out Shares”) as incentive compensation for continual attainment and achievement of goals (see below). The Officers shall also participate in any bonus or incentive compensation programs. In the event of any merger, acquisition or change of control of the Company following an IPO, all of Earn-Out Shares shall immediately vest, and the Officer’s salary and benefits shall continue for a period of thirty- six (36) months thereafter, including annual bonus compensation.   Earn-Out Shares shall be eligible to the Officers as follows:

(a) if the dollar volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds $6.00 per share for any 20-trading days within any 30-trading day period during the period beginning on the effective date of the Company’s listing on the NYSE American stock exchange, and ending on the 18-month anniversary thereof, the Company shall issue to each Officer an aggregate of 4,000,000 Earnout Shares.

(b) if the VWAP of the Company’s common stock equals or exceeds $7.00 per share for any 20 trading days within any 30-trading day period during the period beginning on the effective date of the 18-month of the anniversary of the Company’s listing on the NYSE American stock exchange, and ending on the second anniversary thereof, the Company shall issue to each Officer an additional aggregate of 4,000,000 Earnout Shares.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(c) if the VWAP of the Company’s common stock equals or exceeds $8.00 per share for any 20 trading days within any 30-trading day period during the period beginning on the effective date of the second anniversary of the Company’s listing on the NYSE American stock exchange, and ending on the third anniversary thereof, the Company shall issue to each Officer an additional aggregate of 4,000,000 Earnout Shares.

Operating Lease – Related Party

In October 2023, the Company, through its wholly owned subsidiary, Veriheal, entered into a ten-year lease agreement with G&A Real Estate Investment Group, LLC, a related party company owned by the principal stockholders, for a monthly rent of $15,000. The lease premises is located in Denver, Colorado. In October 2023, the Company recorded ROU assets and total lease liabilities of $1,184,125 based on an incremental borrowing rate of 9%.

ROU is summarized below:

	December 31, 2024	December 31, 2023
Office lease	$$1,184,125	$$1,184,125
Less: accumulated amortization	(96,765)	(18,495)
Operating lease right of use asset, net – related party	$$1,087,360	$$1,165,630

Operating Lease liabilities are summarized below:

	December 31, 2024	December 31, 2023
Office lease	$$1,184,125	$$1,184,125
Reduction of lease liability	(96,765)	(18,495)
Less: office lease, current portion – related party	(85,612)	(78,270)
Long term portion of lease liability – related party	$$1,001,748	$$1,087,360

Remaining future minimum lease payments under non-cancelable related party operating lease at December 31, 2024 are as follows:

Year ended December 31, 2025	$180,000
Year ended December 31, 2026	180,000
Year ended December 31, 2027	180,000
Year ended December 31, 2028	180,000
Year ended December 31, 2029	180,000
Year ended December 31, 2030 and thereafter	675,000
Imputed interest	(487,640)
Total operating lease liability – related party	$1,087,360

The weighted average remaining lease term for the related party operating lease is 8.79 years as of December 31, 2024.

Operating Lease

In July 2023, the Company, through its wholly owned subsidiary, Alternative Medical Clinic, LLC, entered into a three-year lease agreement. The initial year (commencing on July 1, 2023) monthly lease payment was $1,798, in years two and three the monthly lease payments are $1,852 and $1,907 respectively. The lease premises is located in Tampa, Florida. In July 2023, the Company recorded ROU assets and total lease liabilities of $58,147 based on an incremental borrowing rate of 9%.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

ROU is summarized below:

	December 31, 2024	December 31, 2023
Office lease	$$58,147	$$58,147
Less: accumulated amortization	(27,125)	(8,652)
Operating lease right of use asset, net	$$31,022	$$49,495

Operating Lease liabilities are summarized below:

	December 31, 2024	December 31, 2023
Office lease	$$58,147	$$58,147
Reduction of lease liability	(26,469)	(8,325)
Less: office lease, current portion	(20,530)	(18,144)
Long term portion of lease liability	$$11,148	$$31,678

Remaining future minimum lease payments under non-cancelable related party operating lease at December 31, 2024 are as follows:

Year ended December 31, 2025	$22,555
Year ended December 31, 2026	11,443
Imputed interest	(2,320)
Total operating lease liability – related party	$31,678

The weighted average remaining lease term for the operating lease is 1.5 years as of December 31, 2024.

Other Operating Leases

The Company periodically rents other spaces on a month-to-month basis including its corporate headquarters located in McLean, Va.

Total rent expense amounted $264,700 and $206,762 (including rent expense - related party of $180,000 and $45,000, respectively) as of December 31, 2024 and 2023, respectively.

Note 9 – Stockholders’ Deficit

Common Stock

As of December 31, 2024 and 2023, there were 11,500,000 shares of common stock outstanding for both periods.

During the year ended December 31, 2023, the Company issued an aggregate of 1,500,000 shares of common stock to employees and consultants who are not related parties for cash of $150.

Contributions (Distributions)

For the year ended December 31, 2023, the Company made distributions to the principal stockholders of the Company for ($2,911,417). For the year ended December 31, 2024, the principal stockholders of the Company contributed capital of $549,498.

Note 10 – Income Taxes

The Company’s combined pretax income(loss) for the years ended December 31, 2024 and 2023 was approximately $(409,000) and $3,500,000 respectively. This includes a book losses for December 31, 2024  and 2023 of approximately $900,000 and $100 respectively that were generated by the Company’s C-Corporation entity and book income for same periods of approximately $486,000 and $3,584,232 respectively from its S-Corporation entity.

The C-Corporation is subject to U.S. federal and state corporate income taxes, whereas the S-Corporation is treated as a pass-through entity for U.S. tax purposes, and its income is taxed directly to its shareholders. Therefore, the income tax provision presented below reflects only the tax effects associated with the C-Corporation.

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. The C-Corporation’s current year loss results in the generation of a deferred tax asset (DTA) for the federal Net Operating Loss (NOL). However, due to uncertainty regarding the C-Corporation’s ability to generate sufficient taxable income in the foreseeable future, management has concluded that it is more likely than not that this deferred tax asset will not be realized. Accordingly, a full valuation allowance has been recorded against the deferred tax asset.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31, 2024 and 2023:

	For the Year Ended
	December 31,
	2024	2023
Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	187,832	20
State	-	-
	187,832	20
Change in valuation allowance	(187,832)	(20)
Income tax provision (benefit)	$-	$-

The components of net deferred tax assets that have been presented in the Company’s financial statements are as follows at December 31, 2024 and 2023:

	December 31,
	2024	2023
Deferred tax assets:
Net Operating Loss Carryover	$187,852	$20
Total deferred tax assets	$187,852	$20
Deferred tax liabilities:
	-	-
Total deferred tax liabilities	-	-
Valuation allowance	$(187,852)	$(20)
Total Deferred Tax Assets (liabilities)	-	-

The Company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 21% as follows at December 31, 2024 and 2023:

	For the Year Ended		For the Year Ended
	December 31,		December 31,
	2024	2024	2023	2023
US federal statutory rate	$(85,850)	21.00%	$741,316	21.00%
State tax rate, net of federal benefit	-	-	-	-
Effect of S-Corporation income not taxed at entity level	(101,982)	24.95%	(741,336)	(21.00)%
Change in valuation allowance	187,832	(45.95)%	20	0.00%
Income tax provision (benefit)	$(0)	0%	$(0)	0%

Veri Medtech Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

As of December 31, 2024, the Company had U.S. federal net operating loss carryforwards of approximately $900,000, all of which do not expire, but are instead limited to 80% of taxable income in the year utilized. These net operating loss carryforwards may be used to offset future taxable income and thereby reduce the Company’s U.S. federal income taxes. Section 382 of the Internal Revenue Code of 1986 (the “Code”) imposes an annual limit on the ability of a corporation that undergoes a greater than 50% ownership change to use its net operating loss carry forwards to reduce its tax liability. If in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by Section 382 of the Code, the Company’s net operating loss carryforwards may be significantly limited as to the amount of use in a particular year. In addition, all or a portion of the Company’s net operating loss carryforwards may go unutilized.

Note 11 - Subsequent Events

Effective on January 1, 2025 (the “Closing Date”), Veri Holdings, Inc.  merged (the “Merger”) with and into Veri Medtech Holdings, Inc. (“Veri Medtech”), an inactive public company, in a transaction treated as a reverse merger and recapitalization of Veri Holdings. The shareholders of Veri Holdings received 11,500,000 shares of common stock of Veri Medtech representing approximately 81% of the total common stock outstanding just after the completion of the Merger. Consequently, the business of Veri Holdings became the business of Veri Medtech. The Merger has constituted a change of control or change in control with the consummation of the Merger.

The Merger is being accounted for as a reverse merger, and Veri Holdings is deemed to be the acquirer for accounting purposes under ASC 805, Business Combinations, since the stockholders of Veri Holdings obtained voting control of the combined entity post-merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Veri Holdings and its subsidiaries, and the financial statements after completion of the Merger will include the assets and liabilities of Veri Holdings and its subsidiaries and Veri Medtech, and the historical operations of Veri Holdings and its subsidiaries and the operations of Veri Medtech from the Closing Date of the Merger. The name of the Company has been retroactively changed in the accompanying consolidated financial statements and footnotes to reflect the new name of the public entity post-merger. Consequently, there were 2,780,314 shares of common stock and 100 shares of Series A preferred stock with super voting rights which were deemed issued in connection with this recapitalization.

In January 2025, the Company granted an aggregate of 5,719,689 restricted common stock shares to certain officers and consultants for services. The aggregate of 5,719,689 restricted common stock had a fair value of $2,488,365 or approximately $0.44 per share of common stock based on the quoted trading price on the date of grant. The restricted common stock shall vest for one year and the fair value shall be recognized as expense over the one year vesting period.

On July 1, 2025, the Company entered into an amended lease agreement with G&A (see Note 8) whereby the end of the lease term was amended from October 2033 to October 2025 unless otherwise terminated in accordance with the provisions of the lease or extended for an additional term, upon written mutual agreement, within 90 days prior to the end of the amended term. Upon the end of the amended term, the lease shall continue from month-to-month and be terminated upon giving 30-days prior written notice by either by Landlord or the Company. Except as expressly amended hereby, all of the other terms and conditions of the lease agreement shall remain unchanged and in full force and effect in accordance with their original terms.

In September 2025, the Company’s board of directors approved and adopted the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), which reserves a total of 50,000,000 shares of Common Stock under the 2025 Equity Incentive Plan. The 2025 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. As of the date of this report, the Company has not issued any awards or grants under the plan.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025 AND 2024

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$117,154	$63,752
Accounts receivable	-	21,767
Prepaid expenses and other current assets	76,602	75,562
TOTAL CURRENT ASSETS	193,756	161,081

Property and equipment, net	50,817	53,308
Operating lease right of use assets, net - related party	-	1,087,360
Operating lease right of use assets, net	16,045	31,022
Total non-current assets	66,862	1,171,690
TOTAL ASSETS	$260,618	$1,332,771

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	1,085,392	1,299,852
Unearned revenues	138,635	97,189
Lines of credit	482,418	524,044
Note payable - current portion	203,419	593,123
Due to officers	178,943	-
Due to related party	112,779	54,437
Operating lease liabilities- current portion - related party	-	85,612
Operating lease liabilities- current portion	16,538	20,530

TOTAL CURRENT LIABILITIES	2,218,124	2,674,787

LONG-TERM LIABILITIES:
Note payable - long term	-	49,935
Operating lease liabilities - long term - related party	-	1,001,748
Operating lease liabilities - long term	-	11,148
TOTAL LONG-TERM LIABILITIES	-	1,062,831
TOTAL LIABILITIES	2,218,124	3,737,618

Commitments and Contingencies (Note 8)

STOCKHOLDERS' DEFICIT:
Preferred stock, 5,000,000 shares authorized, $0.0001 par value:
Series A preferred stock, $0.0001 par value; 100 shares (liquidation value of $100) and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	$-	$-
Common stock - $0.0001 par value, 100,000,000 shares authorized, 20,000,003 and 11,500,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2,000	1,150
Additional paid-in capital	1,866,730	115,410
Accumulated deficit	(3,826,236)	(2,521,407)
TOTAL STOCKHOLDERS' DEFICIT	(1,957,506)	(2,404,847)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$260,618	$1,332,771

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues, net	$2,559,898	$4,066,105	$8,675,211	$13,441,446
Cost of revenues	597,359	973,111	2,125,242	3,348,696
Gross profit	1,962,539	3,092,994	6,549,969	10,092,750

Operating expenses:
General and administrative expenses	72,715	86,666	216,616	365,318
Rent and occupancy expenses	61,178	84,143	185,369	245,219
Compensation and related taxes	1,547,786	1,200,536	4,755,021	3,708,704
Professional, consulting and contractor fees	516,384	557,835	1,631,150	1,628,105
Technology cost	115,134	82,151	353,730	295,863
Sales and marketing costs	192,145	1,261,315	662,015	4,065,659
Total operating expenses	2,505,342	3,272,646	7,803,901	10,308,868
Loss from operations	(542,803)	(179,652)	(1,253,932)	(216,118)
Other income (expense)
Other income	-	-	87	-
Interest expense and other finance charges	(18,660)	(24,146)	(50,984)	(57,644)
Other expense, net	(18,660)	(24,146)	(50,897)	(57,644)

Loss before provision for income taxes	(561,463)	(203,798)	(1,304,829)	(273,762)

Provision for income taxes	-	-	-	-
Net loss	$(561,463)	$(203,798)	$(1,304,829)	$(273,762)

Net loss per common share, basic and diluted	$(0.03)	$(0.02)	$(0.07)	$(0.02)
Weighted average common shares
outstanding - basic and diluted	20,000,003	11,500,000	19,958,101	11,500,000

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited)

	Common Stock		Series A Preferred Stock
	$0.0001 Par Value		$0.0001 Par Value		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2024	11,500,000	$1,150	-	$-	$115,410	$(2,521,407)	$(2,404,847)

Shares issued for services and accretion of stock-based compensation in connection with restricted common stock award grants	5,719,689	572	-	-	504,159	-	504,731

Shares deemed issued in connection with the recapitalization	2,780,314	278	100	-	(278)	-	-

Net loss	-	-	-	-	-	(74,054)	(74,054)

Balance, March 31, 2025	20,000,003	2,000	100	-	619,291	(2,595,461)	(1,974,170)

Accretion of stock-based compensation in connection with restricted common stock award grants	-	-	-	-	620,310	-	620,310

Net loss	-	-	-	-	-	(669,312)	(669,312)

Balance, June 30, 2025	20,000,003	2,000	100	-	1,239,601	(3,264,773)	(2,023,172)

Accretion of stock-based compensation in connection with restricted common stock award grants	-	-	-	-	627,129	-	627,129

Net loss	-	-	-	-	-	(561,463)	(561,463)

Balance, September 30, 2025	20,000,003	$2,000	100	$-	$1,866,730	$(3,826,236)	$(1,957,506)

	Common Stock		Series A Preferred Stock
	$0.0001 Par Value		$0.0001 Par Value		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2023	11,500,000	$1,150	-	$-	$115,410	$(2,662,096)	$(2,545,536)

Capital distribution by principal stockholders	-	-	-	-	-	(51,410)	(51,410)

Net income	-	-	-	-	-	245,667	245,667

Balance, March 31, 2024	11,500,000	1,150	-	-	115,410	(2,467,839)	(2,351,279)

Capital contribution by principal stockholders	-	-	-	-	-	145,524	145,524

Net loss	-	-	-	-	-	(315,631)	(315,631)

Balance, June 30, 2024	11,500,000	1,150	-	-	115,410	(2,637,946)	(2,521,386)

Capital contribution by principal stockholders	-	-	-	-	-	158,593	158,593

Net loss	-	-	-	-	-	(203,798)	(203,798)

Balance, September 30, 2024	11,500,000	$1,150	-	$-	$115,410	$(2,683,151)	$(2,566,591)

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements.

VERI MEDTECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024

OPERATING ACTIVITIES
Net loss	$(1,304,829)	(273,762)
Adjustments to reconcile net loss to net cash provided by operations:
Stock based expenses	1,752,170	-
Depreciation	5,593	4,422
Amortization of right-of-use asset	101,156	71,740
Changes in operating assets and liabilities:
Accounts receivable	21,767	17,483
Prepaid expenses and other current assets	(1,040)	136,612
Accounts payable and accrued liabilities	(214,460)	354,547
Unearned revenues	41,446	(42,183)
Operating lease liability	(101,319)	(71,412)
Due to related party	58,342	42,892
Net cash provided by operating activities	358,826	240,339

INVESTING ACTIVITIES
Purchase of computer equipment	(3,102)	(818)
Net cash used in investing activities	(3,102)	(818)

FINANCING ACTIVITIES
Proceeds received from line of credit	5,481	25,443
Advances from officers	178,943	-
Repayments on note payable	(439,639)	(500,712)
Repayments on line of credit	(47,107)	(82,391)
Contributions by majority stockholders, net	-	252,707
Net cash used in financing activities	(302,322)	(304,953)
Net cash increase (decrease) for period	53,402	(65,432)
Cash at beginning of period	63,752	76,506
Cash at end of period	$117,154	11,074

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$50,984	57,643
Income Tax	$-	-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Derecognition of the carrying amounts of the operating right of use asset and operating lease liability associated with the terminated portion pursuant to ASC 842 - related party	$1,045,514	-
Operating lease right of use asset and operating lease liability due to modification pursuant to ASC 842 - related party	$44,333	-

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Note 1 – Organization and Nature of Operations

Effective on January 1, 2025, Veri Holdings, Inc. (“Veri Holdings’’) merged with and into Veri Medtech Holdings, Inc. (the “Company”) in a transaction treated as a reverse merger and recapitalization of Veri Holdings (see Note 9). Veri Holdings was incorporated in August 2023 and acquired Alternative Medical Clinic LLC (“AMC”) and Dosepop Inc.. ( “DosePop” and fka Verinew Inc,) in 2023. Veriheal Inc. (“Veriheal”), was incorporated in November 2017 and is the primary operating entity which operates as a digital healthcare company with a fully technology-enabled service model via its healthcare technology platform which provides accessible consultations for alternative medicine and medical cannabis and offers on-demand virtual consultations via video and chat, allowing patients to discuss sensitive health issues confidentially and receive personalized treatment plans. On December 31, 2024, Veri Holdings acquired Veriheal. All entities were under common control during years 2023 and 2024 and became consolidated on December 31, 2024. Therefore, the accompanying financial statements are presented on a retrospective basis as consolidated financial statements for all periods presented.

The Company, through its wholly owned subsidiary, Alternative Medical Clinic LLC, contracts physicians to facilitate the delivery of telehealth services to its patients. The Company through its wholly owned subsidiary, DosePop, provides a one-stop healthcare technology platform for mental and physical health designed to connect patients with healthcare professionals and provide various treatment options and services ranging from weight loss programs to anti-aging treatments.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company’s interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our consolidated results of operations for the three and nine months ended September 30, 2025 and 2024 and cash flows for the nine months ended September 30, 2025 and 2024 and our consolidated financial position at September 30, 2025 have been made. The Company’s results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the operating results to be expected for the full fiscal year ending December 31, 2025.

Certain information and disclosures normally included in the notes to the Company’s annual audited consolidated financial statements have been condensed or omitted from the Company’s interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2024. The December 31, 2024 consolidated balance sheet is derived from those statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Veri Medtech Holdings Inc. and its wholly-owned subsidiaries, Veriheal, Dosepop, and AMC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ significantly from estimates. Significant estimates made by management include, but are not limited to, the allowance for credit losses, the estimates of useful lives for depreciation, valuation of the lease liabilities and related right of use assets and valuation of stock-based compensation.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents on hand at September 30, 2025 and December 31, 2024. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company evaluates, at least annually, the rating of the financial institutions in which it holds deposits. At September 30, 2025 and December 31, 2024, the Company’s had no cash in excess of the FDIC limit.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for credit losses, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to credit loss when an account balance is deemed to be uncollectible. The Company maintains an allowance for credit losses primarily for estimated losses resulting from the inability or failure of individual customers to make the required payments. The Company estimates its allowance for credit losses using the Current Expected Credit Loss (CECL) model under Accounting Standards Codification (“ASC”) 326 based on historical losses, changes in payment history, customer-specific information, current economic conditions, and reasonable and supportable forecasts of future economic conditions. The allowance under ASC 326 is updated as additional losses are incurred or information becomes available related to the customer or economic conditions. As of September 30, 2025 and December 31, 2024, the allowance for credit losses was $0 for both periods.

Fair Value Measurements and Fair Value of Financial Instruments

The Company follows the FASB Fair Value Measurements standard, as it applies to its financial instruments on a recurring basis. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The Company’s non-financial assets, such as ROU assets, and property and equipment, are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration which the entity expects to be entitled in exchange for those goods or services. In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company through its wholly owned subsidiary, Veriheal, generates revenue from service processing fees by facilitating patient consultations with licensed physicians for the purpose of medical marijuana (“MMJ”) card evaluations. Revenue is recognized at a point in time upon completion of both the consultation service and the licensed physicians providing a medical decision. This is when the performance obligation is satisfied. The Company acts as the principal in these transactions and recognizes the full transaction price as revenue when its performance obligation is satisfied. The service processing fees are paid in advance and are non-refundable, however, the Company may reserve the right to refund the fees under limited circumstances at its discretion. Payments received before the completion of the consultation service are recorded as unearned revenue to be recognized upon completion of both the consultation service and conveyance of the medical decision which generally occurs within two months but can take up to six months from the date of payment.

The Company through its wholly owned subsidiary, Veriheal, also engages in business-to-business activities whereby the Company provides services by collaborating with licensed medical professionals and clinics and offering digital marketing services to connect them with the Company’s patients. Additionally, the Company provides research services for certain universities and organizations. The Company recognizes revenues from marketing and research services for the agreed upon price when such services are completed, which satisfies the performance obligation.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

The Company through its wholly owned subsidiary, Dosepop, offers a comprehensive healthcare platform for both mental and physical health. The platform provides various treatments options by licensed professionals, addressing issues ranging from weight loss to anti-aging treatments. Revenue is recognized upon completion of both the consultation service and the licensed physicians providing the treatment option, which is when the performance obligation is satisfied.

The following table presents the Company’s revenue disaggregated by revenue stream for the following periods:

	For the Three Months Ended September 30,
	2025	2024
Consultation service – MMJ evaluations	$2,546,140	$4,027,477
Consultation service – various treatment options	558	5,928
Business-to-business - digital infrastructure service	-	21,700
Research service	13,200	11,000

Total revenues, net	$2,559,898	$4,066,105

	For the Nine Months Ended September 30,
	2025	2024
Consultation service – MMJ evaluations	$8,630,844	$13,380,288
Consultation service – various treatment options	8,333	8,508
Business-to-business - digital infrastructure service	834	33,650
Research service	35,200	19,000

Total revenues, net	$8,675,211	$13,441,446

Cost of Revenues

Cost of revenues primarily includes fees paid to contracted physicians for consultation services and merchant processing fees related to patient payments. These costs are directly attributable to revenue-generating activities and are expensed as incurred.

Sales and Marketing

The Company applies ASC 720 “Other Expenses” to account for marketing costs. Pursuant to ASC 720-35-25-1, the Company expenses marketing costs as incurred. Marketing costs include advertising through social media, digital marketing, influencer marketing and promotional campaigns. Marketing costs were $192,145 and $1,261,315 for the three months ended September 30, 2025 and 2024, respectively, and $662,015 and $4,065,659 for the nine months ended September 30, 2025 and 2024, respectively, were included in sales and marketing expenses on the consolidated statement of operations.

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $76,602 and $75,562 at September 30, 2025 and December 31, 2024, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses principally include prepayments in cash for insurance, rent, and technology services which are being amortized over the terms of their respective agreements. Other current assets primarily include credit card merchant receivable generally collected within two to three days from date of sale.

Property and Equipment

Property is carried at cost. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the terms of their respective leases. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets ranging from three to ten years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is determined by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows. There was no impairment during the nine months ended September 30, 2025 and 2024.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Income tax expense is the total of the current-year income tax due or refundable and the change in the deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of the tax benefit that is greater than fifty percent (50%) likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Management is not aware of any issues that could result in significant payments, accruals, or material deviation from its positions.

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction.

Management has concluded that there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis or tax laws, regulations and interpretations thereof as well as other factors.

The Company currently has no federal or state tax examinations in progress. As of September 30, 2025, the Company’s tax returns for the tax years 2024, 2023 and 2022 remain subject to audit, primarily by the Internal Revenue Service. The Company did not have material unrecognized tax benefits as of September 30, 2025 and does not expect this to change significantly over the next 12 months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of the provision for income taxes.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services along with non-employee services received in exchange for an award of equity instruments over the period the employee, director or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director or non-employee services received in exchange for an award based on the grant-date fair value of the award.

Lease Accounting

The Company follows ASC Topic 842, Leases (Topic 842) and applies the package of practical expedients, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Operating lease right of use assets (“ROU”) represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses. An amendment to a lease is assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification. For modified leases, the Company also reassesses the lease classification as of the modification’s effective date.

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”). The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive officer of the Company, who reviews operating results to make decisions about operating decisions, allocating resources and assessing performance for the entire Company. The CODM reviews and utilizes consolidated financial information, including revenue, gross profit, operating income (loss) and net income (loss) as reported on the consolidated statements of operations, to assess performance and allocate resources to support strategic priorities. Consolidated net income (loss) is our segment's primary measure of profit or loss. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets. The single segment constitutes all the consolidated entity, and the accompanying consolidated financial statements and the notes to the accompanying consolidated financial statements are representative of such amounts. For the nine months ended September 30, 2025, the Company operates in one operating segment.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

The table below provides information about the Company’s revenue, significant segment expenses and other segment expenses for the following periods.

	For the Three Months Ended September 30,
	2025	2024
Revenues	$2,559,898	$4,066,105
Cost of revenues	597,359	973,111
Gross profit	1,962,539	3,092,994
Less segment expenses:
General and administrative	72,715	86,666
Rent and occupancy expenses	61,178	84,143
Compensation and related taxes	1,547,786	1,200,536
Professional, consulting and contractor	516,384	557,835
Technology expense	115,134	82,151
Sales and marketing expenses	192,145	1,261,315
Loss from operations	$(542,803)	(179,652)
Less:
Other expense, net	(18,660)	(24,146)
Segment net loss	$(561,463)	$(203,798)
Depreciation	$1,893	$1,504

	For the Nine Months Ended September 30,
	2025	2024
Revenues	$8,675,211	$13,441,446
Cost of revenues	2,125,242	3,348,696
Gross profit	6,549,969	10,092,750
Less segment expenses:
General and administrative	216,616	365,318
Rent and occupancy expenses	185,369	245,219
Compensation and related taxes	4,755,021	3,708,704
Professional, consulting and contractor	1,631,150	1,628,105
Technology expense	353,730	295,863
Sales and marketing expenses	662,015	4,065,659
Loss from operations	$(1,253,932)	(216,118)
Less:
Other expense, net	(50,897)	(57,644)
Segment net loss	$(1,304,829)	$(273,672)
Depreciation	$5,593	$4,422

	September 30, 2025	December 31, 2024
Segment Assets	$260,618	$1,332,771

Concentrations

With respect to customer concentration, no customer accounted for more than 10% of total revenues for the nine months ended 30, 2025 and 2024. All revenues were generated in United States during the for the nine months ended September 30, 2025 and 2024.

With respect to revenue concentration by revenue stream, consultation service – MMJ evaluations accounted for 99.5% and 99.05% of total revenues for the three months ended September 30, 2025 and 2024, respectively, and 99.5% and 99.55% of total revenues for the nine months ended September 30, 2025 and 2024, respectively.

With respect to accounts receivable concentration, two customers accounted for 50% each of total accounts receivable at December 31, 2024 as compared to none at September 30, 2025.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU Topic 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025. Early adoption is permitted. Management does not believe the adoption of ASU 2023-09 will have a material impact on the consolidated financial statements and disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE) requiring additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. This standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 applies to all public business entities (PBEs) and is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact the adoption of ASU 2024-03 may have on the Company’s consolidated financial statements.

Note 3 – Going Concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

In accordance with ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that these consolidated financial statements are issued. As reflected in the consolidated financial statements, the Company had stockholders’ deficit, accumulated deficit and working capital deficit of approximately $1,958,000, $3,826,000 and $2,024,000, respectively, at September 30, 2025. A significant portion of our current liability (note payable) is already scheduled to be paid down for the remainder of year 2025 pending continued revenue generation.

The Company reported a net loss of approximately $1,305,000 for the nine months ended September 30, 2025. Notwithstanding this result, the Company continues to generate revenue and maintain active operations across its core business segment. Based on current forecasts and available cash as of September 30, 2025, the Company may require additional capital to fully support its planned growth initiatives and capital expenditures over the next twelve months.

Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern for at least the twelve months following the issuance of these consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan, generate sufficient revenues and raise additional capital resources as needed.

Note 4 — Property and Equipment

As of the dates presented, property and equipment consisted of the following:

	September 30, 2025	December 31, 2024
Leasehold improvements (10-year useful life)	$57,759	$57,759
Computer equipment (3-year useful life)	5,388	2,286
Less: accumulated depreciation	(12,330)	(6,737)
Total	$50,817	$53,308

For the three months ended September 30, 2025 and 2024, depreciation expense amounted to $1,893 and $1,504, respectively, and depreciation expense amounted to $5,593 and $4,422 for the nine months ended September 30, 2025 and 2024, respectively.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Note 5 – Lines of credit - Banks

The Company has a revolving line of credit with a financial institution, which balance is due on demand. This revolving line of credit is in the amount of $500,000. The revolving line of credit is secured by all the assets of Veriheal and personally guaranteed by the principal stockholders of the Company. The line bears a variable interest rate of 8.00% per annum as September 30, 2025 (8.50% per annum as of December 31, 2024). As of September 30, 2025 and December 31, 2024, respectively, the balance of the line of credit was $458,068 and $499,089, with $0, available at September 30, 2025. In April 2025, this credit line has been cancelled.

The Company has another revolving line of credit with a financial institution, which balance is due on demand. This revolving line of credit is in the amount of $25,000 and is personally guaranteed by the principal stockholders of the Company. The maturity date is on January 7, 2026 and renews annually unless cancelled. The line bears a variable interest rate of 13.50% per annum as September 30, 2025 (13.75% per annum as of December 31, 2024). The interest rate will vary with the market based on the prime rate and the Company’s credit worthiness, overall business relationship and line amount. . As of September 30, 2025 and December 31, 2024, respectively, the balance of the line of credit was $24,350 and $24,955, with $650, available at September 30, 2025.

Note 6 – Note Payable

The note balance consisted of the following at:

	September 30, 2025	December 31, 2024
Principal amount of note	$203,419	$643,058
Less: Current portion	(203,419)	(593,123)
Long-term portion	$--	$49,935

On January 20, 2022, the Company through its wholly owned subsidiary, Veriheal, entered into a Promissory Note Agreement with a certain bank (“Lender”), pursuant to which the Company issued a promissory note (the “Note”) to the Lender in the principal amount of $2,250,000 subject to default as defined, negative covenants as defined and right of set-off of Company’s balances held, and default interest rate of 5% . The maturity date of this Note is the payment due date  on January 20, 2026. The Note bears interest at 3.27% per annum. The first installment payment date shall be the payment due date in the month of January 2022. The Note is secured by all the assets of Veriheal and personally guaranteed by the principal stockholders of the Company.

The Company shall pay to the Lender the principal amount and interest owing pursuant to this Note in installments as follows:

(i)    Forty Seven (47) consecutive level monthly installments consisting of both principal and interest, each in the amount of $50,071, due and payable on the first installment payment date and each payment due date thereafter, and

(ii)  And one final installment, due and payable on the maturity date, in an amount equal to the outstanding principal amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

During the term of this Note, the Company shall have the option of paying the unpaid principal amount to the Lender in advance of the maturity date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least three (3) days prior to making such payment. With any prepayment in full of the principal amount balance, the Company shall also pay to the Lender all accrued interest and expenses owing pursuant to this Note.

Upon the occurrence of any event of default, the Lender without demand of performance or other demand to or upon the Company or any other person, may exercise all rights and remedies under the Company’s agreements with the Lender or its affiliates, may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Company.  All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an event of default as defined in the Note Agreement.  The Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or any affiliates or otherwise owing by the Lender or any affiliates in any capacity to the Company or any guarantor or endorser of this Note.  Such setoff shall be deemed to have been exercised immediately at the time the Lender elects to do so.

For the nine months ended September 30, 2025 and, 2024, the Company paid principal amounts of $439,639 and $500,712, respectively. For the three months ended September 30, 2025 and, 2024, interest expense incurred on the above note amounted to $2,469 and $7,180, respectively. For the nine months ended September 30, 2025 and, 2024, interest expense incurred on the above note amounted to $11,001 and $25,020, respectively.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Note 7 – Related Party Transactions

Due to Related Party

As of September 30, 2025 and December 31, 2024, $112,779 and $54,437, respectively, were payable to an affiliated company owned by the principal stockholders of the Company and primarily consisted of unpaid rent related to a ten-year lease agreement (see Note 8). This amount is unsecured and non-interest bearing.

Due to Officers

During the nine months ended September 30, 2025, the Company’s officers advanced an aggregate of $178,943 for working capital purposes. These loan advances bear no interest and are payable on demand. As of September 30, 2025 and December 31, 2024, respectively, due to officers was $178,943 and $0, respectively.

Note 8 - Commitments and Contingencies

Legal Proceedings

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation will not have a material adverse effect on its business, financial condition, results of operations, or cash flows. Contingent liabilities arising from potential litigation are assessed by management based on the individual analysis of these proceedings and on the opinion of the Company’s lawyers and legal consultants. There have been no provisions recorded for the nine months ended September 30, 2025 and 2024.

Regulated Industry

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which the Company provides, bills for services and collects reimbursement from governmental programs and private payors, the contractual relationships with the Company’s providers, vendors and customers, marketing activities and other aspects of the Company’s operations.

In a regulatory climate that is uncertain, the Company’s operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. This risk is especially acute in the healthcare industry given the level of government spending, oversight and control over the industry as a whole. Compliance with these evolving laws, regulations and interpretations may require us to change the Company’s practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on the Company’s results of operations. There could be laws and regulations applicable to the Company’s business that the Company have not identified or that, if changed, may be costly to the Company, and cannot predict all the ways in which implementation of such laws and regulations may affect the Company.

Employment Agreements

Effective September 14, 2023, the Company entered into Employment Agreements (the “Agreements”) with the CEO of the Company, Josh Green and the President of the Company, Samuel Adetunji (the “Officers”). The Agreements shall continue in full force and effect, until such time as the Officers and the Company mutually agree to its termination. The Company shall pay each Officer an annual salary equal to $1,200,000 and shall also pay bonus compensation of up to 20% of their annual salary for attaining annual company goals and objectives. On September 4, 2025, the Company entered into amended employment agreements (“First Amendment”) with the Officers whereby the annual salary was amended from $1,200,000 to $1,058,333. Except as expressly amended hereby, all of the other terms and conditions of the Agreements shall remain unchanged and in full force and effect in accordance with their original terms.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Each Officer is entitled to be issued up to 12,000,000 shares of common stock, subject to the terms of Employer’s Stock Incentive Plan (the “Plan”), upon the successful execution of an initial public offering (IPO) of the Company (the “Earn-Out Shares”) as incentive compensation for continual attainment and achievement of goals (see below). The Officers shall also participate in any bonus or incentive compensation programs. In the event of any merger, acquisition or change of control of the Company following an IPO, all of Earn-Out Shares shall immediately vest, and the Officer’s salary and benefits shall continue for a period of thirty- six (36) months thereafter, including annual bonus compensation.   Earn-Out Shares shall be eligible to the Officers as follows:

(a)   if the dollar volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds $6.00 per share for any 20-trading days within any 30-trading day period  during the period beginning on the effective date of the Company’s listing on the NYSE American stock exchange, and ending on the 18-month anniversary thereof, the Company shall issue to each Officer an aggregate of 4,000,000 Earnout Shares.

(b)  if the VWAP of the Company’s common stock equals or exceeds $7.00 per share for any 20 trading days within any 30-trading day period during the period beginning on the effective date of the 18-month of the anniversary of the Company’s listing on the NYSE American stock exchange, and ending on the second anniversary thereof, the Company shall issue to each Officer an additional aggregate of 4,000,000 Earnout Shares.

(c)  if the VWAP of the Company’s common stock equals or exceeds $8.00 per share for any 20 trading days within any 30-trading day period during the period beginning on the effective date of the second anniversary of the Company’s listing on the NYSE American stock exchange, and ending on the third anniversary thereof, the Company shall issue to each Officer an additional aggregate of 4,000,000 Earnout Shares.

Operating Lease – Related Party

In October 2023, the Company, through its wholly owned subsidiary, Veriheal, entered into a ten-year lease agreement with G&A Real Estate Investment Group, LLC, (“G&A”) a related party company owned by the principal stockholders, for a monthly rent of $15,000. The lease premises is located in Denver, Colorado. In October 2023, the Company recorded ROU assets and total lease liabilities of $1,184,125 based on an incremental borrowing rate of 9%.

On July 1, 2025, the Company entered into an amended lease agreement with G&A whereby the end of the lease term was amended from October 2033 to October 2025 unless otherwise terminated in accordance with the provisions of the lease or extended for an additional term, upon written mutual agreement, within 90 days prior to the end of the amended term. Upon the end of the amended term, the lease shall continue from month-to-month and be terminated upon giving 30-days prior written notice by either by Landlord or the Company. Except as expressly amended hereby, all of the other terms and conditions of the lease agreement shall remain unchanged and in full force and effect in accordance with their original terms. Under ASC 842, a lease qualifies for the short-term lease exemption only if the noncancellable term is 12 months or less and the Company is not reasonably certain to exercise any renewal options. Although, the arrangement provides for monthly renewals, management evaluates the use of the premises on a month-to-month basis and, based on current operational plans and intention to relocate to a more suitable office facility, is not reasonably certain to extend the arrangement beyond the current monthly term. Accordingly, the lease qualifies as a short-term lease.

The July 2025 amendment qualifies as a lease modification because it alters the contractual terms and does not create a separate lease since no new right of use was granted and lease payments did not increase to reflect a new right. This represents a modification of the existing lease, constituting a partial termination as defined in ASC 842-10-25-13.

Accordingly, the Company recalculated the lease liability for the shortened term (from October 2023 to October 2025) using the incremental borrowing rate as of July 1, 2025 of 9%, derecognized the carrying amounts of the ROU asset and lease liability of $1,045,514 associated with the terminated portion  and recognized a new ROU asset and lease liability for the remaining term of $44,333.

ROU is summarized below:

	September 30, 2025	December 31, 2024
Office lease	$1,228,458	$1,184,125
Less: accumulated amortization	(182,944)	(96,765)
Less: derecognition associated with terminated options	(1,045,514)	-
Operating lease right of use asset, net – related party	$-	$1,087,360

Operating Lease liabilities are summarized below:

	September 30, 2025	December 31, 2024
Office lease	$1,228,458	$1,184,125
Reduction of lease liability	(182,944)	(96,765)
Less: office lease, current portion – related party	-	(85,612)
Less: derecognition associated with terminated options	(1,045,514)	-
Long term portion of lease liability – related party	$-	$1,001,748

The weighted average remaining lease term for the related party operating lease is 0 as of September 30, 2025.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Operating Lease

In July 2023, the Company, through its wholly owned subsidiary, Alternative Medical Clinic, LLC, entered into a three-year lease agreement. The initial year (commencing on July 1, 2023) monthly lease payment was $1,798, in years two and three the monthly lease payments are $1,852 and $1,907 respectively. The lease premises is located in Tampa, Florida. In July 2023, the Company recorded ROU assets and total lease liabilities of $58,147 based on an incremental borrowing rate of 9%.

ROU is summarized below:

	September 30, 2025	December 31, 2024
Office lease	$58,147	$58,147
Less: accumulated amortization	(42,102)	(27,125)
Operating lease right of use asset, net	$16,045	$31,022

Operating Lease liabilities are summarized below:

	September 30, 2025	December 31, 2024
Office lease	$58,147	$58,147
Reduction of lease liability	(41,609)	(26,469)
Less: office lease, current portion	(16,538)	(20,530)
Long term portion of lease liability	$-	$11,148

Remaining future minimum lease payments under non-cancelable related party operating lease at September 30, 2025 are as follows:

Year ended December 31, 2025- remainder	$5,721
Year ended December 31, 2026	11,443
Imputed interest	(626)
Total operating lease liability	$16,538

The weighted average remaining lease term for the operating lease is 0.75 year as of September 30, 2025.

Other Operating Leases

The Company periodically rents other spaces on a month-to-month basis including its corporate headquarters located in McLean, Va.

Total rent expense amounted $58,433 and $70,322 (including rent expense - related party of $45,000 for both periods) during the three months ended September 30, 2025 and 2024, respectively. Total rent expense amounted $178,004 and $204,049 (including rent expense - related party of $135,000 for both periods) during the nine months ended September 30, 2025 and 2024, respectively.

Note 9 – Stockholders’ Deficit

Equity Incentive Plan

In September 2025, the Company’s board of directors approved and adopted the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), which reserves a total of 50,000,000 shares of Common Stock under the 2025 Equity Incentive Plan. The 2025 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. As of the date of this report, the Company has not issued any awards or grants under the plan.

Common Stock

As of September 30, 2025 and December 31, 2024, there were 20,000,003 and 11,500,000 shares of common stock outstanding, respectively.

Veri Medtech Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

September 30, 2025 and 2024

(Unaudited)

Common Stock Deemed Issued in Connection with the Recapitalization

Effective on January 1, 2025 (the “Closing Date”), Veri Holdings, Inc.  merged (the “Merger”) with and into Veri Medtech Holdings, Inc. (“Veri Medtech”), an inactive public company, in a transaction treated as a reverse merger and recapitalization of Veri Holdings. The shareholders of Veri Holdings received 11,500,000 shares of common stock of Veri Medtech representing approximately 81% of the total common stock outstanding just after the completion of the Merger. Consequently, the business of Veri Holdings became the business of Veri Medtech. The Merger has constituted a change of control or change in control with the consummation of the Merger.

The Merger is being accounted for as a reverse merger, and Veri Holdings is deemed to be the acquirer for accounting purposes under ASC 805, Business Combinations, since the stockholders of Veri Holdings obtained voting control of the combined entity post-merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Veri Holdings and its subsidiaries, and the financial statements after completion of the Merger will include the assets and liabilities of Veri Holdings and its subsidiaries and Veri Medtech, and the historical operations of Veri Holdings and its subsidiaries and the operations of Veri Medtech from the Closing Date of the Merger. The name of the Company has been retroactively changed in the accompanying consolidated financial statements and footnotes to reflect the new name of the public entity post-merger. Consequently, there were 2,780,314 shares of common stock and 100 shares of Series A preferred stock with super voting rights which were deemed issued in connection with this recapitalization.

Of the total preferred stock authorized, 100 shares had been designated as Series A Preferred Stock (“Series A Preferred Stock”), par value $0.0001 per share, pursuant to the Certificate of Designation for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware in December 2009. The Series A Preferred Stock shall have a stated value of $1.00 per share and liquidation value of $1.00 per share. The holder of Series A Preferred Stock shall not be entitled to receive any dividends. Each outstanding share of the Series A Preferred Stock shall represent 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of the stockholders. The Series A Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of common stock of the Company, and any other class or series of stock of the Company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Company and any other class or series of stock of the Company which by its term shall rank senior to the Series A Preferred Stock.

Common Stock Issued for Services

In January 2025, the Company granted an aggregate of 5,719,689 restricted common stock shares to certain officers and consultants for services. The aggregate of 5,719,689 restricted common stock had a fair value of $2,488,365 or approximately $0.44 per share of common stock based on the quoted trading price on the date of grant. The restricted common stock shall vest for one year and the total value will be recognized as expense pro rata over the vesting period. Total stock-based compensation expense for awards issued for services was $627,129 and $1,752,170 for the three and nine months ended September 30, 2025, respectively. A total unvested compensation expense of $736,195 at September 30, 2025 remains to be expensed.

Stock-based compensation expense for awards issued for services above were recorded in the following amounts as reflected in the unaudited consolidated statements of operations:

	For the three months ended September 30, 2025	For the nine months ended September 30, 2025
Compensation and related taxes	$578,072	$1,614,891
Professional, consulting and contractor fees	49,057	137,279
Total	$627,129	$1,752,170

Shares of Common Stock

Veri Medtech Holdings, Inc.

_______________________________

PRELIMINARY PROSPECTUS

________________________________

N E T W O R K  1  F I N A N C I A L

S E C U R I T I E S, I N C.

, 2026

Until ,_______ 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.  The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with our initial public offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee, and the New York Stock Exchange initial listing fee:

Amount to be Paid
SEC registration fee	$14,432
FINRA filing fee	19,130
New York Stock Exchange initial listing fee	146,000
Printing and engraving expenses	50,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	500,000
Transfer agent and registrar fees	15,000
Miscellaneous	55,438
Total	$1,800,000

* Estimated expenses.

Item 14. Indemnification of Directors and Officers

Section 17-16-851 of the Delaware Business Corporation Act permits a corporation to provide indemnification for a director of the corporation against liability incurred if (i) the director conducted himself in good faith; and (ii) he reasonably believed that his conduct was and/or at least not opposed to the corporation’s best interest; and, (iii) in the case of a criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or the director engaged in conduct for which broader indemnification under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(v).  Unless ordered by a court, a corporation may not indemnify a director under Section 17-16- 851: (i) in connection with a proceeding by or in the right of the Corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director met the standard of conduct set forth above; or (ii) in connection with any proceeding regarding conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity.

Section 17-16-852 of the Delaware Business Corporation Act provides that a corporation may indemnify officers as well as other employees and individuals against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been an officer, employee or agent to the corporation. The Delaware Business Corporation Act provides that indemnification may occur under any the articles of incorporation, bylaws, agreement, vote of shareholders or directors or contract approved by the Board of Directors or shareholders. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Name	Issue Date	Issuance	Number of Shares
Samuel Adentunji	Jan. 22, 2025	Founders	7,636,135
Joshua Green	Jan. 22, 2025	Founders	7,636,135
Mays Nakashima	Jan. 22, 2025	Services	100,000
Anthony Dutcher	Jan. 22, 2025	Services	300,000
Anthony Foscolos	Jan. 22, 2025	Services	300,000
Baiyina Abdas	Jan. 22, 2025	Services	100,000
Platinum Advisory	Jan. 22, 2025	Services	407,419
Clifford Hunt	Jan. 22, 2025	Services	160,000
John Bedeau	Jan. 22, 2025	Services	100,000
Erik Smith	Jan. 22, 2025	Services	200,000
Deirdre Phillips	Jan. 22, 2025	Services	100,000
Danny Wilson	Jan. 22, 2025	Services	100,000
Grant Guthrie	Jan. 22, 2025	Services	22,500
Hayley Steiner	Jan. 22, 2025	Services	22,500
Celeste Mittman	Jan. 22, 2025	Services	10,000
Lauren Dumale	Jan. 22, 2025	Services	25,000

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
3.1**	Certificate of Incorporation
3.2 **	By-laws
3.3**	Certificate of Designation
4.1**	Specimen Certificate for Common Stock
4.2*	Form of Underwriter’s Warrant
5.1*	Opinion of Clifford J. Hunt, P.A as to the legality of the securities being registered
10.1**	Form of Employment Agreement, by and between the registrant and its Executive Officers.
10.2**	Form of Independent Director Agreement by and between the registrant and its Independent Directors.
10.3**	Form of Consulting Agreement
10.4**	Lease Agreement dated October 15, 2023
10.5**	First Amendment to Lease dated August 28, 2025
10.6**	2025 Stock Incentive Plan
10.8**	Stock Repurchase Plan
10.9**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1	Consent of Salberg & Co.
23.2*	Consent of Clifford J. Hunt, P.A (contained in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this Registration Statement on Form S-1 filed on December 10, 2025)
99.1**	Charter of the Audit Committee
99.2**	Charter of the Compensation Committee
99.3**	Charter of the Nominating and Corporate Governance Committee
99.4**	Consent of Todd Jones, Independent Director Nominee
99.5**	Consent of Vijay Viswanathan, Independent Director Nominee
99.6**	Consent of Scott Dunnagan, Independent Director Nominee
99.7**	Form of Indemnity Agreement
99.8**	Insider Trading Policy
107**	Fee Table

*	To be filed by amendment.
**	Previously filed.

(b) Financial Statement Schedules

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, VA, on February 10, 2026.

Veri Medtech Holdings, Inc.

By: /s/ Joshua Green
Name: Joshua Green
Title: President

By: /s/ Faisal Malik
Name: Faisal Malik
Title: Principal Financial and Accounting Officer

 Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Adetunji	(Chief Executive	February 10, 2026
Samuel Adetunji	Officer), Secretary, Director

/s/ Faisal Malik	(Chief Financial	February 10, 2026
Faisal Malik	Officer)

/s/ Joshua Green	President, Treasurer, Director	February 10, 2026
Joshua Green	Treasurer, Director

/s/ Scott H. Dunnagan	Director	February 10, 2026
Scott H. Dunnagan

/s/ Vijay Viswanathan	Director	February 10, 2026
Vijay Viswanathan

/s/ Todd Jones	Director	February10, 2026
Todd Jones